Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
in re:	§	Chapter 11
§
EP ENERGY CORPORATION, et al.,	§	Case No. 19-35654 (MI)
§
	§	(Jointly Administered)
Debtors.[1]	§
§

NOTICE OF FILING OF PLAN SUPPLEMENT

IN CONNECTION WITH FOURTH AMENDED JOINT CHAPTER 11

PLAN OF EP ENERGY CORPORATION AND ITS AFFILIATED DEBTORS

PLEASE TAKE NOTICE THAT:

1.                  On October 3, 2019 (the “Petition Date”), EP Energy Corporation and its debtor affiliates in the above-captioned cases, as debtors and debtors in possession (collectively, the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

2.                  On January 13, 2020, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of EP Energy Corporation and Its Affiliated Debtors (ECF No. 685) (the “Plan”).2

3.                  On January 14, 2020, the Bankruptcy Court entered the Order (I) Approving Proposed Disclosure Statement; (II) Establishing Solicitation and Voting Procedures; (III) Establishing Rights Offering Procedures; (IV) Scheduling Confirmation Hearing; (V) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan; (VI) Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases (ECF No. 691) (the “Disclosure Statement Order”).

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: EP Energy Corporation (2728), EPE Acquisition, LLC (5855), EP Energy LLC (1021), Everest Acquisition Finance Inc. (0996), EP Energy Global LLC (7534), EP Energy Management, L.L.C. (5013), EP Energy Resale Company, L.L.C. (9561), and EP Energy E&P Company, L.P. (7092). The Debtors’ primary mailing address is 1001 Louisiana Street, Houston, TX 77002.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

4.                  In accordance with the Plan and Disclosure Statement Order, the Debtors hereby file this Plan Supplement consisting of the following documents:

Exhibit A	Bylaws of Reorganized Debtors
Exhibit B	Certificate of Incorporation of Reorganized Debtors
Exhibit C	Shareholder Agreement of Reorganized Debtors
Exhibit D	New Board Disclosure
Exhibit E	Employee Incentive Plan
Exhibit F	Exit Credit Agreement
Exhibit G	Schedule of Retained Causes of Action
Exhibit H	Schedule of Rejected Contracts
Exhibit I	Claims Oversight Monitor Agreement

5.                  The documents contained in the Plan Supplement are integral to, and are considered part of, the Plan. If the Plan is approved, the documents contained in this Plan Supplement will be approved by the Bankruptcy Court pursuant to the Confirmation Order.

6.                  A hearing to consider confirmation of the Plan is scheduled to begin on Wednesday, February 26, 2020 at 8:30 a.m. (Prevailing Central Time) before the Bankruptcy Court (the “Confirmation Hearing”).

7.                  As of the date hereof, the Debtors are still engaged in negotiations with the Initial Supporting Noteholders and Creditors’ Committee (each as defined in the Plan) with respect to the terms of the documents contained in the Plan Supplement. Consequently, the form of documents filed herewith reflects the latest draft of each document as of February 7, 2020. The Debtors, Initial Supporting Noteholders, and Creditors’ Committee reserve all of their respective rights with respect to the form of documents filed herewith and such documents remain subject in all respects to revision by such parties.

8.                  Copies of the exhibits contained in this Plan Supplement, and all documents filed in these chapter 11 cases are available free of charge by visiting https://cases.primeclerk.com/EPEnergy. You may also obtain copies of the pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

Dated: February 7, 2020
Houston, Texas

Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP
Alfredo R. Pérez (15776275)
Clifford W. Carlson (24090024)
700 Louisiana Street, Suite 1700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511
	Email:	Alfredo.Perez@weil.com
Clifford.Carlson@weil.com

-and-

WEIL, GOTSHAL & MANGES LLP
Matthew S. Barr (admitted pro hac vice)
Ronit Berkovich (admitted pro hac vice)
Scott R. Bowling (admitted pro hac vice)
David J. Cohen (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
	Email:	Matt.Barr@weil.com
Ronit.Berkovich@weil.com
Scott.Bowling@weil.com
DavidJ.Cohen@weil.com

Attorneys for the Debtors and Debtors in Possession

Certificate of Service

I hereby certify that on February 7, 2020, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas, and will be served as set forth in the Affidavit of Service to be filed by the Debtors’ claims, noticing, and solicitation agent.

Alfredo R. Pérez
Alfredo R. Pérez

Exhibit A

Bylaws of Reorganized Debtors

SECOND AMENDED AND RESTATED

BY-LAWS

of

EP ENERGY CORPORATION

(A Delaware Corporation)

As Adopted on [●], 2020

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Article I

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1           “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2           “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3           “Board” means the Board of Directors of the Corporation.

1.4           “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

1.5           “By-laws” means these Second Amended and Restated By-laws of the Corporation, as amended from time to time.

1.6           “Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

1.7           “Chair” means the Chair of the Board.

1.8           “Corporation” means EP Energy Corporation.

1.9           “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.10         “Directors” means the directors of the Corporation.

1.11         “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.12         “Office of the Corporation” means the executive office of the Corporation or any other offices at any other place or places where the Corporation is qualified to do business, as the Board may establish for purposes of these By-laws.

1.13         “President” means the President of the Corporation.

1.14         “Qualified IPO” has the meaning ascribed to such term in the Stockholders Agreement.

1.15         “Secretary” means the Secretary of the Corporation.

1.16         “Stockholders” means the stockholders of record of the Corporation.

1.17         “Stockholders Agreement” means the Stockholders Agreement, dated as of [______________], by and among the Corporation and all of the Stockholders, as amended from time to time.

1.18         “Treasurer” means the Treasurer of the Corporation.

Article II

STOCKHOLDERS

2.1           Place of Meetings. Meetings of Stockholders may be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as may be designated by the Board from time to time.

2.2           Annual Meetings.

(a)            A meeting of Stockholders for the election of Directors and such other business as may be properly brought before the meeting in accordance with these By-laws shall be held annually at such date and time as may be designated by the Board from time to time.

2.3           Special Meetings.

(a)           Special meetings of Stockholders may be called at any time by the Board and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

2.4           Record Date.

(a)           For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.

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(b)          If no such record date under Section 2.4(a) is fixed:

(i)            The record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii)           When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.3, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5           Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Notice Record Date and the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days or, if after the adjournment a new Notice Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(b)(ii) hereof and shall give notice of such adjourned meeting to each Stockholder entitled to vote at such meeting as of the Notice Record Date.

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2.6           Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a written waiver, signed by the Stockholder entitled to notice, or a waiver by electronic transmission by such Stockholder, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7           List of Stockholders. The Secretary shall prepare and make available, at least ten (10) days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

2.8           Quorum of Stockholders; Adjournment. Except as otherwise provided by these By-laws, at each meeting of Stockholders, the presence in person or represented by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders, shall constitute a quorum for the transaction of any business at such meeting. In the absence of a quorum, the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, or the person presiding over the meeting may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

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2.9           Voting; Proxies. At any meeting of Stockholders, all matters other than the election of directors (which shall be governed by Section 3.2), except as otherwise provided by the Certificate of Incorporation, these By-laws, the Stockholders Agreement or any applicable law, shall be decided by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Each Stockholder entitled to vote at a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new duly authorized proxy bearing a later date.

2.10         Voting Procedures and Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

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2.11         Conduct of Meetings. The Board may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate. The Board may elect a Chair from among its members. The Chair shall not be deemed an officer of the Corporation, unless the Board shall determine otherwise. At each meeting of Stockholders, the President or, in the absence of the President, the Chair or, if the Chair is absent, any officer of the Corporation designated by the Board shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting. The person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12         Consents in Lieu of Meeting. Any action to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a written consent is delivered to the Corporation in the manner required by this Section 2.12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation

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Article III

DIRECTORS

3.1           General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws, the Stockholders Agreement or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2           Number; Term of Office; Removal. Subject to the Stockholders Agreement, the authorized number of directors of the Corporation shall be established from time to time by the Board. Until so changed by the Board, the authorized number of directors of the Corporation shall be eight (8). Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until the Director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders of the Corporation.

3.3           Election of Directors. The directors shall be elected annually by the stockholders of the Corporation at the annual meeting of the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto.

3.4           Newly Created Directorships and Vacancies. Except as otherwise provided in the Certificate of Incorporation, or in the Stockholders Agreement, any vacancy occurring in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or a sole remaining Director. A Director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the Director whom he or she has replaced, a successor is elected and qualified or the Director’s death, resignation, disqualification or removal. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of their term of office.

3.5           Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if a time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effect. Upon the resignation of one or more Directors from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

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3.6           Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding Business Day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

3.7           Special Meetings. Special meetings of the Board may be held at such times and at such places as may be determined by the Chair or the President on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.10 hereof other than by mail or on at least three (3) days’ notice if given by mail in accordance with the Stockholders Agreement. Special meetings shall be called by the Chair, President or Secretary in like manner and on like notice on the written request of any two (2) or more Directors.

3.8           Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9           Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment; provided, however, that notice of the adjourned meeting need not be given if (a) the adjournment is for twenty-four (24) hours or less and (b) the time, place, if any, and means of remote communication, if any, are announced at the meeting at which the adjournment is taken. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.10         Notice Procedure. Subject to Sections 3.7 and 3.11 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation, the Stockholders Agreement or these By-laws, such notice shall be deemed given at the time that it is given in person or by telephone, deposited into the United States mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telecopy or by other means of electronic transmission.

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3.11         Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation, the Stockholders Agreement or these By-laws, a written waiver signed by the Director, or a waiver by electronic transmission by such Director, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.12         Organization. At each meeting of the Board, the Chair or, in his or her absence, another Director selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.13         Quorum of Directors. The presence of a majority of the total number of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board; provided, however, that in no case shall a quorum consist of less than one-third of the total number of Directors that the Corporation would have if there were no vacancies on the Board.

3.14         Action by Majority Vote. Except as otherwise expressly required by these By-laws, the Stockholders Agreement or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.15         Action Without Meeting. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such action by written consent or electronic transmission shall have the same force and effect as the unanimous vote of such directors.

3.16         Compensation. No stated salary need be paid to Directors, as such, for their services but, as fixed from time to time by resolution of the Board subject to the Stockholders Agreement, the Directors may receive reasonable compensation and reasonable and documented out-of-pocket fees and expenses (including travel and related expenses) incurred in connection with (i) attendance at directors’ meetings and (ii) conducting any other Corporation business requested by the corporation; provided that any Director that is a director, officer or employee of a Stockholder or any of its affiliates will not be entitled to any such compensation.

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Article IV

COMMITTEES OF THE BOARD

4.1           General. The Board may designate one or more committees in accordance with Section 141(c) of the DGCL. Unless the Board or Stockholders Agreement provides otherwise, at all meetings of such committee, a majority of the then authorized number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board or Stockholders Agreement provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III.

Article V

OFFICERS

5.1           Positions; Election. The officers of the Corporation shall be a President, a Secretary, a Treasurer and any other officers as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time. Any number of offices may be held by the same person.

5.2           Term of Office. Each officer of the Corporation shall serve at the pleasure of the Board and hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights.

5.3           President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and other duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Board and subject to the control of the Board in each case. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

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5.4           Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. In the absence of the Secretary at any such meeting, an Assistant Secretary or other person designated by the Board may perform such duties. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and perform such other duties as may be prescribed by the Board or by the President. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary, shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any other officer of the Corporation. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or the President.

5.5           Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

5.6           Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the President.

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5.7           Other Officers, Agents and Attorneys-in-fact. Subject to Section 5.1, the Board may appoint such other officers, agents and attorneys-in-fact as it deems advisable from time to time, who shall serve for such periods and exercise such powers and perform such duties as may be determined from time to time by the Board.

5.8            Actions with Respect to Securities of Other Entities. All stock and other securities of other entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person or persons authorized to do so by resolution of the Board or, in the absence of such authorization, by the President.

Article VI

GENERAL PROVISIONS

6.1           Certificates Representing Shares. The Corporation’s shares will be uncertificated; provided, that the Board may expressly elect to evidence shares by Certificate, and, if the Board so elects, such certificates shall be in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that each such certificates shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

6.2           Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

6.3           Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.4           Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided, that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

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6.5           Seal. The Corporation may have a corporate seal, which shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.6           Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

6.7           Amendments. Subject to the terms of the Stockholders Agreement, these By-laws may be amended or repealed and new By-laws may be adopted (i) by the Board or (ii) the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting .

6.8           Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to any applicable law, the Stockholders Agreement and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law, Stockholders Agreement or the Certificate of Incorporation, such conflict shall be resolved in favor of such law, the Stockholders Agreement or the Certificate of Incorporation.

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Exhibit B

Certificate of Incorporation of Reorganized Debtors

THIRD AMENDED and restated CERTIFICATE OF INCORPORATION

of

EP ENERGY CORPORATION

Adopted in accordance with the provisions of §303, §242, and §245 of the

General Corporation Law of the State of Delaware

*        *        *        *

EP Energy Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify that:

A.	The name of the Corporation is EP Energy Corporation. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 8, 2013 (the “Original Certificate of Incorporation”).

B.	The Original Certificate of Incorporation was amended and restated in its entirety by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 30, 2013 (the “Amended and Restated Certificate of Incorporation”).

C.	The Amended and Restated Certificate of Incorporation was further amended and restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 16, 2014 (the “Second Amended and Restated Certificate of Incorporation”).

D.	On October 3, 2019, EP Energy Corporation and certain of its affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) (Case No. 19-35654). This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 303, Section 242, and Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to the authority granted by the [Amended Joint Chapter 11 Plan of Reorganization of EP Energy Corporation and its Affiliated Debtors (the “Plan”), as confirmed on [●] by order (the “Order”) of the Bankruptcy Court. Provision for the filing of this Third Amended and Restated Certificate of Incorporation is contained in the Plan as confirmed by the Order of the Bankruptcy Court having jurisdiction over the reorganization case of EP Energy Corporation under Chapter 11 of the Bankruptcy Code.

E.	The Corporation’s Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is “EP Energy Corporation” (the “Corporation”).

ARTICLE II

Address; Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Capital Stock

4.1          Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is [●] shares of Common Stock, with the par value of $[0.01] per share (the “Common Stock”). The authorized number of shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, and no separate vote of such class or series of stock the authorized number of which is to be increased or decreased shall be necessary to effect such change.

4.2          Voting. Except as may otherwise be provided in this Certificate of Incorporation or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

4.3          Dividends. Subject to applicable law, dividends may be declared and paid on the Common Stock out of funds legally available therefor at such times and in such amounts as the Board in its discretion shall determine.

4.4          Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

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4.5          Prohibitions on Non-Voting Securities. For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities; provided, however, that the foregoing restriction (i) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such section is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

ARTICLE V

Board of Directors

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

Business Combinations With Interested Stockholders

The Corporation hereby elects not to be governed by the provisions of Section 203 of the DGCL (“Section 203”).

ARTICLE VII

Limitation of Liability

To the fullest extent permitted under the DGCL, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of this Article VII shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ARTICLE VIII

Indemnification

8.1          Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or, while holding such office or serving in such position, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against any and all claims, liability, damages and losses suffered and costs and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (including amounts paid in satisfaction of judgments, in compromises, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) whatsoever, known or unknown, liquidated or unliquidated actually and reasonably incurred by such Covered Person; provided, however, that except as provided by Section 8.3, the Corporation shall indemnify a Covered Person seeking indemnification pursuant to this Section in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

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To the fullest extent permitted by applicable law, each agreement or obligation of the Debtors (as defined in the Plan) to indemnify any of the Debtors’ current and former managers, directors, officers, equity holders, members, employees, accountants, investment bankers, attorneys, other professionals, or agents of the Debtors and such current and former managers’, directors’, officers’, equity holders’, members’, employees’, accountants’, investment bankers’, attorneys’, other professionals’ and agents’ respective Affiliates (“Subject Persons”) in effect as of the Petition Date (as defined in the Plan), whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management, or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, exculpate, reimburse, or limit the liability of, or to advance fees and expenses to, any of the Subject Persons shall remain intact, are irrevocable, survive the Effective Date (as defined in the Plan) and are hereby incorporated herein, and the Corporation shall be the indemnitor of first resort for all such persons in respect of such indemnifications.

8.2          Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

8.3          Claims. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim; provided, that such 30 day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Corporation in good faith requires such additional time to evaluate such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

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8.4          Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

8.5          Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

8.6          Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

8.7          Other Indemnification and Prepayment of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the By-laws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware.

ARTICLE X

Adoption, Amendment or Repeal of By-Laws

The Board is authorized to adopt, amend or repeal the By-laws.

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ARTICLE XI

Certificate Amendments

The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Article XI.

ARTICLE XII

Related Persons; Corporate Opportunity

Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, in any way be invalidated by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). The fact that any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, shall not affect the validity of such contract or transaction; provided, that the fact that such person is a Related Person is disclosed or is known to the Board; and any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any Subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such Subsidiary or affiliated corporation.

The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, to any of the stockholders or any directors of the Corporation who are employees, partners, officers or directors of any of the stockholders or any of their Affiliates (but not, for the avoidance of doubt, any directors of the Corporation who are employees or officers of the Corporation or any of its Subsidiaries). No stockholders nor any of their Affiliates (including, without limitation, any director who is an employee, partner, officer or director of any stockholder or any of their Affiliates) shall have any obligation to refrain from (i) engaging in or managing the same or similar activities or lines of business as the Corporation or its Subsidiaries, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business, as or otherwise in competition with, the Corporation and its Subsidiaries or (iii) doing business with any client or customer of the Corporation or its Subsidiaries (each of the activities referred to in clauses (i)-(iii), a “Specified Activity”) and (iv) the Corporation renounces on behalf of itself and its Subsidiaries any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any stockholder or any of their Affiliates (including, without limitation, any director who is an employee, partner officer or director of any stockholder or any of their Affiliates).

Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.

IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Third Amended and Restated Certificate of Incorporation this [●] day of [●], 2020.

By:	/s/ [●]
Authorized Officer: [●]

[Signature Page to Amended and Restated Certificate of Incorporation of EP Energy Corporation]

Exhibit C

Shareholder Agreement of Reorganized Debtors

EP ENERGY CORPORATION

STOCKHOLDERS AGREEMENT

DATED AS OF [●], 2020

TABLE OF CONTENTS [UPDATE TOC]

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of [●], 2020, by and among EP Energy Corporation, a Delaware corporation (the “Company”), each of the Stockholders (as defined below) named on the signature pages hereto or deemed party hereto pursuant to the Plan (as defined below), as applicable, and each Person (as defined below) that hereafter becomes a Stockholder.

WITNESSETH

WHEREAS, in connection with a reorganization and recapitalization of Company and its [Debtor Affiliates] under the Bankruptcy Code (the “Restructuring”), the Stockholders as of the date of this Agreement have received shares of Common Stock pursuant to the Joint Chapter 11 Plan of Reorganization, as filed with the United States Bankruptcy Court for the Southern District of Texas, Chapter 11 Case No. 19-35654 (MI) (including all exhibits, schedules, supplements, and ancillary documents, and as may be amended from time to time, the “Plan”) for the Company, and its affiliated debtors in the jointly administered cases which were commenced under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas Houston Division;

WHEREAS, pursuant to the Restructuring, the Company has adopted each of (i) the Certificate of Incorporation and (ii) the Bylaws; and

WHEREAS, the Company and the Stockholders party hereto wish to provide for certain matters relating to the management and administration of the affairs of the Company on the terms and conditions set forth herein.

NOW, THEREFORE, pursuant to, and in consideration of the obligations of the Company and the Stockholders under the Plan, the premises and the mutual agreements, covenants and provisions contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1. DEFINITIONS; RULES OF INTERPRETATION

Section 1.1       Definitions.   As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending on reference:

“1% Stockholder” means at any date of determination each Stockholder who, together with its Affiliates, as of a specified date, owns or holds with the power to vote 1% or more of the outstanding shares of Common Stock as of such date.

“10% Stockholder” means at any date of determination each Initial Stockholder who, together with its Affiliates, as of a specified date, owns or holds with the power to vote 10% or more of the outstanding shares of Common Stock as of such date.

“10% Threshold” has the meaning set forth in Section 2.1(c)(ii).

“10% Threshold Event” has the meaning set forth in Section 2.1(c)(ii).

“Accredited Investor” has the meaning defined in Regulation D promulgated under the Securities Act.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or any Related Fund of any of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall (i) any Stockholder or any of its Affiliates be deemed to be an Affiliate of any other Stockholder or any of its Affiliates (other than the Company) solely by reason of such Stockholder’s control of the Company or (ii) in the case of a Person that is a fund, pooled investment vehicle or managed account or an Affiliate thereof, an Affiliate include any portfolio company of such Person or any Related Fund of such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Approved IPO” has the meaning set forth in Section 5.2.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board” means the Board of Directors of the Company.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

“Bylaws” means the bylaws of the Company, adopted [●], 2020, as such bylaws may be amended, modified or amended and restated and in effect from time to time.

“Cause” with respect to any Director means (a) the indictment or conviction of such Director of a crime constituting a felony under the laws of any state, the District of Columbia or the United States, or (b) a “bad actor” disqualifying event applicable to such Director described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, as may be amended, modified, supplemented or amended and restated and in effect from time to time, including any certificates of correction or amendment thereto that are filed with the Secretary of State of the State of Delaware.

“Common Stock” means common stock of the Company, par value $0.01 per share.

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“Company” has the meaning set forth in the preamble of this Agreement.

“Company Debt” means indebtedness for borrowed money of the Company or any of its Subsidiaries, including the Exit Credit Agreement (as defined in the Plan) and the Reinstated Debt.

“Company Sale Notice” has the meaning set forth in Section 6.5(b).

“Company Securities” has the meaning set forth in Section 3.1(a).

“Competitor” means any Person primarily engaged, directly or indirectly, other than through the Company and its Subsidiaries, in the exploration and production of onshore oil and natural gas properties in the United States; provided, that no Person that is, or is owned directly or indirectly by, a fund, pooled investment vehicle or managed account shall be deemed to be a Competitor solely on account of owning securities of a Competitor or having the right to appoint one or more members of the board of directors or similar governing body of a Competitor so long as information required to be kept confidential under Section 6.4 provided to such Person is not provided or disclosed to such Competitor or its directors (other than a director appointee of such Person in such director appointee’s role as an officer or employee of such Person or its Affiliate (other than such Competitor)), officers or employees.

“Covered Transfer” means a Transfer of Shares by a Proposed Seller to any Person other than a Permitted Transferee of such Proposed Seller in an aggregate amount equal to 20% or more of the outstanding shares of Common Stock in a single transaction or a series of related transactions, but specifically excluding any Transfer by a Stockholder (a) pursuant to Section 4.1(b) or (b) as a Drag-Along Seller or Dragged Stockholder in a Drag-Along Sale.

“Demand Registration Notice” has the meaning set forth in Section 3.1(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dilutive Securities” has the meaning set forth in Section 6.5(a).

“Director” means a member of the Board.

“Director Nominee” means each person nominated as a Director pursuant to Section 2.1(c)(ii).

“Drag-Along Notice” has the meaning set forth in Section 5.1(a).

“Drag-Along Sale” shall mean (i) a sale transaction pursuant to which a buyer has agreed to purchase all or substantially all of the outstanding shares of Common Stock, (ii) any merger or consolidation of the Company with or into any other corporation or entity (other than transactions solely involving the merger or consolidation of a wholly owned Subsidiary with or into the Company or another wholly owned Subsidiary of the Company) pursuant to which, as of immediately following such merger or consolidation, all or substantially all of the outstanding shares of Common Stock will be held by Persons other than the Stockholders (or their Permitted Transferees) as of immediately preceding such merger or consolidation or (iii) the sale, transfer or other disposition of all or substantially all of the assets or business of the Company and its Subsidiaries, taken as a whole, which is followed by a distribution to the Stockholders of the net proceeds of such sale; provided, that in no event shall any of the transactions described in clauses (i), (ii) and (iii) of this definition be deemed a Drag-Along Sale unless such transaction has been approved by (x) Stockholders holding a majority of the then outstanding shares of Common Stock and (y) Directors constituting at least 67% of the Whole Board.

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“Drag-Along Sellers” has the meaning set forth in Section 5.1(a).

“Dragged Stockholders” means, collectively, with respect to any Drag-Along Sale, all of the Stockholders to whom a Drag-Along Notice with respect to such Drag-Along Sale is given pursuant to Section 5.1(a).

“Drag-Along Triggering Event” has the meaning set forth in Section 5.1(a).

“Eligible Participating Stockholder” has the meaning set forth in Section 5.3(a).

“Employee Incentive Plan” means the Company’s Employee Incentive Plan as may be adopted by the Company from time to time pursuant to the Plan.

“Employee Shares” means any shares of Common Stock received by a Stockholder under or pursuant to the terms of the Employee Incentive Plan or any other employee stock option plan, stock purchase plan, employee benefit plan, employment contract or any similar benefit or incentive program or agreement covering directors, employees or consultants of the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Act Reporting Date” means the first date after the Plan Effective Date on which the Company becomes required under the Exchange Act to file reports pursuant thereto.

“Family Members” means, with respect to any natural Person, such Person’s immediate family, which shall include such Person’s spouse, children, parents and lineal descendants of such Person’s parents (in each case, natural or adopted).

“Family Vehicle” of any natural Person means a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Person or one or more Family Members of such Person.

“FINRA” means the Financial Industry Regulatory Authority.

“Forfeiting Nominating Stockholder” has the meaning set forth in Section 2.1(c)(ii).

“Form S-1” means a registration statement filed with the SEC on Form S-1 (or any successor form or other appropriate form under the Securities Act).

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“Form S-3” a registration statement filed with the SEC on Form S-3 or Form S-3ASR (or any successor form or other appropriate form under the Securities Act).

“Initial Commitment Party” has the meaning set forth in the Backstop Commitment Agreement, dated as of October 18, 2019, among the Company, each of the other Debtors listed on Schedule 1 thereto and the Commitment Parties party thereto.

“Initial Directors” has the meaning set forth in Section 2.1(b).

“Initial Public Offering” means the initial Public Offering consummated after the Plan Effective Date.

“Initial Requesting Holder” means, with respect to any registration of Registrable Securities that is requested pursuant to Section 3.1(a), the Stockholder or Stockholders (as the case may be) who made the underlying Registration Demand.

“Initial Stockholders” means (a) each Person (other than the Company) named on the signature pages to this Agreement and (b) each Person deemed to be a party to this Agreement pursuant to Section 5.9 of the Plan.

“Losses” has the meaning set forth in Section 3.7(a).

“Major Action” has the meaning set forth in Section 2.3.

“Necessary Action” means, with respect to a specified result, all actions within the applicable party’s control that are permitted by law and reasonably necessary or desirable to cause such result, including (i) including each Director to be nominated pursuant to Section 2.1 in the Company’s slate of nominees to the Stockholders for each election of Directors, (ii) attending meetings in person or by proxy for purposes of obtaining a quorum, (iii) voting or providing a written consent or proxy with respect to shares of Common Stock, (iv) causing the adoption of Stockholders’ resolutions and amendments to the Organizational Documents, (v) executing agreements and instruments, (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result, and (vii) causing the election or removal of Directors. provided, however, that Necessary Action shall not include, with respect to any Stockholder (x) any obligation to make any payments or to assume or incur any expenses or liabilities (except as required under this Agreement) and/or (y) any obligation to attend a meeting unless the Company makes reasonable provisions to allow Stockholders to attend via conference call.

“Nominating Stockholder” means each of (a) the [ELLIOT ENTITIES], together with each Permitted Transferee of such Persons made party hereto as a Stockholder from time to time, and (b) the [APOLLO ENTITIES], together with each Permitted Transferee of such Persons made party hereto as a Stockholder from time to time.

“Observer” has the meaning set forth in Section 2.4.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

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“Permitted Offering” has the meaning set forth in Section 6.5(c).

“Permitted Transferee” of any Person means an Affiliate, Family Member, Family Vehicle or Personal Representative of such Person.

“Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.

“Personal Representative” means, with respect to any natural Person, the estate, executor, executrix or other personal representative, custodian, administrator or guardian of such natural Person.

“Piggyback Registration” means any proposed filing of a Registration Statement with respect to Company Securities that requires the Company to provide the Stockholders with a Piggyback Registration Notice.

“Piggyback Registration Notice” has the meaning set forth in Section 3.2(a).

“Piggyback Registration Request” has the meaning set forth in Section 3.2(a).

“Plan” has the meaning set forth in the recitals to this Agreement.

“Plan Effective Date” has the meaning set forth in the Plan with respect to the term “Effective Date.”

“Pledgee” has the meaning set forth in the definition of “Transfer” herein.

“Preemptive Rights Offer” has the meaning set forth in Section 6.5(b).

“Preemptive Rights Period” has the meaning set forth in Section 6.5(b).

“Preemptive Rights Stockholder” has the meaning set forth in Section 6.5(a).

“Priority Stockholder” means each Stockholder that is both (i) an Initial Commitment Party and (ii) a 1% Stockholder.

“Proposed Buyer” has the meaning set forth in Section 5.3(a).

“Proposed Offering” has the meaning set forth in Section 6.5(a).

“Proposed Sale” has the meaning set forth in Section 5.3(a).

“Proposed Seller” has the meaning set forth in Section 5.3(a).

“Public Offering” means any bona fide firm commitment underwritten sale of Common Stock to the public pursuant to an effective Registration Statement.

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“Registrable Securities” means all shares of Common Stock issued by the Company to a Stockholder pursuant to the Plan, any additional shares of Common Stock held by a Stockholder (including Shares acquired upon the exercise of any preemptive rights and upon exercise of options or settlement of other awards issued pursuant to the Employee Incentive Plan or any similar plan), and any additional Shares issued or distributed by way of a dividend or other distribution in respect of any such Shares; provided, that such Registrable Securities shall cease to be Registrable Securities (i) upon any sale pursuant to a Registration Statement or Rule 144, (ii) upon repurchase by the Company or (iii) at such time as (x) such Shares are freely tradeable by the Stockholder thereof without volume or other limitations under Rule 144 and (y) such Shares are not held by an Initial Commitment Party.

“Registration Demand” has the meaning set forth in Section 3.1(a).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with Article 3, including (i) the fees, disbursements and expenses of the Company’s counsel and accountants (including the expenses of any annual audit letters and “cold comfort” letters required or incidental to the performance of such obligations), (ii) the reasonable fees and disbursements of one counsel for all of the Selling Holders, which counsel shall be selected by the Company and be reasonably acceptable to holders of a majority of the Registrable Securities to be registered on the Registration Statement, (iii) all expenses, including filing fees, in connection with the preparation, printing and filing of the Registration Statement, any free writing, preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers, (iv) the cost of printing or producing any agreements among underwriters, underwriting agreements, any selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of, (v) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state securities laws, (vi) the filing fees incidental to securing any required review by FINRA of the terms of the sale of the securities to be disposed of, (vii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (viii) all security engraving and security printing expenses, (ix) all fees and expenses payable in connection with the listing of the securities on any national securities exchange and (x) all rating agency fees.

“Registration Request” has the meaning set forth in Section 3.1(a).

“Registration Statement” means a registration statement under the Securities Act that is filed by the Company with the SEC for a public offering and sale of securities of the Company, other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto.

“Reinstated Debt” means the Reinstated 1.125L Notes and the Reinstated 1.25L Notes (each as defined in the Plan).

“Related Fund” means, with respect to any Stockholder, a fund, pooled investment vehicle, managed account or other entity now or hereafter existing that is (i) directly or indirectly controlled by one or more general partners or managing members, or any Affiliates of such general partners or managing members, of such Stockholder, or (ii) otherwise, directly or indirectly, managed or advised by such Stockholder or the entity that manages or advises such Stockholder.

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“Remaining Director” has the meaning set forth in Section 2.1(c)(iii).

“Requesting Holder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article 3, any Stockholder who is an Initial Requesting Holder or timely submits a Registration Request pursuant to Section 3.1 or any Stockholder who timely submits a Piggyback Registration Request pursuant to Section 3.2.

“Restructuring” has the meaning set forth in the recitals.

“Rule 144” means Rule 144 under the Securities Act, and any successor rule or regulation hereafter adopted by the SEC.

“SEC” means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder.

“Selling Holder” means, with respect to any Registration Statement that is used to register Registrable Securities pursuant to Article 3, any Stockholder who beneficially owns Registrable Securities or other shares of Common Stock included in such Registration Statement.

“Shares” means, collectively, all shares of Common Stock held by the Stockholders and shall include all securities issued or issuable with respect thereto by way of a split, dividend, or other division of securities, or in connection with a combination of securities, conversion, exchange, replacement, recapitalization, merger, consolidation, or other reorganization or otherwise.

“Shelf Takedown” has the meaning set forth in Section 3.1(d).

“Stockholders” means, collectively, (i) all Initial Stockholders, (ii) any Permitted Transferee, (iii) any other Person who is a Transferee of Shares beneficially owned by another Stockholder in a Transfer that complies with the terms and conditions of this Agreement and who is required by this Agreement to agree to be bound by the terms and conditions of this Agreement and (iv) any other person who otherwise holds Shares and becomes a party to this Agreement pursuant to the terms and conditions of this Agreement.

“Subsidiary” means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person.

“Tag-Along Notice” has the meaning set forth in Section 5.3(a).

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“Tag-Along Portion” means, with respect to any Tagging Stockholder in any Proposed Sale that is subject to Section 5.2, a number of Shares, rounded down to the nearest whole Share, equal to (i) the total number of Shares proposed to be Transferred by the Proposed Seller in such Proposed Sale multiplied by (ii) a fraction the numerator of which is the total number of Shares held by such Tagging Stockholder immediately prior to such Transfer and the denominator of which is the total number of Shares outstanding immediately prior to such Transfer.

“Tagging Stockholder” has the meaning set forth in Section 5.3(b).

“Transfer” means, with respect to any Common Stock or other security of the Company, to directly or indirectly sell, exchange, transfer, hypothecate, negotiate, gift, bequeath, convey in trust, pledge, mortgage, grant a security interest in, assign, encumber, or otherwise dispose of all or any portion of such Common Stock or other security, including by recapitalization, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise, by operation of law or otherwise; provided, however, that a pledge or grant of a security interest in Shares to secure a “bona fide” loan shall in no event be deemed a Transfer for any purpose of this Agreement so long as the Pledgee’s interest in the Shares is limited to an actual or contingent economic interest, it being understood and agreed that the pledge or grant of a security interest in Shares does not grant such Pledgee the rights of a Stockholder under this Agreement, including any right to vote, or the right to direct the vote of, the pledged Shares; provided, further, that any foreclosure, transfer in lieu of foreclosure or other enforcement of such pledge or security interest shall be deemed to constitute a Transfer hereunder and shall be subject to the rights of the Company and the Stockholders set forth in this Agreement (including but not limited to Article 4 and Article 5). “Transferred,” “Transferor” and “Transferee” shall have the correlative meanings.

“Transfer Request” has the meaning set forth in Section 4.1(d).

“Triggering Stockholder” means any Stockholder holding (together with its Affiliates) 30% or more of the then outstanding shares of Common Stock.

“Underwriter’s Maximum Number” has the meaning set forth in Section 3.1(j).

“Underwriting Agreement” has the meaning set forth in Section 3.6.

“Whole Board” means the total number of Directors which the Board would at the time have if there were no vacancies; provided, however, that any vacancies existing for longer than ten (10) Business Days shall not be counted towards the total number of Directors for purposes of this definition.

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Section 1.2       Rules of Interpretation.     Unless the context otherwise clearly requires: (a) a term defined herein has the meaning assigned to it; (b) “or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) references to a Person are also to its permitted successors and permitted assigns; (e) all references in this Agreement to “including” shall be deemed to be followed by the phrase “without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; (g) any definition of or reference to any agreement, instrument, document, statute, rule or regulation herein shall be construed as referring to such agreement, instrument, document, statute, rule or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein; (h) each reference herein (other than in any Schedule or Exhibit to Share numbers or amounts shall be appropriately adjusted for any Share split, recapitalization, recombination, reclassification or the like with respect to such Shares occurring after the date hereof; and (i) the word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not merely mean “if.” This Agreement is among financially sophisticated and knowledgeable Persons and is entered into by such Persons in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors such as the Person who prepared, or caused the preparation of, this Agreement or the relative bargaining power of such Persons. Subject to applicable law, wherever in this Agreement a Stockholder is empowered to take or make a decision, direction, consent, vote, determination, election, action or approval in such Person’s capacity as a Stockholder, such Stockholder is entitled to consider, favor and further such interests and factors as it desires, including its own interests, and has no duty or obligation to consider, favor or further any other interest of the Company, any Subsidiary or any other Stockholder. For purposes of this Agreement, ownership of Common Stock or Shares by a Nominating Stockholder and each Permitted Transferee thereof shall be aggregated for purposes of satisfying any ownership thresholds set forth herein

ARTICLE 2. CORPORATE GOVERNANCE

Section 2.1       Election of Directors; Number and Composition of the Board.

(a)         Generally. Each Stockholder and the Company hereby agrees to take all Necessary Action so as to (i) cause the Board to be constituted with the number of persons specified in Section 2.1(f), and (ii) take or effectuate the other provisions of this Section 2.1.

(b)         Initial Board. The initial Board as of the Plan Effective Date shall consist of the Directors identified below in accordance with the terms and conditions of the Plan (collectively, the “Initial Directors”), and each Stockholder hereby consents to the election of each such Initial Director, effective as of the Plan Effective Date:

Name of Director	Nominating Stockholder
CEO

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(c)         Subsequent Board Composition. On and following the Plan Effective Date, the Company and each of the Stockholders shall take all Necessary Action to cause the Board to be constituted as follows:

(i)                 Chief Executive Officer Director. One (1) Director shall be the Chief Executive Officer of the Company at such time (the “CEO Director”).

(ii)                Nominating Stockholder Directors. Each Nominating Stockholder will have the right to nominate for election to the Board one (1) individual (a “Nominating Stockholder Director”) for each 10% of the issued and outstanding Common Stock owned by such Nominating Stockholder as of the Plan Effective Date (each such 10% threshold, a “10% Threshold”), in each case after giving effect to the initial grants pursuant to the Employee Incentive Plan; provided, that (x) in calculating the percentage ownership of Common Stock of any Nominating Stockholder for purposes of this section, such Nominating Stockholder’s holdings shall be rounded down to the nearest 10% (i.e., no fractional designation rights) and (y) in the event the percentage ownership of Common Stock of any Nominating Stockholder falls below a 10% Threshold (a “10% Threshold Event”), such Nominating Stockholder (a “Forfeiting Nominating Stockholder”) will forfeit the right to nominate one (1) Director upon the occurrence of each such 10% Threshold Event. For the avoidance of doubt, in the event the percentage ownership of Common Stock of any Nominating Stockholder increases above any 10% Threshold at any time, such Nominating Stockholder shall not be entitled to any increase in nomination rights for purposes hereof.

(iii)               Remaining Directors. If the number of Nominating Stockholder Directors (giving effect to the requirements of Section 2.1(d)(ii)) plus the CEO Director is less than the number of Directors specified to be the size of the Board pursuant to Section 2.1(f), then a number of Directors equal to the resulting vacancies shall be elected at the annual meeting of Stockholders by the Stockholders in accordance with the Certificate of Incorporation and the Bylaws; provided, that prior to such annual meeting of the Stockholders, such vacancy may be filled by the Board, subject to the Bylaws and Exhibit A.

(iv)               Notwithstanding anything to the contrary herein, the right to designate Directors to the Board pursuant to this Section 2.1(c) is personal to each Nominating Stockholder to whom such rights have been granted, and such rights shall not be transferred in connection with the Transfer of any Share(s) held by such Nominating Stockholder or otherwise.

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(d)         Removal; Vacancies.

(i)                 Each Director will serve on the Board for such term as set forth in the Organizational Documents and this Agreement. The Stockholders will take all Necessary Action within their control to remove a Director from the Board if (A) a majority of the Board votes at any annual or special meeting of the Board, or acts by written consent of a majority of the Board at any time, to recommend to the Stockholders that such Director be removed with Cause or (B) if such Director is an Initial Director or a Nominating Stockholder Director, promptly upon receipt of written request (which may be with or without Cause) of the Nominating Stockholder that designated such Nominating Stockholder Director pursuant to Section 2.1(c)(ii) (or, in the case of an Initial Director, the Nominating Stockholder set forth opposite such Initial Director’s name in the table provided in Section 2.1(b)).

(ii)                Any Director may resign at any time upon written notice to the Company. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

(iii)               Promptly following the occurrence of any 10% Threshold Event with respect to a Nominating Stockholder (and in any event within five (5) Business Days thereafter), such Forfeiting Nominating Stockholder shall take all Necessary Action to remove one (1) Director that was designated by such Forfeiting Nominating Stockholder from the Board.

(iv)              Vacancies on the Board (whether caused by the death, incapacity, resignation or removal of a Director) shall be filled in accordance with the nomination and election rights set forth in Section 2.1(c). For the avoidance of doubt, in the event any vacancy is with respect to a Director that a Nominating Stockholder is entitled to designate to the Board pursuant to Section 2.1(c), then such Nominating Stockholder shall be entitled to designate a Director to fill such vacancy.

(e)         Compensation. Directors will be entitled to reasonable and documented out-of-pocket fees and expenses (including travel and related expenses) incurred in connection with (i) attendance at Board meetings and any meetings of committees of the Board and (ii) conducting any other Company business requested by the Company. Directors shall also be entitled to reasonable compensation for services to the Company in their capacities as Directors in such manner and in such amounts as may be fixed from time to time by the Board; provided, however, that any Director that is an officer or employee of the Company or any of its Subsidiaries or a director, officer or employee of any Nominating Stockholder shall not be entitled to any such compensation (other than, for the avoidance of doubt, any reasonable and documented out-of-pocket fees and expenses as set forth in the first sentence of this Section 4.1(e)).

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(f)          Board Size. The Company and each Stockholder, shall take all Necessary Action to cause the Board to be comprised of eight (8) Directors until such time as a 10% Threshold Event has occurred, and, thereafter, to be comprised of seven (7) Directors.

(g)         Support.

(i)                 Each Stockholder shall take all Necessary Actions within its control, including being present and voting, in person or by proxy, all of its shares of Common Stock, at any annual or special meeting of Stockholders or by the written consent of Stockholders in lieu of a meeting, and take all other Necessary Action to effect the provisions of Section 2.1, including, for so long as the Nominating Stockholders have the right to nominate one (1) or more Director(s) for election pursuant to Section 2.1(c)(ii), (x) in connection with each election of Directors, causing a Director Nominee to be elected as a member of the Board pursuant to Section 2.1(c) and (y) causing a Director to be removed pursuant to Section 2.1(d). In furtherance of the foregoing, each Stockholder hereby agrees (i) to sign a written consent voting all of such Person’s Common Stock in favor of each Director Nominee nominated in accordance herewith or (ii) at the Company’s annual meeting of Stockholders and at any other meeting of the Stockholders of the Company, however called, including any adjournment, recess or postponement thereof, such Stockholder shall, in each case to the extent that its shares of Common Stock are entitled to vote thereon, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by such Person as of the applicable record date to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of such Person’s Common Stock as of the applicable record date for each Director Nominee nominated in accordance herewith. Each Stockholder further agrees to be present and to vote, in person or by proxy, all of its shares of Common Stock, at any annual or special meeting of Stockholders or by the written consent of Stockholders in lieu of a meeting, and take all other Necessary Actions (a)  against any matter that is presented to Stockholders for a vote or consent that is inconsistent with the express terms of this Agreement, and (b) to ensure that the Organizational Documents do not at any time conflict with the provisions of this Agreement.

(ii)                The Company shall take all Necessary Action within its control to effect the provisions of Section 2.1, including, for so long as the Nominating Stockholders have the right to nominate one (1) or more Director(s) for election pursuant to Section 2.1(c)(ii), in connection with each election of Directors, nominating each Director Nominee for election as a Director as part of the slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, recommending to the Stockholders the election of such Director Nominee pursuant to this Agreement, and otherwise providing at least the same level of support it provides to any other individual standing for election as a director of the Company.

Notwithstanding the fact that the DGCL, the Certificate of Incorporation or Bylaws may provide for the right of a Stockholder of the Company to take such action, neither the Company nor any Stockholder shall take any action with respect to the nomination or election of Directors (including the calling of a special meeting of Stockholders or executing any written consent in lieu of a special meeting of Stockholders) if such action is in violation of or inconsistent with any of the terms of this Article 2.

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Section 2.2       Exculpation.     The Company and the Stockholders agree that no Nominating Stockholder, nor any Affiliate of any Nominating Stockholder, shall have any liability as a result of designating any individual for election as a Director or proposing to nominate any individual for election as a Director, for any act or omission by such designated individual in his or her capacity as a Director, nor shall any Nominating Stockholder or any Affiliate of any Nominating Stockholder have any liability as a result of voting for any such individual in accordance with the provisions of this Agreement; provided, however, that this Section 2.2 shall not exculpate any Nominating Stockholder or any Affiliate of any Nominating Stockholder for any action taken or omitted to be taken by such Nominating Stockholder or any Affiliate of any Nominating Stockholder that is a breach or violation of this Agreement. None of the parties hereto and no Affiliate or Transferee of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

Section 2.3       Major Actions.      Notwithstanding anything to the contrary in this Agreement or any other agreement to which any Company or Stockholder is a party, the Company hereby covenants and agrees with each of the Stockholders, including the Nominating Stockholders, that it shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, take or enter into, and each Nominating Stockholder shall take all Necessary Action to cause the Company and each such Subsidiary to refrain from directly or indirectly taking, any of the actions or entering into any of the transactions set forth on Exhibit A (each, a “Major Action”), unless such action or transaction has been expressly approved by Directors constituting at least 67% of the Whole Board, and any such act or transaction entered into without such written consent shall, to the fullest extent permitted by law, be null and void and of no force and effect.

Section 2.4       Observer Rights.

(a)         Appointment. Each Stockholder who (i) together with its Affiliates, owns or holds shares of Common Stock with the power to vote 5% or more of the outstanding shares of Common Stock and (ii) is an Initial Commitment Party, shall have the right to appoint, remove and replace one person (each, an “Observer”) to act as observer to the Board by providing written notice of such appointment, removal or replacement, as the case may be, to the Company.

(b)         Notice of Meetings and Actions. The Company shall deliver notice of each proposed action of the Board (including any proposed action by written consent) and each meeting of the Board (including telephonic or teleconferenced meetings) to each Observer substantially concurrently with any notice given to the Directors.

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(c)         Attendance and Materials. The Company agrees to permit each Observer to attend in person or by conference call and participate in all meetings of the Board and to distribute to each Observer all materials distributed for or at any such meeting (including any meeting agenda or board package) and all other information and materials distributed to Directors, in each case, substantially concurrently with the distribution of any such information or materials to the Directors.

(d)         Voting; Compensation. No Observer shall be entitled to vote at a meeting of the Board or receive compensation from the Company for services as an Observer (other than payment of expenses pursuant to paragraph (g) below).

(e)         Conditions and Exceptions. The rights of the Observer and the obligations of the Company set forth in this Section 2.4 shall be subject to the following: (i) the Observer shall have entered into a confidentiality agreement with the Company in form and substance acceptable to the Company; and (ii) the Company may withhold any information from the Observer, and exclude the Observer from any meeting or portion thereof, if access to such information or attendance at such meeting could reasonably be expected, based on advice from outside counsel, to adversely affect the Company’s attorney-client privilege or result in a disclosure of trade secrets (unless the confidentiality agreement entered into by the Observer pursuant to the preceding clause (i) includes perpetual confidentiality obligations with respect to trade secrets) or a conflict of interest.

(f)          Sharing of Information. The Observer may provide all information and materials obtained in its capacity as Observer to the Stockholder designating such Observer, subject to Section 6.4.

(g)         Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses incurred by each Observer in connection with attending regular and special meetings of the Board.

ARTICLE 3. REGISTRATION RIGHTS

Section 3.1       Demand Registration.

(a)         Requests for Registration. Subject to Section 3.1(b) and the other terms of this Article 3, any 10% Stockholder shall have the right to, in each case, pursuant to Section 3.1(c) or Section 3.1(d), request the Company to effect the registration under and in accordance with the provisions of the Securities Act of the offering of all or any portion of the Registrable Securities beneficially owned by such 10% Stockholder by submitting a written request of such registration and specifying the amount of Registrable Securities proposed to be registered and the intended method (or methods) and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering (a “Registration Demand”). The Company shall give prompt written notice thereof (a “Demand Registration Notice”) (and in any event within ten (10) days from the date of receipt of such Registration Demand) to each of the other Stockholders, each of whom shall be entitled to elect to include, subject to the terms and conditions set forth in this Article 3, Registrable Securities beneficially owned by it in the Registration Statement to which a Demand Registration Notice relates, by submitting a written request to the Company (a “Registration Request”) within fifteen (15) days after delivery of such Demand Registration Notice, specifying the number of Registrable Securities that such Stockholder intends to dispose of pursuant to such Registration Statement. Except as otherwise provided in this Agreement, the Company shall prepare and use its reasonable best efforts to file with the SEC, within 90 days after the date of the applicable Registration Demand, a Registration Statement with respect to the following (in either case subject to Section 3.1(j) if the Registrable Securities will be sold in an underwritten offering): (i) all Registrable Securities of the Initial Requesting Holder included in such Registration Demand and (ii) all Registrable Securities that other Stockholders elect to include in such Registration Statement, pursuant to one or more timely submitted Registration Requests. Thereafter, the Company shall use its reasonable best efforts, in accordance with Section 3.6, to effect the registration of the offering of such Registrable Securities under the Securities Act and applicable state securities laws, for disposition in accordance with the intended method or methods of disposition stated in the underlying Registration Demand. Subject to Section 3.1(j), the Company may include in such Registration Statement such number of shares of Common Stock or other securities of the Company (collectively, “Company Securities”) as the Company proposes to offer and sell for its own account or the account of any other Person.

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(b)         Limitation on Demand Registration. Notwithstanding anything to the contrary in this Section 3.1, no 10% Stockholder may make a Registration Demand until the earliest to occur of (i) the Exchange Act Reporting Date (other than the occurrence of the Exchange Act Reporting Date due to the Company’s Initial Public Offering of shares of Common Stock), (ii) the six-month anniversary of the Company’s Initial Public Offering of shares of Common Stock, (iii) the date on which the Company approves the making of a Registration Demand pursuant to this Section 3.1 and (iv) after the third anniversary of the Plan Effective Date, the date on which the Triggering Stockholder approves the making of a Registration Demand pursuant to this Section 3.1.

(c)         Form S-1 Registration. Subject to the terms and conditions of this Article 3, any 10% Stockholder shall have the right to submit a Registration Demand to effect the registration on Form S-1 of all or any portion of the Registrable Securities held by such Stockholder and its Affiliates; provided, that each 10% Stockholder, shall be limited to two such Registration Demands. Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC). Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration Demand on Form S-1 if the Registrable Securities sought to be included in such Registration Demand have a fair market value of less than $75 million.

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(d)        Registration; Shelf Registration. Subject to the terms and conditions of this Article 3, at any time that the Company is eligible to use Form S-3 for the registration of Registrable Securities for resale, each Stockholder shall have the right to submit a Registration Demand to effect the registration on Form S-3 (or any successor form) of the Registrable Securities held by such Stockholder. Any registration pursuant to such a Registration Demand may, if so requested in the underlying Registration Demand, be a “shelf” registration for an offering of Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (or any successor rule that is subsequently adopted by the SEC). Subject to the terms and conditions of this Article 3, at any time that a “shelf” registration statement covering Registrable Securities is effective, each Stockholder shall have the right to submit a Registration Demand to effect an underwritten offering of all or part of the Registrable Securities included by such Stockholder on the “shelf” registration statement (a “Shelf Takedown”). Subject to paragraph (f), the number of Registration Demands and Shelf Takedowns that may be made pursuant to this paragraph is unlimited. Notwithstanding the foregoing, the Company shall not be obligated to effect any Registration Demand on Form S-3 if the Registrable Securities sought to be included in such Registration Demand have a fair market value of less than (x) $25 million or (y) with respect to a single Registration Demand on Form S-3 requested by [ACCESS ENTITY] or its Permitted Transferee, $10 million.

(e)        Delay for Disadvantageous Condition. If, in connection with any registration requested or ongoing pursuant to a Registration Demand, the Company provides a certificate to the Requesting Holders, signed by the President or Chief Executive Officer of the Company and stating that, in the good-faith judgment of the Board, it would be materially detrimental to the Company or its Stockholders for such Registration Statement either to become effective or to remain effective for as long as such Registration Statement otherwise would be required to remain effective, or if the Company is prohibited by the terms of any applicable underwriting or securities purchase agreement, then the Company shall have the right to defer taking action with respect to such Registration Statement and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the aggregate number of days in all such delay periods (i) in any period of 12 consecutive months shall not exceed ninety (90) days or (ii) in any period of 3 consecutive months exceed thirty (30) days.

(f)         Limitation on Successive Registrations and Underwritten Offerings. The Company shall not be required to effect a registration of Registrable Securities pursuant to Section 3.1(c) or Section 3.1(d) for a period of ninety (90) days immediately following the effective date of any Registration Statement filed pursuant to this Section 3.1, and in no event shall the Company be required to (i) file more than three Registration Statements pursuant to Section 3.1(d) or (ii) effect more than three Public Offerings pursuant to this Article III, in each case, during any period of twelve (12) consecutive months.

(g)        Demand Withdrawal. With respect to any registration requested pursuant to this Section 3.1, (i) the Initial Requesting Holder who submitted the underlying Registration Demand may withdraw such Registration Demand and (ii) any Requesting Holder may withdraw its Registrable Securities from such registration, in either case by providing written notice to the Company at any time (x) in the case of an underwritten offering, prior to the filing of the preliminary prospectus pursuant to such registration, and (y) in the case of non-underwritten offering, prior to the effective date of the Registration Statement relating to such Registration Demand. If all of the Registrable Securities to be included in the registration pursuant to any Registration Demand are so withdrawn, then such Registration Demand shall be deemed withdrawn. In the event of any such actual or deemed withdrawal of a Registration Demand, the Company shall cease all efforts to effect the registration of the Registrable Securities requested to be included in such registration, without liability to any Requesting Holder. Such registration will be deemed to have been effected (including for purposes of Section 3.1(c) and Section 3.1(d), with respect to a Registration Demand made thereunder) unless each Requesting Holder who has withdrawn its Registration Demand or has withdrawn all of its Registrable Securities from such registration has paid (or reimbursed the Company for), pursuant to and if required by Section 3.4, its pro rata share (based on a fraction, the numerator of which is the number of Registrable Securities that such Requesting Holder asked to be included in such withdrawn registration and the denominator of which is the aggregate number of Registrable Securities that all Requesting Holders, collectively, requested to be included in such withdrawn registration) of the Registration Expenses incurred by the Company in connection with such withdrawn registration.

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(h)        Effective Registration. Notwithstanding anything to the contrary in this Agreement, except to the extent expressly set forth in Section 3.1(g), a Registration Statement filed pursuant to this Section 3.1 shall not be deemed to have been requested or effected (including for purposes of Section 3.1(c) and Section 3.1(d), with respect to a Registration Demand made thereunder) unless it has been declared effective by the SEC and shall have remained effective for one hundred eighty (180) days (excluding any periods of time during which such Registration Statement is tolled or suspended pursuant to Section 3.1(e) or Section 3.5(c)) or such shorter period as may be required to sell all Registrable Securities included in such Registration Statement; provided, that in the case of any registration of Registrable Securities that are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold. In no event shall a registration be deemed to have been effected if (i) after the Registration Statement has been declared effective by the SEC, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, for any reason other than a misrepresentation or an omission by any Requesting Holder and, as a result thereof, the Registrable Securities requested to be registered therein cannot be completely distributed in accordance with the plan of distribution set forth in such Registration Statement or (ii) the conditions to closing the sale of Registrable Securities specified in any purchase agreement or Underwriting Agreement, which agreement was entered into in connection with such registration for the purpose of distributing Registrable Securities in accordance with the plan of distribution set forth in the applicable Registration Statement, are not satisfied or waived other than solely by reason of some act or omission by any Requesting Holder.

(i)         Selection of Underwriters. Subject to Section 3.1(f), any registration of Registrable Securities pursuant to this Section 3.1 may, if so requested in the underlying Registration Demand, be effected as an underwritten offering, and in such event the Company shall have the right to select the managing underwriter or underwriters for the offering; provided, that such underwriter or underwriters shall be reasonably acceptable to the Requesting Holder(s).

(j)         Priority. If a registration under this Section 3.1 involves an underwritten offering and the managing underwriter(s) in its good-faith judgment advises the Company that the number of Registrable Securities requested to be included in the Registration Statement by the Requesting Holders exceeds the number of securities that can be sold without adversely affecting the price, timing, distribution or sale of securities in the offering (the “Underwriter’s Maximum Number”), the Company shall be required to include in such Registration Statement only such number of securities as is equal to the Underwriter’s Maximum Number and the Company and the Requesting Holders shall participate in such offering in the following order of priority:

(i)                 First, the Company shall be obligated and required to include in the Registration Statement the number of Registrable Securities that the Requesting Holder(s) that are Priority Stockholders have requested to be included in the Registration Statement and that does not exceed the Underwriter’s Maximum Number; provided, that if there are multiple Requesting Holders that are Priority Stockholders, the Registrable Securities to be included in the Registration Statement shall be allocated among all such Requesting Holders in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Registration Demand. If any such Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other such Requesting Holders pro rata in the manner described in the preceding sentence.

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(ii)                Second, the Company shall be obligated and required to include in the Registration Statement the number of Registrable Securities that the Requesting Holder(s) that are not Priority Stockholders have requested to be included in the Registration Statement and that does not exceed the Underwriter’s Maximum Number; provided, that if there are multiple Requesting Holders that are not Priority Stockholders, the Registrable Securities to be included in the Registration Statement shall be allocated among all such Requesting Holders in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Registration Demand. If any such Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other such Requesting Holders pro rata in the manner described in the preceding sentence.

(iii)               Third, the Company shall be entitled to include in such Registration Statement such number of Company Securities as the Company proposes to offer and sell for its own account or the account of any other Person to the full extent of the remaining portion of the Underwriter’s Maximum Number.

Section 3.2    Piggyback Registration.

(a)        Notice of Registrations. In the event that the Company proposes to file a Registration Statement with respect to Company Securities (other than a Registration Statement (i) filed in connection with the Company’s Initial Public Offering, (ii) filed pursuant to Section 3.1, or (iii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering only officers or directors of the Company or its Affiliates), whether or not for sale for its own account, the Company shall provide each Stockholder with written notice of its intention to do so (a “Piggyback Registration Notice”) at least fifteen (15) days prior to filing such Registration Statement. Any Stockholder may request to include Registrable Securities beneficially owned by it in the Registration Statement to which a Piggyback Registration Notice relates, by submitting a written request (a “Piggyback Registration Request”) to the Company within ten (10) days after delivery of such Piggyback Registration Notice, specifying the number of Registrable Securities that such Stockholder intends to dispose of pursuant to such Registration Statement, and the intended method of disposition thereof. The Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that Stockholders have requested pursuant to timely submitted Registration Requests to be included in the Registration Statement to which the underlying Piggyback Registration Notice relates (subject to the terms of this Section 3.2).

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(b)        Withdrawal of Registration. If, at any time after the Company provides a Piggyback Registration Notice and prior to the effective date of any Registration Statement filed in connection therewith, the Company shall determine for any reason not to register the Company Securities to which such Piggyback Registration Notice relates, the Company may, in its sole discretion, give the Requesting Holders written notice of such determination and thereupon shall be relieved of its obligation to register any Registrable Securities that the Requesting Holders requested to be registered pursuant to a Piggyback Registration Request delivered in response to such Piggyback Registration Notice. Each Stockholder shall be permitted to withdraw all or any portion of the Registrable Securities of such Stockholder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(c)        Priority. If a registration under this Section 3.2 involves an underwritten offering and the managing underwriter(s) in its good-faith judgment advises the Company that aggregate number of Company Securities to be included in the Registration Statement and the number of Registrable Securities requested to be included in the Registration Statement by the Requesting Holders exceeds the Underwriter’s Maximum Number, the Company shall be required to include in such Registration Statement only such number of securities as is equal to the Underwriter’s Maximum Number and the Company and the Requesting Holders shall participate in such offering in the following order of priority:

(i)                 First, the Company shall be entitled to include in such Registration Statement the Company Securities that the Company proposes to offer and sell for its own account in such registration and that does not exceed the Underwriter’s Maximum Number.

(ii)                Second, the Company shall be obligated and required to include in such Registration Statement that number of Registrable Securities that the Requesting Holders have, collectively, requested to be included in such offering, to the full extent of the remaining portion of the Underwriter’s Maximum Number; provided, that if such number of Registrable Securities exceeds the remaining portion of the Underwriter’s Maximum Number, the Registrable Securities to be included in such offering shall be allocated among all of the Requesting Holders, in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the underlying Piggyback Registration Notice. If any Requesting Holder would thus be entitled to include more Registrable Securities than it requested to be registered, the excess shall be allocated among other Requesting Holders pro rata in the manner described in the preceding sentence.

(iii)               Third, the Company shall be entitled to include in such Registration Statement that number of Company Securities that the Company proposes to offer and sell for the account of any other Person, to the full extent of any remaining portion of the Underwriter’s Maximum Number.

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(d)        Not a Demand Registration. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration of Registrable Securities pursuant to Section 3.1.

Section 3.3    Certain Information.     In connection with any request for registration pursuant to Section 3.1 or Section 3.2, each Selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request, to the extent required to complete the filing of such Registration Statement in accordance with applicable law (including the Securities Act and any state securities or “blue sky” laws).

Section 3.4    Expenses.     Except as expressly provided otherwise in this Agreement, if the Company is required to effect the registration of any Registrable Securities pursuant to Section 3.1 or Section 3.2, the Company shall pay all Registration Expenses with respect to such registration; provided, that each Selling Holder shall bear its pro rata share, on the basis of the number of Registrable Securities or shares of Common Stock, as applicable, sold in such registration, of all underwriting discounts, selling commissions and stock transfer taxes, and each such Selling Holder shall be responsible for any fees and expenses of any persons retained by such Selling Holder, except as provided in clause (ii) of the definition of Registration Expenses. Notwithstanding the foregoing, in the event that any registration of Registrable Securities or shares of Common Stock, as applicable, requested pursuant to Section 3.1 is withdrawn or deemed withdrawn pursuant to Section 3.1(g) and the Initial Requesting Holder(s) elects not to have such withdrawn registration counted as a registration under Section 3.1, the Initial Requesting Holder(s) and each Requesting Holder withdrawing all of its Registrable Securities or shares of Common Stock, as applicable, shall pay (or reimburse the Company for) its pro rata share (in proportion to the number of Registrable Securities or shares of Common Stock, as applicable, that it asked to be included in such withdrawn registration) of the Registration Expenses incurred by the Company with respect to such withdrawn registration. The immediately preceding sentence shall not apply if such registration is withdrawn (i) as a result of information concerning the occurrence of a material adverse change in the business or financial condition of the Company that is made known to the Requesting Holders after the date on which such registration was requested, (ii) if the revocation of such Selling Holder’s request for registration is based on the Company’s failure to comply in any material respect with its obligations hereunder or (iii) if the registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by any Requesting Holder.

Section 3.5    Registration and Qualification.

(a)         In the event that the Company is required to effect the registration of any Registrable Securities or shares of Common Stock, as applicable, pursuant to this Article 3, the Company shall:

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(i)                    use its reasonable best efforts to, as promptly as practicable, prepare, file and cause to become effective and remain effective a Registration Statement relating to such Registrable Securities or shares of Common Stock, as applicable;

(ii)                   prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement for such Registrable Securities or shares of Common Stock, as applicable, and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all such Registrable Securities or shares of Common Stock, as applicable, until such time as all of such Registrable Securities or shares of Common Stock, as applicable, have been disposed of; provided, that the Company shall, as far in advance as practicable but at least three (3) Business Days prior to filing a Registration Statement or prospectus (or any amendment or supplement thereto), furnish to each Selling Holder, for their review, copies of such Registration Statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Selling Holder, documents to be incorporated by reference therein); provided, further, that each Selling Holder may request reasonable changes to such Registration Statement, prospectus, amendment or supplement (as the case may be) and the Company shall be required to comply therewith to the extent necessary to lawfully complete such filing or maintain the effectiveness of such Registration Statement;

(iii)                  furnish to each Selling Holder and each underwriter of such Registrable Securities or shares of Common Stock, as applicable, such number of conformed copies of such Registration Statement and each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents as are incorporated by reference in such Registration Statement or prospectus (including any amendments or supplements thereto), and such other documents as such Selling Holder or underwriter may reasonably request;

(iv)                  promptly notify each Selling Holder in writing of the effectiveness of the Registration Statement and of any stop order issued or threatened by the SEC with respect thereto, use its reasonable best efforts to prevent the entry of any such stop order that is threatened and promptly remove any such stop order that has been entered, and promptly notify each Selling Holder of such lifting or withdrawal of any such stop order;

(v)                   use its reasonable best efforts to (x) register or qualify all Registrable Securities or shares of Common Stock, as applicable, covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as may be requested by any Selling Holder or underwriter of such Registrable Securities or shares of Common Stock, as applicable, and promptly notify the Selling Holders of the receipt of any notification with respect to the suspension of the qualification of Registrable Securities or shares of Common Stock, as applicable, for sale or offer in any such jurisdiction and (y) obtain all appropriate registrations, permits and consents in connection with such registrations and qualifications, and do any and all other acts and things (including using reasonable best efforts to promptly remove any such suspension) necessary or advisable to enable the Selling Holders and underwriters to consummate the disposition of such Registrable Securities or shares of Common Stock, as applicable, in such jurisdictions; provided, that the Company shall not be required to qualify to do business as a foreign corporation in any such jurisdiction where it is not so qualified, to consent to general service of process in any such jurisdiction or to amend its Organizational Documents;

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(vi)                  in an underwritten offering, use its reasonable best efforts to furnish to each underwriter of such Registrable Securities or shares of Common Stock, as applicable, (x) an opinion of counsel to the Company addressed to each such underwriter and dated the date of the closing under the Underwriting Agreement and (y) “cold comfort” letters dated the effective date of the Registration Statement (and brought down to the date of closing under the Underwriting Agreement) addressed to each underwriter and signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, in each such case covering substantially the same matters as are customarily covered in such opinions and cold comfort letters in connection with underwritten public offerings of securities;

(vii)                 if requested by the managing underwriter, use its reasonable best efforts to list all such Registrable Securities or shares of Common Stock, as applicable, covered by such registration on each national securities exchange on which shares of Common Stock are then listed;

(viii)                furnish for delivery in connection with the closing of the registered offering of such Registrable Securities or shares of Common Stock, as applicable, unlegended certificates representing ownership of such Registrable Securities or shares of Common Stock, as applicable, in such denominations as shall be requested by the Selling Holders or the underwriters (if any) for such Registrable Securities or shares of Common Stock, as applicable;

(ix)                  not later than the effective date of the applicable Registration Statement, (x) retain a transfer agent and registrar (if the Company does not already have one), (y) obtain a CUSIP number for all Registrable Securities or shares of Common Stock, as applicable, included in such Registration Statement and (z) provide the applicable transfer agent with printed certificates for the Registrable Securities or shares of Common Stock, as applicable, which are in a form eligible for deposit with The Depository Trust Company or other applicable clearing agency;

(x)                    in the case of an underwritten offering of such Registrable Securities or shares of Common Stock, as applicable, cause its senior executive officers to participate in such customary “road show” presentations as may be reasonably requested by the managing underwriter, and to otherwise facilitate, cooperate with, and participate in each proposed offering of Registrable Securities or shares of Common Stock, as applicable, pursuant to this Article 3 and customary selling efforts related thereto; and

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(xi)                  otherwise use its reasonable best efforts to comply with all applicable securities laws, including the Securities Act, the Exchange Act, and state securities and “blue sky” laws.

(b)         In the event that the Company delivers a prospectus covering Registrable Securities or shares of Common Stock, as applicable, to the Selling Holders and such prospectus is subsequently amended to comply with the requirements of the Securities Act, the Company shall promptly notify each Selling Holder and may, in its discretion, request that the Selling Holders cease making offers of Registrable Securities or shares of Common Stock, as applicable, and return to the Company all prospectuses in their possession. In the event that the Company makes such a request each Selling Holder shall immediately cease making such offers and shall promptly return all such prospectuses. The Company shall promptly provide the Selling Holders with revised prospectuses and each Selling Holder shall be free, following its receipt of such revised prospectuses, to resume making offers of the Registrable Securities or shares of Common Stock, as applicable.

(c)                In the event that the Company determines, in its reasonable discretion, that it is advisable to suspend use of a prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be materially detrimental to the Company, the Company shall direct the Selling Holders to discontinue sales of Registrable Securities or shares of Common Stock, as applicable, pursuant to such prospectus, and each Selling Holder shall immediately so discontinue, until such Selling Holder has received copies of a supplemented or amended prospectus or until such Selling Holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company shall promptly furnish to each Selling Holder copies of any such supplemented or amended prospectuses or additional or supplemental filings, as the case may be. Notwithstanding anything to the contrary in this Agreement, the Company shall not exercise its rights under this Section 3.5(c) to suspend sales of Registrable Securities or shares of Common Stock, as applicable, for a period when taken together with all delay periods under Section 3.1(e) in excess of 90 days during any period of 365 consecutive days.

Section 3.6    Underwriting; Due Diligence.   In the event of an underwritten offering of Registrable Securities pursuant to a registration requested under this Article 3, the Company shall, if requested by the underwriters for such offering, enter into an underwriting agreement with such underwriters (an “Underwriting Agreement”). Any such Underwriting Agreement shall contain such representations, warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, and shall include indemnification and contribution provisions substantially to the effect and extent of those set forth in Section 3.7, and agreements as to the provision of opinions of counsel and accountants’ letters substantially to the effect and extent of those set forth in Section 3.5(a)(vi). The Selling Holders on whose behalf such Registrable Securities are to be distributed by the underwriters shall enter into such Underwriting Agreement, which shall also contain such representations, warranties and indemnities by the Selling Holders as are customarily provided by selling stockholders in underwriting agreements with respect to secondary distributions. With respect to any Underwriting Agreement: (i) all of the conditions precedent to the obligations of the underwriters thereunder shall be conditions precedent to the obligations of the Selling Holders and (ii) no Selling Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters, other than customary representations, warranties or agreements generally made by selling stockholders in similar offerings.

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Section 3.7    Indemnification and Contribution.

(a)        The Company’s Indemnification Obligations. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Holder, its Affiliates, and their respective directors, officers, members, managers, partners, employees, stockholders, agents, advisors, investment managers and any Person who “controls” such Selling Holder (within the meaning of Section 15 of the Securities Act), from and against any and all losses, claims, damages and liabilities, including any legal or other costs, fees and expenses reasonably incurred in connection with defending or investigating any such action or claim (collectively, “Losses”) insofar as such Losses are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, any preliminary prospectus or prospectus (as amended or supplemented) relating to the Registrable Securities, (ii)  any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with such registration, except insofar as such Losses (x) relate to a transaction or sale made by a Selling Holder in violation of Section 3.5(c) or (y) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon and in conformity with information relating to a Selling Holder which is furnished to the Company in writing by such Selling Holder expressly for use therein; provided, that clause (y) shall not apply to the extent that the Selling Holder has furnished in writing to the Company prior to the filing of such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Holder, and the Company failed to include such information therein.

(b)        To the fullest extent permitted by law, each Selling Holder agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who “controls” (within the meaning of Section 15 of the Securities Act) the Company, from and against any and all Losses insofar as such Losses are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment thereto, any free writing prospectus, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) relating to the Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for use in such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendments or supplement; provided, that such Selling Holder shall not be liable in any such case to the extent that it has furnished in writing to the Company prior to the filing of any such Registration Statement, free writing prospectus, preliminary prospectus, prospectus, amendment or supplement information expressly for use in such document which information corrected or made not misleading the information previously furnished to the Company by such Selling Holder, and the Company failed to include such information therein. Notwithstanding anything to the contrary in this Section 3.7, each Selling Holder’s indemnification obligations under this paragraph are several, and not joint and several and shall not exceed, with respect to any given registration of Registrable Securities pursuant to this Article 3, the amount of net proceeds received by such Selling Holder in connection with the offering of its Registrable Securities under such registration.

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(c)        Each party that is entitled to indemnification under paragraph (a) or (b) of this Section 3.7 shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided, that the failure of any indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel shall be at the sole expense of the indemnifying party; provided, that in the event that the Company, as indemnifying party, is required to pay expenses of separate legal counsel for any one or more Selling Holders as indemnified party, a single counsel shall be designated in writing to the Company by the Selling Holder with the largest number of Registrable Securities included in such registration. All such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding and imposes no obligations on such indemnified party other than the payment of monetary damages (which damages will be paid by the indemnifying party hereunder).

(d)        If the indemnification provided for in this Section 3.7 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any Loss referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this paragraph, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Loss relates exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 3.7(c). No Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) that results in a Loss shall be entitled to contribution with respect to such Loss from any Person who is not guilty of such fraudulent misrepresentation.

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(e)        Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company, the Selling Holders and the underwriters with respect to any required registration or other qualification of Registrable Securities under any state law or regulation or governmental authority.

(f)         The obligations of the parties under this Section 3.7 shall be in addition to any liability which any party may otherwise have to any other party. If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the fullest extent permitted by applicable law and as provided in paragraphs (a) and (b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

(g)        The rights and obligations of the Company and the Selling Holders under this Section 3.7 shall survive the termination of this Agreement.

Section 3.8    Rule 144 Information.    The Company hereby covenants and agrees that as soon as practicable after the Initial Public Offering, it shall (a) file such periodic reports as it is required to file under the Exchange Act or if the Company is not required to file such reports, it shall, upon the reasonable request of any Stockholder, use commercially reasonable efforts to make publicly available such information as is necessary to permit such Stockholder to sell Registrable Securities pursuant to Rule 144 and (b) use commercially reasonable efforts to take such further action as any Stockholder may reasonably request, to the extent such action is necessary to permit such Stockholder to sell Registrable Securities pursuant to Rule 144.

Section 3.9    Transfer of Registration Rights.    A Stockholder may Transfer all or any portion of its registration rights under this Article 3 with respect to any of its Registrable Securities in connection with any Transfer of such Registrable Securities that fully complies with the terms and conditions of this Agreement. Any other purported direct or indirect Transfer of such registration rights by any Stockholder shall be null and void and of no force or effect.

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Section 3.10   Grant of Additional Registration Rights.    Except for the registration rights granted pursuant to this Article 3, the Company shall not grant any registration rights with respect to shares of Common Stock to any other Person unless such registration rights so granted do not materially affect the rights of the Stockholders under this Agreement with respect to their priority in any Public Offering.

Section 3.11   Holdback Agreement.     The Company and each Stockholder agree, if requested (pursuant to a timely written notice) by the lead or managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), for a customary period (which period shall be the same for all applicable Stockholders and shall not be longer than 180 days in the case of the Company’s Initial Public Offering and 90 days in the case of any other Public Offering, except to the extent required by FINRA regulations or applicable law), as reasonably determined by the lead or managing underwriter or underwriters in consultation with the Nominating Stockholders, after the closing date of the underwritten offering made pursuant to such Registration Statement, subject to customary exceptions to be agreed upon between the Company, the Nominating Stockholders and the underwritters; provided, that no Stockholder shall be subject to any such restrictions unless (a) all such restrictions shall have been requested of, and shall be applicable to, all 1% Stockholders and (b) such underwriter(s) shall have obtained written holdback agreements from the Company, each director and executive officer of the Company, and each other person who has been granted registration rights by the Company and has elected to participate in such underwritten offering. No waiver of any such restrictions shall be effective with respect to any Stockholder unless such waiver applies uniformly to all such Stockholders. Notwithstanding anything contained in this Section 3.11, all obligations of the Stockholders pursuant to a written holdback agreement under this Section 3.11 shall terminate in the event that the Company or any underwriter terminates, releases or waives, in whole or in part, the holdback agreements with respect to the Company, any director or executive officer of the Company, or any such other Person who has been granted registration rights by the Company and has elected to participate in such underwritten offering, unless such termination, release or waiver also applies proportionally (based on their respective ownership of Registrable Securities relative to the number of Registrable Securities held by such executive officer or other Person) to each Stockholder except as otherwise agreed in any lock-up agreement delivered by a Stockholder to the underwriters in connection with an underwritten offering.

Section 3.12  Termination.     All of the Company’s obligations to register Registrable Securities under Sections 3.1 and 3.2 shall terminate on the date on which the Stockholders cease to beneficially own any Registrable Securities.

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ARTICLE 4. TRANSFERS OF SHARES

Section 4.1    Restrictions on Transfers.

(a)            Transferability. Each Stockholder hereby agrees that it shall not in any way, directly or indirectly, Transfer all or any portion of its Shares, except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, the restrictive legends required by Section 4.2 hereof, if applicable, and the terms and conditions of the Organizational Documents as of the date hereof and this Agreement, including this Article 4 and, to the extent applicable, Article 5. Any Transfer of Shares not expressly permitted herein shall be null and void and of no force or effect, and the Company shall not recognize any such attempted Transfer in its books and records and the purported Transferee or successor by operation of law shall not be deemed to be a Stockholder or a holder of Shares or Common Stock for any purpose, and shall not be entitled to any of the rights of ownership with respect to such Shares, including the right to vote such Shares or to receive a certificate for such Shares or to receive any dividends or other distributions on or with respect to such Shares.

(b)            Transfers to Affiliates. Any Stockholder may Transfer all or any portion of its Shares at any time to a Permitted Transferee; provided, that (i) the Transfer complies with Section 4.1(a) and (ii) the Transferor submits, pursuant to Section 4.1(d), a Transfer Request for such Transfer that is approved (or deemed approved pursuant to Section 4.1(d)) by the Company. Notwithstanding anything to the contrary in this Agreement, any Transfer that is made in accordance with this paragraph shall not be subject to any of the provisions of Article 5.

(c)            Transfers to Persons other than Affiliates. Any Stockholder may Transfer all or any portion of its Shares at any time to one or more of the other Stockholders or to any other Persons that are determined to be an Accredited Investor; provided, that (i) the Transfer complies with Section 4.1(a), (ii) the Transferor submits, pursuant to Section 4.1(d), a Transfer Request for such Transfer that is approved (or deemed approved pursuant to Section 4.1(d)) by the Company in writing, (iii) the Transfer will not cause the Company to have any class of equity securities held of record by 280 or more Persons or otherwise result in circumstances that the Company or the Board determines in good faith could require the Company to file reports under the Exchange Act, if it is not otherwise subject to such requirements; (iv) except for Transfers pursuant to Section 5.1, the Transfer will not result in an event of default or change of control under the definitive documentation for any Company Debt and (v) except for Transfers pursuant to Section 4.1(b), if such Transfer or series of related Transfers constitutes a Covered Transfer, then such Shares shall be subject to the tag-along provisions set forth in Section 5.3.

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(d)        Requests for Transfer. A Stockholder who proposes to effect a Transfer pursuant to Section 4.1(c) or Section 4.1(b) shall submit, prior to the date of the proposed Transfer, a written request (a “Transfer Request”) that the Company review the proposed Transfer and authorize the proposed Transfer pursuant to this Section 4.1. A Transfer Request shall include: (i) the name, address, jurisdiction of organization or citizenship and telephone number of the proposed Transferee, (ii) the number and class of Shares proposed to be so Transferred, (iii) the date on which the proposed Transfer is expected to take place, if known, (iv) the name of the Stockholder proposing such Transfer, (v) certification that such proposed transferee is an Accredited Investor, and (vi) such information as the Company in its reasonable discretion may request to establish that registration of the proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws (and which may, in the Company’s reasonable discretion, include an opinion of counsel to be provided at the Transferor’s sole cost and expense to such effect; provided, however, that such an opinion shall not be required for any proposed Transfer of Shares that were issued under the Plan in reliance on the registration exemption provided by Section 1145 of the Bankruptcy Code unless the Transferor is an Affiliate of the Company or an “underwriter” (as such term is defined in Section1145(b) of the Bankruptcy Code) with respect to the Shares, or the Shares otherwise constitute “restricted securities” as such term is defined in Rule 144 under the Securities Act). The Company shall, within five (5) Business Days after its receipt of a Transfer Request that includes all of the information set forth in the foregoing clauses (i) through (vi), determine whether to authorize (subject to compliance with all of the applicable provisions, if any, set forth in Article 5) the Transfer proposed in such Transfer Request and shall notify the proposed Transferor of such determination; provided, that the only bases on which a Transfer may be denied are failures to comply with the applicable obligations and restrictions set forth in this Article 4 or in Article 5 (including paragraph (e) below), if applicable; provided, further, that if the Company does not notify the proposed Transferor of its determination within such time period, the Transfer proposed in such Transfer Request shall automatically, upon expiration of such time period, be deemed to have been approved by the Company hereunder. The Company may engage a transfer agent to perform the Company’s obligations pursuant to this Section 4.1(d).

(e)        Joinder. With respect to any Transfer of Shares (including the issuance, sale or other Transfer of Shares by the Company), the Transferee of such Shares shall execute and deliver to the Company, as a condition precedent to the effectiveness of such Transfer, an instrument in substantially the form attached hereto as Exhibit B (or such other documentation as is agreed by the Company and such Transferee) to confirm that the Transferee takes such Shares subject to all the terms and conditions of this Agreement and agrees to be bound by all of the terms and conditions of this Agreement.

(f)         Inapplicability of Section 4.1. Notwithstanding anything to the contrary in this Section 4.1, the restrictions on transfer set forth in this Article 4 and in Article 5 shall be inapplicable to any sale pursuant to an effective Registration Statement in accordance with Article 3.

Section 4.2    Legend on Certificates.

(a)         All certificates for Shares shall conspicuously bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF [●], AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING COMMON STOCK (AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF THAT STOCKHOLDERS AGREEMENT, AS AMENDED.

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(b)        All certificates for Shares (i) held by Stockholders (x) who hold 10% or more of the then outstanding shares of Common Stock, or (y) who are otherwise underwriters as defined in section 1145(b) of the Bankruptcy Code, (ii) issued in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and/or Regulation D thereunder, or (iii) issued upon exercise of a Subscription Right (as defined in the Plan), and each book-entry position or certificate issued in exchange for or upon the transfer, sale or assignment of any such Share, in each case will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMEN UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

(c)         In the event that any shares of Common Stock shall be registered under the Securities Act, the Company shall, upon the written request of the Stockholder thereof, issue to such Stockholder a new certificate evidencing such Common Stock without the legend required by Section 4.2(a) and (b) endorsed thereon. In the event that the Common Stock shall cease to be subject to the restrictions on transfer set forth in this Article 4, the Company shall, upon the written request of the Stockholder thereof, issue to such Stockholder a new certificate evidencing such Common Stock without the legend required by Section 4.2(a) endorsed thereon.

ARTICLE 5. DRAG-ALONG; TAG-ALONG

Section 5.1    Drag-Along Sale.     (a)  In the event that (i) Stockholders holding a majority of the then outstanding shares of Common Stock (“Drag-Along Sellers”) provide written notice to the Board of their intent to effect a Drag-Along Sale, and (ii) such Drag-Along Sale is approved by (A) Directors constituting at least 67% of the Whole Board and (B) Stockholders holding a majority of the then outstanding shares of Common Stock, then the Board shall notify the Drag-Along Sellers in writing that such Drag-Along Sale has been approved (the “Drag-Along Triggering Event”). The Company shall give written notice of such Drag-Along Sale (a “Drag-Along Notice”) to each of the other Stockholders, at least ten (10) Business Days prior to the closing of such Drag-Along Sale. The Drag-Along Notice shall include the following information with respect to the proposed Drag-Along Sale in reasonable detail: (i) the names of all of the parties thereto, (ii) a summary of the material terms and conditions thereof, including the percentage of Shares held by the Drag-Along Sellers, and any of their respective Affiliates that are proposed to be Transferred and (iii) the proposed amount and form of consideration to be received by the Drag-Along Sellers and Dragged Stockholders, whereupon all Drag-Along Sellers and Dragged Stockholders shall cooperate with the Company to consummate the Drag-Along Sale. In the event that the Drag-Along Sale is structured as a merger or consolidation, each Dragged Stockholder shall vote its Shares to approve such merger or consolidation, whether at a meeting of Stockholders or by written consent of Stockholders in lieu of a meeting. In the event that the Drag-Along Sale is structured as a sale of all of the outstanding Shares, then each Dragged Stockholder shall agree to sell, and shall sell, all of its Shares and any other rights to acquire Shares, on the terms and conditions set forth in the Drag-Along Notice. In the event that the Drag-Along Sale is structured as a sale, transfer or other disposition of all or substantially all of the assets or business of the Company, then each Dragged Stockholder shall vote its Shares to approve such sale and any subsequent dissolution or winding up of the Company or other distribution of the proceeds therefrom, whether at a meeting of Stockholders or by written consent of Stockholders in lieu of a meeting, with respect to the sale, transfer or other disposition of assets. In furtherance of the foregoing, each Dragged Stockholder shall (x) waive all dissenter’s rights, appraisal rights and similar rights in connection with such Drag-Along Sale, and (y) take, with respect to its Shares, all Necessary Action reasonably requested by the Company in connection with the consummation of the Drag-Along Sale.

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(b)        No Dragged Stockholder shall be required to take any action specified by Section 5.1(a) unless (i) the total amount of consideration per Share payable to such Dragged Stockholder is the same as that paid to the Drag-Along Sellers, and (ii) such Shares are sold by such Dragged Stockholder upon the same terms as the Shares of the Drag-Along Sellers in connection with such Drag-Along Sale. Notwithstanding the foregoing, no Dragged Stockholder shall be required to make any representation or warranty, or provide any indemnity to any Person, in connection with any Drag-Along Sale except that each Dragged Stockholder may be required (1) to make representations and warranties with respect to the unencumbered title to its Shares, its power, authority and legal right to Transfer such Shares and, the enforceability of relevant agreements against such Dragged Stockholder, (2) to enter into reasonable and customary covenants to complete the Transfer of such Dragged Stockholder’s Shares in connection with such Drag-Along Sale and (3) to enter into reasonable and customary indemnification obligations with respect to the foregoing; provided, that all such representations, warranties, covenants and indemnities shall be made severally and not jointly by each of the Drag-Along Sellers and Dragged Stockholders; provided, further, that in no event shall a Dragged Stockholder be required to (i) make any representation regarding the Company (including with respect to its business of results of operations); provided, however, that that a Dragged Stockholder may be required to enter into reasonable and customary indemnification obligations with respect to representations and warranties made regarding the Company; provided, that any indemnification obligations shall be allocated among the Drag-Along Sellers and Dragged Stockholders pro rata based on the consideration received by each in such Drag-Along Sale; provided, however, that any indemnification obligation shall not exceed the aggregate proceeds received by each such Drag-Along Sellers and Dragged Stockholders in connection with the Drag-Along Sale or (ii) agree to any “non-competition,” “non-solicit” or other covenant or restriction with respect to competing with the Company or its business or soliciting or hiring its employees.

(c)        At the closing of any Drag-Along Sale pursuant to this Section 5.1, the Drag-Along Sellers and each Dragged Stockholder shall (except in the case of a Drag-Along Sale of the type described in clause (iii) of the definition thereof) deliver, against payment of the purchase price therefor, certificates (or evidence thereof) representing its Shares, duly endorsed for Transfer or accompanied by duly endorsed stock powers, if certificated, evidence of good title to the Shares, the absence of liens, encumbrances and adverse claims with respect thereto, and such other documents as are reasonably requested by the Company for the proper Transfer of such Shares on the books of the Company.

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(d)        The provisions of Section 5.2 shall be subordinate to any Transfer or exercise of rights contemplated by this Section 5.1.

Section 5.2    Approved IPO.     Following the third anniversary of the Plan Effective Date and at any time prior to the Company’s Initial Public Offering, if any Triggering Stockholder provides the Company written notice of its desire that the Company pursue the Initial Public Offering (the “Approved IPO”), the Company and the Stockholders shall support and take all Necessary Action within its control to approve the Approved IPO, and the Company shall take all Necessary Action within its control to cause the Board to approve, the Approved IPO; provided, however, that if the Approved IPO shall not have commenced prior to the six-month anniversary of the delivery of such notice, then the Company shall be deemed to have approved the making of a Registration Demand pursuant to Section 3.1. The terms and other matters regarding the Approved IPO will be determined by the Board. The rights of the Company pursuant to Section 3.1(e) will apply to an Approved IPO, mutatis mutandis.

Section 5.3    Tag-Along Sale.    (a)  In the event that any Stockholder or group of Stockholders (a “Proposed Seller”) proposes to effect a Covered Transfer (any such Transfer, a “Proposed Sale”), each other Stockholder other than any Stockholder that is an officer or employee of the Company or any of its Subsidiaries (collectively, the “Eligible Participating Stockholders”) shall have the right to include in the Proposed Sale a number of Shares up to its Tag-Along Portion (subject to Section 5.3(b)). Such Proposed Seller shall give written notice of such Proposed Sale (a “Tag-Along Notice”) to each of the Eligible Participating Stockholders, with a copy to the Company. The Tag-Along Notice shall offer to each Eligible Participating Stockholder the option to participate in such Proposed Sale on the terms and conditions set forth in the Tag-Along Notice (and, in any event, on the same terms and conditions as the Proposed Seller) and shall include the following information in reasonable detail with respect to the Proposed Sale: (i) the name of each proposed Transferee(s) (the “Proposed Buyer”), (ii) a summary of the material terms and conditions thereof, (iii) the percentage of the Proposed Seller’s Shares proposed to be Transferred therein, (iv) the proposed amount and form of consideration to be received by the Proposed Seller and (v) other such relevant information as shall be reasonably requested.

(b)        Each Eligible Participating Stockholder may, by written notice given to the Proposed Seller within ten (10) Business Days after delivery of the Tag-Along Notice, elect to include in such Proposed Sale a number of Shares up to its Tag-Along Portion, on the terms and conditions approved by the Proposed Seller, which terms and conditions shall be substantially the same as those on which the Proposed Seller’s Shares are to be sold (including at the same price) and shall be consistent with the terms and conditions set forth in the Tag-Along Notice (each Eligible Participating Stockholder who timely makes such election, a “Tagging Stockholder”). The Proposed Seller shall cause the Proposed Buyer to purchase from each Tagging Stockholder the number of Shares such Tagging Stockholder elected to include in such Proposed Sale pursuant to the preceding sentence; provided, however, that if such Proposed Buyer desires to purchase a number of Shares that is less than the aggregate number of Shares proposed to be sold by the Proposed Seller and all Tagging Stockholders, then the number of Shares to be included in such Proposed Sale by each Proposed Seller and each Tagging Stockholder shall be reduced pro rata based on the total number of Shares proposed to be included by each participating Stockholder. Failure to respond to the Tag-Along Notice within the ten (10) Business Day notice period mentioned above shall be regarded as a rejection of the offer made pursuant to the Tag-Along Notice and a waiver by such Eligible Participating Stockholder of its rights under this Section 5.3 only with respect to the applicable Proposed Sale. The decision by any Eligible Participating Stockholder as to whether to elect to participate in any Proposed Sale shall not adversely affect such Eligible Participating Stockholder’s right to elect to participate as a Tagging Stockholder in any other Proposed Sale. The Proposed Seller shall have a period of ninety (90) days following the expiration of the ten (10) Business Day notice period mentioned above to consummate the Proposed Sale to the Proposed Buyer in accordance with this Section 5.3 without being required to provide an additional Tag-Along Notice to Eligible Participating Stockholders.

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(c)         At the closing of any Proposed Sale pursuant to this Section 5.3, each Proposed Seller and each Tagging Stockholder shall deliver at such closing, against payment of the purchase price therefor, certificates or other documentation governing the terms of any such Shares (or other evidence thereof acceptable to the transferee of such Shares) representing their Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Shares to be sold, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are deemed reasonably necessary by the Proposed Seller and the Company for the proper Transfer of such Shares on the books of the Company. The Proposed Seller and each Tagging Stockholder shall take all actions which the Proposed Seller reasonably deems necessary or desirable to consummate such transaction, including (i) entering into agreements with third parties which may include representations, indemnities, holdbacks and escrows; provided, that such agreements are on terms substantially the same or more favorable to such Tagging Stockholder than those agreed to by the Proposed Seller; provided, further, that no Tagging Stockholder shall be liable in respect of any indemnification obligation pursuant to any Proposed Sale in excess of the total consideration (net of broker fees and other selling expenses) paid to such Tagging Stockholder in such Proposed Sale; and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction. Each of the Tagging Stockholders and the Proposed Seller shall pay its pro rata share (based upon the portion of the proceeds from the Proposed Sale to which each is entitled) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Proposed Sale.

(d)        In no event shall a Tagging Stockholder be required to (i) make any representation or warranty regarding the Company (including with respect to its business or results of operations); provided, however, that that a Tagging Stockholder may be required to enter into reasonable and customary indemnification obligations with respect to representations and warranties made regarding the Company; provided, that any such indemnification obligation shall be allocated among the Proposed Seller and Tagging Stockholders pro rata based on the consideration received by each in such Tag-Along Sale; provided, however, that such indemnification obligation shall not exceed the aggregate proceeds received by each such Proposing Seller and Tagging Stockholder in connection with the Tag-Along Sale, or (ii) agree to any “non-competition,” “non-solicit” or other covenant or restriction with respect to competing with the Company or its business or soliciting or hiring its employees.

(e)        The provisions of this Section 5.3 shall be subject to and subordinate to the provisions of Section 5.1.

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ARTICLE 6. ADDITIONAL AGREEMENTS

Section 6.1    Access to Information; Reports. (a)        The Company shall provide to each Stockholder of the Company (by means of providing all Stockholders with reasonable access to an Intralinks or similar data site and instructions for accessing such site) the following financial and business information relating to the Company and its Subsidiaries and with respect to clauses (i) and (ii) below, accompanied by a reasonably detailed narrative discussion of the changes in the Company’s financial condition and results of operations compared with the prior periods presented, which will, with respect to the Company’s audited consolidated annual financial statements, be in form and substance similar to the discussion contained in the “Management Discussion & Analysis” section of an Exchange Act report:

(i)                 as soon as available and in any event no later than one hundred five (105) days after the end of each fiscal year, a true and complete copy of the audited consolidated balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries as of and for the fiscal year then ended, prepared in accordance with United States generally accepted accounting principles consistently applied, together with the notes relating thereto, all in reasonable detail and accompanied by a copy of the audit report of the Company’s independent public accountants;

(ii)                as soon as available and in any event no later than sixty (60) days after the end of each of the first three quarters of each fiscal year of the Company, a true and complete copy of the unaudited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries as of and for the period then ended, prepared in accordance with United States generally accepted accounting principles consistently applied, subject only to the absence of footnotes and normal year-end audit adjustments; and

(iii)               at the same time as they are provided to such noteholders, all other financial information and reports that the Company actually provides to the holders of the Reinstated Debt pursuant to the indentures governing the Reinstated 1.25L Notes and the Reinstated 1.125L Notes.

(b)        Promptly, and in any event no later than sixty (60) days, after issuing the annual report described in Section 6.1(a)(ii), the Company shall hold a conference call to discuss with the Stockholders the information contained in such annual report, including the results of the Company’s operations and the financial performance of the Company, and the Company shall provide the Stockholders with the time, date and access information to each such conference call no later than three (3) Business Days prior to such conference call.

(c)         All information provided pursuant to this Section 6.1, including the information disclosed in the conference calls pursuant to Section 6.1(b), shall be subject to the confidentiality restrictions set forth in Section 6.4.

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Section 6.2    Certificate of Incorporation and Bylaws.    If and to the extent that any provision of this Agreement conflicts with or is inconsistent with any provision of the Organizational Documents, then the Company and each Stockholder shall take all Necessary Action to cause the Organizational Documents to be modified, construed or annexed to eliminate such conflict or inconsistency.

Section 6.3    No Other Voting Agreements.    Except as specifically contemplated hereby, no Stockholder shall (a) grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares or (b) enter into any stockholder agreement or arrangement of any kind with any Person with respect to Shares that is, in the case of either clause (a) or (b), in violation of the provisions of this Agreement (irrespective of whether such agreement or arrangement is with one or more other Stockholders), including agreements or arrangements with respect to the acquisition, disposition, pledge or voting of Shares, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other Person (other than an Affiliate of such Stockholder) in connection with the acquisition, disposition or voting of Shares in any manner that is in violation of the provisions of this Agreement. Nothing in this Section 6.3 is intended to restrict any Stockholder from entering into any agreement or arrangement with respect to its Shares (with any other Stockholder or otherwise) that is not in violation of the provisions of this Agreement.

Section 6.4    Confidentiality.    Each Stockholder hereby agrees that it will keep strictly confidential and will not disclose, divulge or use for any purpose, other than to hold, vote, dispose and monitor its existing investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement (including pursuant to Section 6.1 above), unless such confidential information is or becomes generally available to the public (other than as a result of a breach of this Section 6.4 by such holder or its Affiliates) or is or becomes available from a source other than the Company or its Affiliates (provided the Stockholder is not aware that such source is under an obligation to keep such information confidential); provided, however, that a Stockholder may disclose (on a confidential basis) confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its holding, voting, disposition and monitoring of its existing investment in the Company, (b) to any Affiliate, or to any director, officer, employee, partner, member or regulator of such Stockholder or Affiliate in the ordinary course of business, to the extent necessary to hold, vote, dispose and monitor its existing investment in the Company, (c)  to a potential Transferee of Shares, to the extent reasonably necessary in connection with the potential Transfer, provided that such potential Transferee is not a Competitor and has executed a confidentiality agreement with such Stockholder in substantially the form attached hereto as Exhibit C (which may include changes that are reasonably acceptable to the Company); or (d) as may otherwise be required by applicable law or judicial, administrative or regulatory process; provided, further, that in the case of any such disclosure under this clause (d), such Stockholder shall take, at the Company’s expense, all reasonable steps requested by the Company to minimize the extent of any such required disclosure, and to the extent practicable, await the final outcome of any motion for a protective order that the Company may file before disclosing any confidential information; and provided, further, that the acts and omissions of any Person to whom any Stockholder may disclose confidential information pursuant to the foregoing clauses (a), (b), (c) or (d) shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 6.4, unless such Person and the Company have entered into a confidentiality agreement between them that imposes confidentiality restrictions on such Person that are no less restrictive than those contained in this Section 6.4, in which case the acts and omissions of such Person shall not be attributable to such Stockholder. Notwithstanding any earlier termination of this Agreement, the obligations of each Stockholder under this Section 6.4 shall survive until the earlier of (i) the first anniversary of the termination of this Agreement pursuant to Section 7.1 and (ii) the first anniversary of the date on which such Stockholder ceased to own any Shares.

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Notwithstanding the foregoing, in the case of a Stockholder that (x) is a fund or pooled investment vehicle or (y) is owned, directly or indirectly, by one or more funds or other pooled investment vehicles, such Stockholder shall be entitled to disclose such confidential information to investors and limited partners of such fund or pooled investment vehicle, and to prospective investors or other Persons as part of, and to the extent customarily disclosed in connection with, fundraising or marketing activities undertaken by the manager or adviser of such fund or pooled investment vehicle or any of its Affiliates, or prospective investors or other Persons as part of fundraising or marketing activities of such Stockholder or its Affiliates, or lenders or prospective lenders of such Stockholder or its Affiliates, provided that such disclosures are made to Persons subject to an obligation of confidentiality with respect to such information.

Section 6.5     Preemptive Rights. (a)  In the event that the Company proposes to sell or otherwise issue (a “Proposed Offering”) equity securities of the Company (including shares of Common Stock or preferred stock), any securities convertible into or exchangeable for equity securities of the Company or any options rights or warrants to purchase equity securities of the Company (any of the foregoing, “Dilutive Securities”), and one (1) or more of the Nominating Stockholders or their respective Affiliates agree to participate in such Proposed Offering, other than in a Permitted Offering, each Stockholder holding Shares as of the date of the Company Sale Notice that is (i) an Accredited Investor and (ii) if the Nominating Stockholders, taken together with their respective Affiliates, will acquire less than 35% of the total number or amount of the Dilutive Securities to be issued in such Proposed Offering, each 1% Stockholder (each, a “Preemptive Rights Stockholder”) shall have the right to acquire that number or amount of such Dilutive Securities as is determined in accordance with Section 6.5(b), at the same price and upon the same terms and conditions as such Dilutive Securities are being offered by the Company in the Proposed Offering. No Dilutive Securities shall be issued by the Company to any Person unless the Company has first offered such securities to each Preemptive Rights Stockholder in the accordance with this Section 6.5. Notwithstanding anything contained in this Section 6.5, the rights of a holder of Employee Shares under this Section 6.5 shall only be granted to a holder of Employee Shares who has provided to the Company evidence (satisfactory to the Company its sole discretion) that such holder qualifies as an Accredited Investor.

(b)            At least ten (10) Business Days prior to the consummation of any Proposed Offering to which this Section 6.5 applies, the Company shall give written notice thereof to each Preemptive Rights Stockholder (which notice may be given by posting to an Intralinks or similar site in accordance with Section 7.2) (the “Company Sale Notice”), setting forth the price and the other terms and conditions on which the Dilutive Securities are being offered to the proposed transferee(s), and offering to sell to each Preemptive Rights Stockholder its pro rata share of such Dilutive Securities on the same terms and conditions as are set forth in the applicable Company Sale Notice (the “Preemptive Rights Offer”); provided, that such pro rata share shall be based upon a ratio of the relative number of Shares beneficially owned by such Preemptive Rights Stockholder to the total number of Shares outstanding immediately prior to consummation of the Proposed Offering. Each Preemptive Rights Stockholder shall be entitled to accept any Preemptive Rights Offer by providing written notice to the Company not later than six (6) Business Days after delivery of the applicable Company Sale Notice (the “Preemptive Rights Period”), and any Preemptive Rights Stockholder who fails to timely accept any Preemptive Rights Offer shall have no further rights with respect to the Proposed Offering to which such Preemptive Rights Offer relates. Any Dilutive Securities that are offered in a Preemptive Rights Offer but are not accepted by Preemptive Rights Stockholders during the Preemptive Rights Period may be sold by the Company at any time prior to the ninetieth (90th) day following the expiration of the Preemptive Rights Period on the same terms and conditions as are set forth in the applicable Company Sale Notice.

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(c)            As used herein, “Permitted Offering” means any sale or issuance by the Company of Dilutive Securities (i) pursuant to any stock split, subdivision of shares, stock dividend or similar transaction by the Company, (ii) pursuant to any merger or business combination transaction involving the Company or any of its Subsidiaries or as consideration for the acquisition by the Company or any of its Subsidiaries of assets or another business or entity, provided that in no event may any such exception be used with the intent to circumvent the rights of the stockholders under this Section 6.5, (iii) in any Public Offering, (iv) upon the exercise of any rights or agreements, options, warrants or convertible securities issued in accordance with the terms of this Agreement, or (v) that are Employee Shares.

(d)            Except as provided in this Section 6.5, the Company shall not grant to any Person any preemptive rights with respect to the issuance of equity securities of the Company in any Proposed Offering. The preemptive rights set forth in this Section 6.5 may not be assigned or transferred, except that such right may be assigned by any Preemptive Rights Stockholder to any Affiliate of such Preemptive Rights Stockholder. Notwithstanding the foregoing, this clause (d) shall not apply to the grant of the preemptive rights set forth in this Section 6.5 to any Person who becomes a party to this Agreement in accordance with to Section 4.1 hereof

(e)            Notwithstanding the other provisions of this Section 6.5, if the Board determines that it is reasonably necessary for the Company to issue Dilutive Securities that would otherwise be required to be offered to the Preemptive Rights Stockholders pursuant to this Section 6.5 prior to their issuance, the Company may issue such securities without first complying with the provisions of this Section 6.5; provided, however, that (i) within sixty (60) days after such issuance the Company shall offer to each Preemptive Rights Stockholder the opportunity to purchase the number of securities that such Preemptive Rights Stockholder would have otherwise been entitled to purchase pursuant to the terms of this Section 6.5 and (ii) (A) include in the subscription (or similar) agreement with the purchaser(s) of such new securities a provision permitting the Company to repurchase such securities in an amount necessary to satisfy the provisions of this Section 6.5 or (B) cause the issuance of additional securities in an amount necessary to permit each requesting Preemptive Rights Stockholder to purchase the portion of such issuance that it would be entitled to purchase pursuant to this Section 6.5, including the portion sold pursuant to this paragraph.

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ARTICLE 7. MISCELLANEOUS

Section 7.1     Survival of Agreement; Term. This Agreement, and the Company’s and the Stockholders’ respective rights and obligations hereunder shall remain in effect until terminated (a) at any time by the written agreement of (x) the Company, (y) the Stockholders holding at least 95% of the then outstanding shares of Common Stock and (z) each Priority Stockholder or (b) automatically upon the occurrence of an Approved IPO pursuant to Section 5.2 or the Exchange Act Reporting Date due to any other Initial Public Offering of shares of Common Stock; provided, that Article 2, Article 3 and Section 6.4 shall survive any such termination in each case as set forth therein; provided  further  however that the right to appoint or nominate directors to the Board pursuant to Section 2.1(c) may be modified to the extent necessary (as determined as determined in good-faith by the Board) to meet applicable listing requirements of any securities exchange or quotation system on which the Company’s Common Stock is expected to be listed or quoted. This Agreement shall terminate automatically with respect to any Stockholder when such Stockholder ceases to beneficially own any Shares; provided, that Section 6.4 and this Article 7 shall survive any such termination and shall terminate as set forth therein.

Section 7.2     Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (a) when delivered by hand, facsimile or electronic transmission to the party to be notified, (b) one (1) Business Day after deposit with a national overnight delivery service with next-business-day delivery guaranteed, (c) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested, in each case addressed to the party to be notified at the addresses set forth below such party’s respective signature to this Agreement, or (d) when posted to an Intralinks or similar site described in Section 6.1(a). Any party to this Agreement may change its address for purposes of notice hereunder by giving ten (10) days’ written notice of such change to the Company, in the manner provided in this Section 7.2.

Section 7.3     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 7.4     Entire Agreement. This Agreement (together with the documents attached as exhibits hereto and any documents or agreements specifically contemplated hereby) supersedes all prior discussions and agreements among any of the parties hereto (and their Affiliates) with respect to the subject matter hereof and contains (together with the Certificate of Incorporation and the Bylaws) the entire understanding of the parties hereto with respect to the subject matter hereof.

Section 7.5     Amendment. This Agreement shall not be amended, modified or supplemented, and no provision in this Agreement may be waived, except pursuant to a written instrument duly executed by (i) Directors constituting at least 67% of the Whole Board and (ii) Stockholders holding a majority of the then outstanding shares of Common Stock; provided, however, that:

39

(a)            if any such amendment, modification, supplement or waiver would adversely affect any Stockholder in a manner that is disproportionate as compared to the effect on any other Stockholder, the prior written approval of each such adversely affected Stockholder shall be required;

(b)            if any such amendment, modification, supplement or waiver would result in the reduction in the number of Directors a Nominating Stockholder has the right to nominate pursuant to Section 2.1(c)(ii), such Nominating Stockholder’s approval shall be required;

(c)            if any such amendment, modification, supplement or waiver would materially and adversely affect (i) the rights or obligations of a Stockholder under Section 5.3, 6.1, or 6.5, (ii) protections benefitting a Stockholder under Section 5.1 (including the approval rights to trigger a Drag-Along Sale as described in the definition thereof), or (iii) the rights of a Stockholder under the first full proviso to Section 6.4, such Stockholder’s prior written approval shall be required; and

(d)            if such amendment, modification, supplement or waiver would adversely increase the transfer restrictions applicable to any Stockholder (including any material and adverse change to Article 4), such Stockholder’s approval shall be required.

Section 7.6       Several Obligations.  Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that (a) the covenants and other obligations of each Stockholder and Nominating Stockholder under this Agreement are several obligations of each of them and (b) no Stockholder or Nominating Stockholder shall have any liability for the breach of any covenant or obligation by any other Stockholder or Nominating Stockholder.

Section 7.7       Third-Party Beneficiary. This Agreement is intended solely for the benefit of each of the parties hereto and their respective successors and permitted assigns, and this Agreement shall not confer any rights upon any other Person, except that each of the Persons entitled to indemnification under Section 3.7 is an intended third-party beneficiary of such provision.

Section 7.8       Counterparts. This Agreement may be signed in any number of counterparts, any of which may be delivered via facsimile, portable document format (PDF), or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Company and each of the Stockholders.

Section 7.9       Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 7.10     Governing Law; Consent to Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each party hereto hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof), and any judicial proceeding brought against any of the parties hereto on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereto hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address below such party’s respective signature to this Agreement, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

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Section 7.11     Injunctive Relief. The parties to this Agreement hereby agree and acknowledge that it will be impossible to measure the monetary damages that would be suffered if any party to this Agreement fails to comply with any of the obligations imposed on it by this Agreement, and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Accordingly, each of the parties to this Agreement shall be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Each of the parties to this Agreement hereby waives, and causes its respective representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder.

Section 7.12     Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 7.13     Recapitalization and Similar Events. In the event that any shares of capital stock or other securities are issued in respect of, in exchange for, or in substitution of, Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of shares of Common Stock or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement, as determined in good-faith by the Board, so as to fairly and equitably preserve, to the extent reasonably possible, the original rights and obligations of the parties hereto under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the date and year first written above.

COMPANY:

[●]

By:
Name:
Title:

Address for Notices:

[●]
[●]

Attn: [●]

[STOCKHOLDER:

[●]

By:
Name:
Title

Address for Notices:

[●]
[●]

Attn: [●]

Facsimile

Telephone

Email

EXHIBIT A

SCHEDULE OF MAJOR ACTIONS

Each of the following will constitute a Major Action:

(a)	Financial Matters

(1)            Annual Budget. Establishment, approval, adoption or modification of the annual budget and business plan for any fiscal year; provided, that if a budget is not approved for any particular year prior to the beginning of such year, the budget of the prior year will be deemed the budget of such subsequent year until a superseding budget is duly approved;

(2)            Exceeding the Budget. Making, or committing to make, any capital expenditures not provided for in the approved budget then in effect in excess of a 5% variance to the aggregate amount approved in the approved budget for all capital expenditures; [provided, that the Company may incur capital expenditures in excess of such amount if determined in good faith to be necessary to avoid, prevent or mitigate a material risk of physical injury, financial loss, environmental event or damage to property of the Company or another Person (in such event, the Company will promptly notify the Board of such event)];

(3)            Issuances. Issuance, cancellation, termination or re-allocation of any equity, any options, rights or warrants to acquire equity or any security convertible into or exercisable or exchangeable for equity, or any equity interest in the Company or its Subsidiary, any options, rights or warrants to acquire any equity interest in the Company or its Subsidiary or any security convertible into or exercisable or exchangeable for any equity interest in the Company or its Subsidiary[, in each case, other than with respect to grants to officers or other employees pursuant to, and in accordance with, plans previously authorized as Major Actions];

(4)            Redemptions. Redemption, repurchase, retirement, combination, split or reclassification of equity in the Company or a non-wholly owned Subsidiary of the Company or any redemption or repurchase of any debt securities not required by the terms of such debt securities, commitments or contingencies of the Company or a non-wholly owned Subsidiary of the Company;

(5)            Dividends and Distributions. Authorization or payment of any dividend or distribution (other than dividends or distributions from any Subsidiary of the Company);

(6)            Indebtedness. Any guarantee, assumption or incurrence of, or grant of any security interests to secure, indebtedness of the Company or its Subsidiary for borrowed money in excess of $5,000,000 per Fiscal Year, other than (i) unsecured trade indebtedness incurred in the ordinary course of business and in amounts consistent with the approved budget then in effect, (ii) such other indebtedness that is authorized pursuant to the approved budget then in effect, (iii) the indebtedness already existing on the date of this Agreement [and (iv) letters of credit issued in the ordinary course of business;]

(7)            [Encumbrances. Creation of any mortgage or charge or permitting the creation of or suffering to exist any mortgage or fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or any Subsidiary other than any mortgage, charge, lien or other encumbrance securing obligations (i) not in excess of $5,000,000 and (ii) when taken together with all such mortgages, charges, liens and other encumbrances created, would not result in the obligations underlying such mortgages, charges, liens and other encumbrances to exceed $15,000,000 in the aggregate, other than (x) trade credit obligations incurred in the ordinary course of business and in amounts consistent with the approved budget then in effect and (y) such other obligations that are authorized pursuant to the approved budget then in effect;]

(8)            Loans and Investments. Making investments in or loaning any funds or money, extending credit, or otherwise providing financial accommodations to any Person other than a Subsidiary in excess of $5,000,000 individually or $10,000,000 in the aggregate outside the ordinary course of business.

(b)	Exit and Acquisitions

(1)            Entity Organization. Amendment to or waiver of any of the provisions of the organizational documents of the Company or any non-wholly owned Subsidiary of the Company, or entering into or approving any merger, consolidation, amalgamation, recapitalization or other form of business combination involving the Company or converting the Company to another type of business entity;

(2)            Liquidation, Dissolution, or Bankruptcy. Commencement of any liquidation, dissolution or voluntary bankruptcy, administration, insolvency proceeding, recapitalization or reorganization of the Company or its Subsidiaries in any form of transaction, any arrangement with creditors, or the consent to entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, or the consent to any plan of reorganization in any involuntary or voluntary case, or the consent to the appointment or taking possession by a receiver, trustee or other custodian for all or any portion of its property, or otherwise seek the protection of any applicable bankruptcy or insolvency law;

(3)            Establishment of Subsidiaries. To the extent not otherwise expressly approved as part of an approved annual business plan, the establishment of any non-wholly owned Subsidiaries of the Company and the terms, provisions and conditions of its governing agreements and any amendments or modifications thereof and the designation of any Persons to serve on its board of directors or other governing body;

(4)            Transfers of Assets. To the extent not otherwise expressly approved under (a)(1) as part of an approved budget and business plan for the applicable fiscal year, any sale, lease or other conveyance of assets of the Company or its Subsidiaries (including equity interests in any entity and any intellectual property of the Company or its Subsidiaries) in any transaction or series of related transactions, in each case outside the ordinary course of business, except for (i) for the avoidance of doubt, sales of hydrocarbons in the ordinary course of business, (ii) sales, leases or other conveyances of assets in a single transaction or series of related transactions with an aggregate fair market value of $10,000,000 per fiscal year and (iii) sales or other conveyances of obsolete equipment;

(5)            Acquisitions. To the extent not otherwise expressly approved as part of an approved budget and business plan for the applicable fiscal year, the making of, or committing to make, any purchase, lease (including the assumption of any existing lease) or other acquisition of assets (including equity interests of any entity) by the Company or its Subsidiaries for consideration (including assumed indebtedness) in excess of $10,000,000 per Fiscal Year; and

(6)            [Catch-All. Entering into any corporate transaction, including any joint venture, investment, recapitalization, reorganization with any other Person or acquisition of any securities or assets of another Person, whether in a single transaction or series of related transactions, in excess of $5,000,000.]

(c)	Board and Employee Matters

(1)            Remaining Directors; Vacancies. Nominating any Remaining Directors and filling any vacancies on the Board.

(2)            Hiring and Compensation. With respect to any person employed or compensated by the Company or any of its Subsidiaries whose total annual base salary, taken together with [such person’s target bonus opportunity], is in excess of [$300,000]: (i) appointment, retention or removal of, or entering into any employment agreement or other compensation arrangement with, such person or (ii) the amendment or other modification of any employment agreement or other compensation arrangement entered into with such person; provided, that such matters may be delegated to the officers of the Company pursuant to the approval of Directors constituting at least 67% of the Whole Board;

(3)            Incentive Plans. Establishing any equity incentive plan or cash bonus incentive plan;

(4)            Severance Payments. Granting any severance or termination payment to any present or former manager, officer, director or employee of the Company or any of its Subsidiaries other than [(x) any cash severance payments to an individual who is not a present or former officer of the Company or any of its Subsidiaries if the aggregate cash severance payments to such individual are less than $300,000 and (y)] pursuant to an Employee Incentive Plan expressly permitted by this Agreement;

(5)            Benefit Plans. (A) Establishment, adoption, entering into or termination of any employee benefit plan and (B) and amendment or modification thereto, other than any amendment or modification that (x) is required by law or (y) does not materially increase the cost of administering such employee benefit plan.

(d)	Other Non-Ordinary Course Transactions

(1)            Transactions with Members. Other than transactions expressly permitted by this Agreement, entering into any agreement or other transaction between the Company or its Subsidiaries, on the one hand, and any Stockholder, executive officers, or directors or Affiliates of any of the foregoing, on the other (including, without limitation, any purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement, or any loans or advances to or guarantees for the benefit of any Stockholders, officers or directors of the Company or its Subsidiary, other than in the ordinary course of business as part of travel advances, relocation advances or salary);

(2)            Change in Business. Making (i) any change to the name of the Company or any of its Subsidiaries or (ii) any material change in the business of the Company or any of its Subsidiaries [or entering into any contract containing a material restriction on the business activities of the Company or any of its Subsidiaries];

(3)            [Material Contracts. Execution, termination or material amendment of any material contract of the Company or any of its Subsidiaries not entered into in the ordinary course of business and the consequences of which could reasonably be expected, in the event that the benefits hoped to be obtained thereunder are not realized, to have a material adverse impact on the profits and losses or net cash flows of the Company, other than any material contract that is authorized pursuant to an approved budget and which does not involve payments to or from the Company, individually or in the aggregate, in excess of $5,000,000;]

(4)            Litigation. Settling, compromising or initiating any material litigation or administrative matter by the Company or its Subsidiaries; and

(5)            [Government Communications. Making any filing, notice or other material communication with any governmental, regulatory or accreditation authority, or taking any action that would require the Company or any of its Subsidiaries to make any filing, notice or other material communication with any governmental, regulatory or accreditation authority; provided, however, that nothing in this clause (5) shall prevent any Stockholder from taking emergency or other immediate action it deems mandatory to comply with applicable laws.]

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of _______, 201_, is made by and among [●], a Delaware corporation (the “Company”), and ___________ (the “Joining Party”). Capitalized terms that are used but are not otherwise defined herein shall have the meanings given to them in the Stockholders Agreement, dated as of [●] (as may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Stockholders Agreement”).

1.	Agreement to be Bound. The Joining Party hereby agrees that upon execution of this Agreement, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed included in the definition of “Stockholder” therein for all purposes thereof. In addition, the Joining Party hereby agrees that all of the Transferred Shares shall be subject to all of the covenants, terms and conditions applicable to Shares under the Stockholders Agreement. The Joining Party acknowledges that it has been furnished with and has carefully read a copy of the Stockholders Agreement prior to its execution of this Agreement.

2.	Accredited Investor. The Joining Party represents and warrants to the Company that the Joining Party is an Accredited Investor.

3.	Counterparts. This Agreement may be signed in counterparts, any of which may be delivered via facsimile, PDF, or other forms of electronic delivery, each of which shall be deemed an original, and all of which are deemed to be one and the same agreement binding upon the Company and the Joining Party.

4.	Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine. Each party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware, and any appellate court thereof), and any judicial proceeding brought against any of the parties hereto on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Joining Party hereby consents to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the address set forth under its signature below, or in any other manner permitted by law. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

6.	Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

7.	Entire Agreement. This Agreement and the Stockholders Agreement (together with the documents attached as exhibits thereto and any documents or agreements specifically contemplated thereby) constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have hereunto set their respective hands as of the date and year first written above.

JOINING PARTY:

By:
Name:
Title:

Address for Notices:

Address – Line 1

Address – Line 2

Address – Line 3

Attention

Facsimile

Telephone

Email

ACCEPTED:

[●]

By:
Name:
Title:

Exhibit D

New Board Disclosures

[To come.]

Exhibit E

Employee Incentive Plan

EP ENERGY CORPORATION
EMPLOYEE Incentive Plan

Section 1.            Purpose

The Plan authorizes the Committee to provide Employees of the Company and its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates with grants of Awards. The Company believes that this incentive program will cause those Employees to increase their interest in the welfare of the Company and its Affiliates and aid in attracting, retaining, and motivating Persons of outstanding ability.

Section 2.           Definitions

Capitalized terms used herein shall have the meanings set forth in this Section. Any reference in the Plan to any law shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such law, regulations, or guidance.

(a)            “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person. For the purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract, or otherwise, and the terms “controlling” and “controlled” shall have correlative meanings.

(b)            “Award” means any Option, Restricted Stock, Restricted Stock Unit, or other Stock-based award granted pursuant to the Plan.

(c)            “Award Agreement” means a certificate accepted by the Grantee, or other written agreement between the Company and the Grantee, evidencing the grant of an Award hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall approve.

(d)            “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)            “Board” means the Board of Directors of the Company.

(f)            “Cause” shall, with respect to a Grantee, have the meaning ascribed thereto in any then-effective employment, consulting, severance, service, or other similar agreement between any member of the Company Group and such Grantee or in any applicable Award Agreement for such Grantee, or if no such agreement defining “Cause” is in effect, then “Cause” shall mean (i) Grantee’s material breach of any policy or code of conduct established by the Company in a writing previously provided to Grantee and which is applicable to Grantee that is reasonably likely to have a material adverse effect on the business or reputation of the Company; (ii) Grantee’s willful misconduct, fraud, theft or embezzlement, or Grantee’s breach of fiduciary duty; (iii) the conviction or indictment of Grantee for, or plea of nolo contendere by Grantee to, any felony (or state law equivalent) or crime involving moral turpitude; or (iv) Grantee’s willful failure or refusal, other than due to disability, to perform Grantee’s obligations to the Company, or to follow any lawful directive of the Board or Grantee’s reporting officer.

(g)           “Change in Control” means the occurrence of any of the following after the Effective Date:

(i)          an acquisition immediately after which any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) possesses direct or indirect “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); but excluding any acquisition by the Company or any of its subsidiaries, by any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, or any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (d) below;

(ii)          a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board of Directors. Any person becoming a director through election or nomination for election approved by a valid vote of at least two-thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)         the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv)         the consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which:

(A)            all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

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(B)            no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 50% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

(C)            individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation.

For the avoidance of doubt, notwithstanding anything to the contrary it shall not be a Change of Control if the Principal Investors, individually and/or collectively, own 50% or more of the Company’s Voting Securities or control the Board.

(h)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)            “Committee” means the Board, or such committee as may be appointed by the Board from time to time to administer the Plan.

(j)            “Company” means EP Energy Corporation, a corporation organized under the laws of the State of Delaware.

(k)            “Company Group” means the Company together with its subsidiaries.

(l)             “Disability” shall, with respect to a Grantee, have the meaning ascribed thereto in any then-effective employment, consulting, severance, service, or other similar agreement between any member of the Company Group and such Grantee or in any applicable Award Agreement for such Grantee, or if no such agreement defining “Disability” is in effect, then “Disability” means any physical or mental disability or infirmity of the Grantee that prevents the performance of the Grantee’s duties for a period of ninety (90) consecutive days or one hundred eighty (180) non-consecutive days during any twelve (12) month period, as determined by the Committee.

(m)            “Effective Date” means the date upon which all conditions to the effectiveness of the prearranged chapter 11 plan of reorganization of the Company implementing the proposed financial restructuring of the Company have been satisfied or waived in accordance with the terms thereof.

(n)            “Employee” means any Person or entity that is providing, or has agreed to provide, services to the Company or an Affiliate, whether as an employee, as an officer, or as an independent contractor; provided, that any prospective employee, officer, or independent contractor may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with any member of the Company or an Affiliate. An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

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(o)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)           “Fair Market Value” of a share of Stock on any given date shall mean either:

(i)            if the Stock is listed on one or more national securities exchanges, the closing price of such Stock on the principal exchange on which such Stock is then trading or, if no sales of Stock were made on such exchange on that date, the closing price of such Stock for the next preceding day on which sales of Stock were made on the exchange; or

(ii)            if the Stock is not publicly traded on a national securities exchange, the fair market value of the Stock determined in good faith by the Committee based on its determination of the fair market value of the Company, in a manner intended to be consistent with Section 409A of the Code (to the extent required to comply with Section 409A of the Code).

(q)           “Grantee” means an Employee granted an Award pursuant to the Plan.

(r)           “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Section 6 of this Plan.

(s)           “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(t)           “Options” refers to options to acquire Stock that are granted pursuant to the Plan.

(u)           “Person” means, individually or collectively, an individual, firm, corporation, partnership, association, governmental entity, limited liability company, or trust, or any other entity.

(v)           “Plan” means this EP Energy Corporation Employee Incentive Plan as set forth herein and as amended from time to time.

(w)          “Principal Investors” means [Apollo], [Elliott] and their respective Affiliates.1

(x)           “Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to vesting restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

1 Note to Draft: Formal entity names to be provided.

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(y)          “Restricted Stock” means Stock granted to a Grantee pursuant to Section 8 hereof that is subject to certain restrictions and to a risk of forfeiture.

(z)           “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Stock, cash, other securities or other property, granted pursuant to Section 8 hereof that is subject to certain restrictions and to a risk of forfeiture.

(aa)         “Securities Act” means the Securities Act of 1933.

(bb)         “Securities Laws” means the Exchange Act, the Securities Act, and state securities and “blue sky” laws.

(cc)         “Stock” means the common stock of the Company, par value $[●] per share.

(dd)         “Stock Appreciation Right” means any Award granted under Section 7 of this Plan.

(ee)          “Stockholders Agreement” means that certain stockholders agreement dated as of February [●], 2020, of the Company and certain other parties thereto, as amended, modified, supplemented or restated from time to time.

Section 3.           Term of Plan

This Plan will become effective as of the Effective Date. No Award shall be made under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in an applicable Award Agreement, the termination of the Plan shall not affect the terms of any Award awarded hereunder or otherwise subject hereto at the time of termination of the Plan, and Award Agreements then in effect shall continue in full force and effect subject to the terms of any such Award Agreement.

Section 4.           Stock Available under the Plan

Subject to the provisions of Section 12, the total number of shares of Stock with respect to which Awards may be granted, issued, or delivered under the Plan shall not exceed [●].2 To the extent that an Award expires or is canceled, forfeited, or otherwise terminated without a delivery to the Grantee of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld or surrendered in payment of the exercise price or taxes relating to an Award shall be deemed to constitute shares of Stock delivered to the Grantee and shall not be again available for Awards under the Plan.

[2]	Note to Draft: The award pool shall consist of 10% of the shares of common stock of the Company as of the Effective Date, on a fully diluted basis. Up to 70% of the award pool will be allocated to the Emergence Awards (the CEO and seven other officers of the Company will receive such initial awards under the EIP).

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Section 5.           Administration of the Plan

(a)        Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to the provisions of the Plan:

(i)            to select the Employees to whom Awards may be granted;

(ii)           to determine the number of shares of Stock subject to each such Award;

(iii)          to determine and/or waive the terms and conditions of any Award granted under the Plan, including the exercise price, vesting schedule, and conditions relating to vesting, exercise, and termination of the right to exercise;

(iv)          to determine and/or waive the restrictions or conditions related to the delivery, holding, and disposition of Stock acquired upon exercise or settlement of an Award;

(v)           to make any amendments, modifications or adjustments to the terms of any outstanding Awards, as permitted by the Plan;

(vi)          to establish performance goals in connection with the grant of Awards;

(vii)         to prescribe the form of each Award Agreement;

(viii)        to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)          to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award Agreement or other instrument hereunder; and

(x)           to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)          Manner and Import of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all Persons, including the Company, its Affiliates, Grantees, and any Person claiming any rights under the Plan from or through any Grantee. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 16). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

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(c)          Limitation of Liability. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him by any officer or employee of the Company or any of its Affiliates, the Company’s independent accountants or auditors, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. Except to the extent required by applicable law, no member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the fullest extent permitted by applicable law, the Company’s by-laws, certificate of incorporation, and D&O insurance policy, as applicable, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)          Non-U.S. Grantees. The Committee may modify Awards granted to Employees who are foreign nationals or who are employed outside the United States or establish sub-plans or procedures under the Plan to address differences in laws, rules, regulations, or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits, or other matters.

Section 6.           Stock Options

(a)          Grant of Options. Each grant of Options shall be evidenced by an Award Agreement that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify under the Code as an Incentive Stock Option, be treated as a Nonqualified Stock Option.

(b)          Exercise Price. Each Option granted under the Plan shall have an exercise price per share of Stock that is no less than the Fair Market Value per share of Stock as of the date the Option is granted.

(c)          Termination. The Award Agreement shall set forth the term of the Option, which shall not be longer than ten (10) years from the date of grant. Unless otherwise determined by the Committee or set forth in an Award Agreement, if prior to the tenth (10th) anniversary of the date of grant and prior to any cancellation, termination, or expiration of the Option pursuant to action taken by the Committee in accordance with Section 12, a Grantee’s employment or service with the Company or an Affiliate terminates, all of such Grantee’s unvested Options shall expire as of the date of such termination from employment or service, and each of such Grantee’s vested Options shall expire as follows:

(i)          if the Grantee’s employment or service is terminated by the Company or its Affiliates without Cause (other than by reason of the Grantee’s death or Disability) or as a result of any voluntary resignation of the Grantee, on the earlier of (x) the date that is ninety (90) days after the date of such termination and (y) the original expiration date of the Option;

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(ii)          if the Grantee’s employment or service is terminated by reason of the Grantee’s death or Disability, on the earlier of (x) the date that is twelve (12) months after the date of such termination and (y) the original expiration date of the Option; or

(iii)        immediately if the Grantee’s employment or service is terminated by the Company or its Affiliates with Cause (and, for the avoidance of doubt, all of such Grantee’s vested Options shall immediately expire as of the date of such termination from employment or service by the Company or any of its Affiliates with Cause).

In the event of a Grantee’s death, such Grantee’s Options shall remain exercisable by the Person or Persons to whom the Grantee’s rights under the Options pass by will or by the applicable laws of descent and distribution until their expiration as described above in this Section 6(c), but only to the extent that the Options were vested at the time of such termination from employment or service.

(d)          Conditions to Exercise of Options.

(i)          Only the vested portion of any Option may be exercised, and an Option may be exercised for whole shares of Stock only. A Grantee shall exercise an Option by delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with a certified check or bank draft payable to the order of the Company or an electronic funds transfer to the Company for an amount equal to the aggregate exercise price for such Stock. Notwithstanding the foregoing, a Grantee may, in his or her discretion, exercise an Option by means of a “net exercise” procedure effected by withholding the minimum number of shares of Stock otherwise deliverable in respect of an Option that are needed to pay for the exercise price for such Stock and all applicable required withholding taxes (at the maximum withholding rate). The Committee may, in its sole discretion, at the time the Option is granted or at a later date, permit other forms of payment in an Award Agreement or otherwise, including notes or other contractual obligations of a Grantee to make payment on a deferred basis.

(ii)          Before the Company issues any Stock to the Grantee pursuant to the exercise of an Option, the Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation under applicable tax laws to withhold for income or other taxes due upon or incident to such exercise. The Committee may, in its sole discretion, at the time the Option is granted or at a later date, permit such withholding obligation to be satisfied through the withholding of shares of Stock that would otherwise be delivered upon exercise of the Option.

(e)          Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the share of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000 or the Option shall be treated as a Nonqualified Stock Option, but only to the extent of that portion of the Option in excess of the limit. For purposes of the preceding sentence, unless otherwise designated by the Company, Incentive Stock Options will be taken into account in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded. In the case of Incentive Stock Options granted to a Person who on any given date owns, either directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be subject to the rules contained in Section 424 of the Code.

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Section 7.           Stock Appreciation Rights. Each grant of Stock Appreciation Rights shall conform to the requirements of the Plan and shall be evidenced by an Award Agreement that shall state the term, grant price (which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant), methods of exercise, methods of settlement and such other provisions as the Committee shall determine. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a specified number of shares of Stock on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, shares of Stock, other property or any combination thereof, as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

Section 8.           Restricted Stock

(a)        Generally. Each grant of Restricted Stock shall be evidenced by an Award Agreement. Each Restricted Stock grant shall be subject to the conditions set forth in this Section 8, and to such other conditions as determined by the Committee and may be reflected in the applicable Award Agreement, which may include service and/or performance vesting requirements. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock which acceleration shall not affect any other terms and conditions of such Awards.

(b)        Restrictions; Forfeiture. Unless otherwise determined by the Committee and set forth in an Award Agreement, Restricted Stock awarded to a Grantee shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee. Except as otherwise provided in the applicable Award Agreement or any applicable employment, consulting, change-in-control, severance, service, or other similar agreement between a Grantee and any member of the Company Group, the unvested portion of Restricted Stock shall terminate and be forfeited for no consideration upon termination of employment or service of the Grantee. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

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(c)        Stock Certificates; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, the Committee shall cause Stock to be registered in the name of the Grantee and recorded in book-entry form and un-certificated, subject to the Company’s directions. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Grantee pending vesting and the release of the applicable restrictions, the Committee may require the Grantee to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Grantee shall fail to execute and deliver an Award Agreement and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. To the extent that Restricted Stock is forfeited all rights of the Grantee to such Restricted Stock and as a shareholder with respect thereto shall terminate without further obligation or action on the part of the Company. Except as otherwise provided in the applicable Award Agreement, the Grantee shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(d)        Delivery of Restricted Stock. Unless otherwise determined by the Committee, upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the Stockholders Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Grantee, or his or her beneficiary, without charge a notice evidencing a book entry notation evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share of Stock). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Employee in cash or, at the sole discretion of the Committee, in Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such Restricted Stock.

Section 9.           Restricted Stock Units

(a)        Generally. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 8, and to such other conditions as determined by the Committee and may be reflected in the applicable Award Agreement, which may include service and/or performance vesting requirements. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards. Except as otherwise provided in the applicable Award Agreement or any applicable employment, consulting, change-in-control, severance, service, or other similar agreement between a Grantee and any member of the Company Group, the unvested portion of Restricted Stock shall terminate and be forfeited for no consideration upon termination of employment or service of the Grantee.

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(b)        Restricted Stock Units. No shares of Stock shall be issued at the time an Award of Restricted Stock Units is made. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) awarded to a Grantee may be credited with dividends paid in respect of one share of Stock (“Dividend Equivalents”). At the discretion of the Committee, Dividend Equivalents may be either currently paid to the Grantee or withheld by the Company for the Grantee’s account and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Grantee’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Grantee, at the discretion of the Committee, in the form of cash, shares of Stock or some combination thereof upon settlement of such Restricted Stock Unit; provided that, if such Restricted Stock Unit is forfeited, the Grantee shall have no right to such Dividend Equivalents. The Grantee shall not have the rights and privileges of a stockholder as to Restricted Stock Units, including the right to vote, unless and until Stock is issued to the Grantee in a settlement of such Restricted Stock Units.

(c)        Settlement of Restricted Stock Units. Unless otherwise provided by the Committee in an Award Agreement or any applicable employment, consulting, change-in-control, severance or other agreement between a Grantee and the Company or an Affiliate, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Grantee, or his or her beneficiary, without charge, one share of Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock in respect of such Released Unit. If a cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Released Units shall be entitled to be credited with Dividend Equivalents (upon the payment by the Company of dividends on Stock) either in cash or, at the sole discretion of the Committee, in Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash Dividend Equivalents at a rate and subject to such terms as determined by the Committee), which accumulated Dividend Equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units.

Section 10.           Other Stock-Based Awards

The Committee is authorized to grant to Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to vesting requirements or other restrictions on transfer), subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

Section 11.           Stockholders Agreement

The Company shall have the right to require a Grantee to become a party to the Stockholders Agreement as a condition of receipt or delivery of any shares of Stock at any time.

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Section 12.           Adjustment Upon Changes in Capitalization; Change in Control

(a)        In the event of any corporate event or transaction involving the Company Group (including, but not limited to, a change in the Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Stock, exchange of Stock, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to the extent necessary to prevent undue dilution or enlargement of Grantees’ rights under the Plan, shall substitute or adjust, in a manner determined in its good faith and sole discretion, the number and kind of shares of Stock or other property or consideration that may be issued under the Plan or under particular forms of Awards, the number and kind of shares of Stock or other property or consideration subject to outstanding Awards, the exercise price, grant price, or purchase price applicable to outstanding Awards, and/or other value determinations applicable to the Plan or outstanding Awards.

(b)        Notwithstanding anything to the contrary contained herein and subject to the applicable Award Agreement, in the event of a Change in Control, a reorganization or liquidation of the Company, an event described in the preceding paragraph, or any other unusual, infrequently recurring, or similar events, the Committee is authorized (but not obligated) to make good faith adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuing or assuming such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substituting Awards by the surviving company or corporation or its parent; (iii) accelerating exercisability, vesting, and/or lapse of restrictions or adjustment of performance targets under outstanding Awards immediately prior to the occurrence of such event; (iv) upon written notice, providing that any outstanding Awards must be exercised, to the extent then exercisable, during a period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case, contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (v) cancelling vested Awards in exchange for a payment in cash, shares of Stock or other equity interests, securities or property, or any combination thereof equal to the Fair Market Value of the shares of Stock subject to such canceled Awards (less the amount of the exercise in the case of Options); and (vi) cancelling unvested Awards and/or out-of-the-money Options for no consideration. Any adjustments made pursuant to this Section 12 shall be determined in a manner intended to be consistent with Section 409A of the Code, to the extent applicable.

Section 13.           Restrictions on Issuing Stock

The obligation of the Company to issue Stock hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell any Stock pursuant to an Award unless such Stock has been properly registered for sale pursuant to the Securities Laws or unless such Stock may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company may, but shall be under no obligation to, register for sale under the Securities Laws any of the Stock to be offered or sold under the Plan. If the Stock offered for sale or sold under the Plan is offered or sold pursuant to an exemption from registration under the Securities Laws, the Company may restrict the transfer of such Stock in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall have the right to condition the grant of an Award or the exercise of any Option on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law or regulation or official interpretation thereof, or any underwriting agreement. No fractional shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be paid to the holders of fractional shares in lieu thereof or whether such fractional shares shall be eliminated by rounding as appropriate.

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Section 14.           General Provisions

(a)        Award Agreement; No Uniformity of Treatment. Each Award shall be evidenced by an Award Agreement. The terms and provisions of such agreements may vary among Grantees and among different Awards granted to the same Grantee. There is no obligation for uniformity of treatment among Grantees and any other holders or beneficiaries of Awards, and the terms and conditions of Awards, and the determinations and interpretations of the Committee with respect to Awards, need not be the same with respect to any Grantees (whether or not they are similarly situated). In the event of a conflict between the terms of the Award Agreement and the Plan, the terms of the Plan shall govern.

(b)        No Right to Awards or Continued Employment. The grant of an Award in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment or service relationship with the Company or its Affiliates, or, until an Award subject to exercise or deferred settlement is exercised or settled and Stock is issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

(c)        No Right to Company Assets. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title, or interest by reason of any Award to any particular assets of the Company or Affiliates of the Company, or any Stock allocated or reserved for the purposes of the Plan or subject to any Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(d)        Non-transferability. Except as otherwise provided by the Committee, no Award or Stock acquired upon the exercise or settlement of an Award may be sold, transferred, assigned, pledged, or otherwise encumbered, except by will or the laws of descent and distribution, and an Award shall be exercisable during the Grantee’s lifetime only by the Grantee. Upon a Grantee’s death, the estate or other beneficiary of such deceased Grantee shall be subject to all the terms and conditions of the Plan and Award Agreement, including the provisions relating to the termination of the right to exercise the Award.

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(e)        Governing Law. This Plan and any Award Agreement issued hereunder and the rights and obligations of each Grantee and the Company hereunder, and all claims or causes of action (whether in contract or tort) arising hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of Delaware, without regard to its choice of law principles. Each Grantee irrevocably consents to the jurisdiction of the federal or state courts of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Plan and any Award Agreement and agrees that any such action instituted shall be commenced, prosecuted and continued only in such courts, which shall be the exclusive and only proper forum for adjudicating such a claim. Grantee expressly and irrevocably waives any and all objections it may have as to convenience of forum, venue, or personal jurisdiction in any such courts.

(f)        Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)        Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(h)        Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with or be exempt from Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties (including accelerated recognition of taxes) under Section 409A of the Code. Each Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Grantee in connection with the Plan or any other Plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Grantee (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Awards or Stock issued or amounts payable hereunder will be subject to accelerated taxation or additional tax under Section 409A of the Code, then, prior to delivery to such Grantee of such Stock or payment to such Grantee of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, or (ii) take such other actions that the Committee determines necessary or appropriate to avoid or limit the imposition of such additional or accelerated tax under Section 409A of the Code.

14

(i)        Forfeiture Events.  The Committee may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment for Cause, violation of material policies that may apply to the Grantee, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company or any of its Affiliates or subsidiaries.

(j)        Clawback. The Committee may provide in an Award Agreement that if the Grantee receives any amount in excess of what the Grantee should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in good faith, then the Grantee shall be required to promptly repay any such excess amount to the Company. Further, to the extent required by applicable law, Awards shall be subject to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

Section 15.           Withholding Obligations

As a condition to the vesting, exercise, or settlement of any Award, the Committee may require that a Grantee satisfy, through deduction or withholding from any payment of any kind otherwise due to the Grantee, or through such other arrangements as are satisfactory to the Committee, the maximum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement. To the extent provided in the applicable Award Agreement, Stock may be used to satisfy tax withholding requirements, and such Stock shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable.

Section 16.           Amendment or Termination

The Committee may, at any time, alter, or amend the Plan, or suspend, discontinue, or terminate this Plan; provided, however, that, except as provided in Section 12, no such action shall materially and adversely affect the rights of Grantees with respect to Awards previously granted hereunder without the consent of such Grantees. The Company shall obtain stockholder approval of any Plan amendment or any other action taken under the Plan to the extent it deems necessary, in its discretion, to comply with applicable laws or the listing requirements of an exchange or securities market.

15

Section 17.           Data Privacy

As a condition of receipt of any Award, each Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 17 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Grantee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company and its Affiliates held by such Grantee, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Grantee’s participation in the Plan, each member of the Company and its Affiliates may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan. Recipients of the Data may be located in the Grantee’s country or elsewhere, and the Grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Grantee may elect to deposit any shares of Stock. The Data related to a Grantee will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Grantee’s participation in the Plan. A Grantee may, at any time, upon reasonable request view the Data held by the Company with respect to such Grantee, request additional information about the storage and processing of the Data with respect to such Grantee, recommend any necessary corrections to the Data with respect to the Grantee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Grantee’s eligibility to participate in the Plan, and, in the Committee’s discretion, the Grantee may forfeit any outstanding Awards, if the Grantee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Grantees may contact their local human resources representative.

Section 18.           Company Repurchase Right

In the event that a Grantee’s employment or engagement with the Company and/or its Affiliates is terminated for any reason, whether by the Company or the Grantee, the Company or its designees shall have the right (but not the obligation) at any time upon delivery of a notice to such Grantee within one (1) year of the date such Grantee’s employment or engagement is terminated (the “Repurchase Notice”), to repurchase all or any portion of the Grantee’s outstanding shares of Stock acquired in respect of Grantee’s Awards (collectively, “Subject Securities”); provided, however, that if the Company shall be legally prevented (whether by contract or statutorily) from making such repurchase during the foregoing one (1) year period, then the Company or its designees may exercise its repurchase right within sixty (60) days after the first date on which it shall be legally permitted to make such repurchase. The price per Share to be paid by the Company or its designees shall be the Fair Market Value of such Subject Security as of the date of the Repurchase Notice; provided that, if the Grantee’s employment or engagement with the Company or its Affiliates is terminated for Cause, then such Subject Securities shall be forfeited and cancelled without any payment by the Company. The purchase price to be paid by the Company or its designees shall be paid in a cash; provided, that payment if a lump sum cash payment of the aggregate purchase price is not permitted under agreements and/or arrangements with the Company’s and/or its Affiliates’ lenders, the purchase price may be paid by the issuance of a promissory note not to exceed three (3) years bearing interest at the prime rate announced by the Wall Street Journal on the date of the Repurchase Notice, to the extent consistent with Section 409A of the Code. The Fair Market Value for these purposes shall be the Fair Market Value of the Subject Security less the amount of the exercise price in the case of Options. The Company or its designees purchasing the Subject Securities pursuant to this Section 18 will be entitled to require such Grantee to provide representations and warranties regarding (i) such person’s power, authority and legal capacity to enter into such transfer; (ii) such Person’s valid right, title and interest in such Subject Securities and, if applicable, such Person’s ownership of such Subject Securities; (iii) the absence of any liens, pledges and other encumbrances on such Subject Securities; and (iv) the absence of any violation, default or acceleration of any agreement or instrument pursuant to which such person or the assets of such person are bound as the result of such sale. The Company or its designees shall have the right to revoke the Repurchase Notice at any time. Should the Company or any of its designees elect to exercise the repurchase rights pursuant to this Section 18 and such Grantee fails to deliver all of such Subject Securities in accordance with the terms hereof, the Company may, at its option, in addition to all other remedies it may have, deposit the repurchase price in an escrow account, whereupon the Company shall by written notice to such person (i) if applicable, cancel on its books the certificates(s) representing such Subject Securities registered in the name of the person and (ii) cancel such Subject Securities, and all of such person’s right, title and interest in and to such Subject Securities shall terminate in all respects.

16

Exhibit F

Exit Credit Agreement

SENIOR SECURED CREDIT AGREEMENT

Dated as of [●], 2020

among

EPE ACQUISITION, LLC,

as Holdings,

EP ENERGY LLC,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank

-i-

3.	Letters of Credit		61

	3.1	Letters of Credit	61

	3.2	Letter of Credit Applications	62

	3.3	Letter of Credit Participations	63

	3.4	Agreement to Repay Letter of Credit Drawings	65

	3.5	Increased Costs	66

	3.6	New or Successor Issuing Bank	67

	3.7	Role of Issuing Bank	68

	3.8	Cash Collateral	69

	3.9	Existing Letters of Credit	69

	3.10	Applicability of ISP and UCP	69

	3.11	Conflict with Issuer Documents	69

	3.12	Letters of Credit Issued for Restricted Subsidiaries	69

	3.13	Alternate Currency	70

4.	Fees; Commitments		70

	4.1	Fees	70

	4.2	Voluntary Reduction of Commitments	71

	4.3	Mandatory Termination or Reduction of Commitments	71

5.	Payments		72

	5.1	Voluntary Prepayments	72

	5.2	Mandatory Prepayments	72

	5.3	Method and Place of Payment	73

	5.4	Net Payments	74

	5.5	Computations of Interest and Fees	77

	5.6	Limit on Rate of Interest	78

6.	Conditions Precedent to Closing Date		78

7.	Conditions Precedent to Each Credit Event		82

8.	Representations and Warranties		82

	8.1	Corporate Status	83

	8.2	Corporate Power and Authority; Enforceability	83

	8.3	No Violation	83

	8.4	Litigation	83

	8.5	Margin Regulations	83

	8.6	Governmental Approvals	83

	8.7	Investment Company Act	84

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	8.8	True and Complete Disclosure	84

	8.9	Financial Condition; Financial Statements	84

	8.10	Tax Matters	84

	8.11	Compliance with ERISA	85

	8.12	Subsidiaries	85

	8.13	Intellectual Property	85

	8.14	Environmental Laws	86

	8.15	Properties	86

	8.16	Solvency	87

	8.17	Insurance	87

	8.18	Gas Imbalances, Prepayments	87

	8.19	Marketing of Production	87

	8.20	Hedge Transactions	87

	8.21	Anti-Corruption Laws and Sanctions	87

	8.22	No Material Adverse Effect	87

	8.23	Deposit Accounts; Securities Accounts; Commodity Accounts	88

	8.24	Prohibited Transactions	88

	8.25	Security Interest in Collateral	88

9.	Affirmative Covenants		88

	9.1	Information Covenants	88

	9.2	Books, Records and Inspections	93

	9.3	Maintenance of Insurance	94

	9.4	Payment of Taxes	94

	9.5	Consolidated Corporate Franchises	94

	9.6	Compliance with Statutes, Regulations, Etc.	94

	9.7	ERISA	95

	9.8	Maintenance of Properties	95

	9.9	[Reserved]	96

	9.10	End of Fiscal Years; Fiscal Quarters	96

	9.11	Additional Guarantors, Grantors and Collateral	96

	9.12	Use of Proceeds	98

	9.13	Further Assurances	98

	9.14	Reserve Reports	99

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	9.15	Title Information	100

	9.16	Change in Business	100

	9.17	Holdings Covenant	100

	9.18	Post-Closing Hedge Transactions	101

10.	Negative Covenants		101

	10.1	Limitation on Indebtedness	101

	10.2	Limitation on Liens	105

	10.3	Limitation on Fundamental Changes	107

	10.4	Limitation on Sale of Assets	109

	10.5	Limitation on Investments	111

	10.6	Limitation on Restricted Payments	114

	10.7	Limitations on Debt Payments and Amendments	116

	10.8	Negative Pledge Agreements	117

	10.9	Limitation on Subsidiary Distributions	118

	10.10	Hedge Transactions	120

	10.11	Financial Covenants	121

	10.12	Accounts	121

	10.13	Use of Credit Extensions in Violation of Sanctions	121

	10.14	Transactions with Affiliates	121

11.	Events of Default		123

	11.1	Payments	123

	11.2	Representations, Etc	123

	11.3	Covenants	123

	11.4	Default Under Other Agreements	123

	11.5	Bankruptcy, Etc	124

	11.6	ERISA	124

	11.7	Guarantee	124

	11.8	Security Documents	124

	11.9	Judgments	125

	11.10	Change of Control	125

	11.11	Application of Proceeds	125

	11.12	Equity Cure	126

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12.	The Agents		127

	12.1	Appointment	127

	12.2	Delegation of Duties	128

	12.3	Exculpatory Provisions	128

	12.4	Reliance by Agents	128

	12.5	Notice of Default	129

	12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	129

	12.7	Indemnification	130

	12.8	Agents in Its Individual Capacities	130

	12.9	Successor Agents	130

	12.10	Withholding Tax	131

	12.11	Security Documents and Collateral Agent under Security Documents and Guarantee	131

	12.12	Right to Realize on Collateral and Enforce Guarantee	132

	12.13	Administrative Agent May File Proofs of Claim	133

	12.14	Certain ERISA Matters	134

13.	Miscellaneous		135

	13.1	Amendments, Waivers and Releases	135

	13.2	Notices	137

	13.3	No Waiver; Cumulative Remedies	137

	13.4	Survival of Representations and Warranties	137

	13.5	Payment of Expenses; Indemnification	137

	13.6	Successors and Assigns; Participations and Assignments	139

	13.7	Replacements of Lenders under Certain Circumstances	144

	13.8	Adjustments; Set-off	145

	13.9	Counterparts; Integration; Effectiveness; Electronic Execution	146

	13.10	Severability	146

	13.11	GOVERNING LAW	146

	13.12	Submission to Jurisdiction; Waivers	146

	13.13	Acknowledgments	147

	13.14	WAIVERS OF JURY TRIAL	148

	13.15	Confidentiality	148

-v-

13.16	Release of Collateral and Guarantee Obligations	149

13.17	USA PATRIOT Act	150

13.18	Payments Set Aside	150

13.19	Reinstatement	150

13.20	Disposition of Proceeds	150

13.21	Collateral Matters; Hedge Agreements	150

13.22	Agency of the Borrower for the Other Credit Parties	151

13.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	151

13.24	Acknowledgement Regarding Any Supported QFCs	151

13.25	Release	152

13.26	Restatement; Pre-Petition RBL Credit Agreement	152

-vi-

EXHIBITS

Exhibit A	Form of Reserve Report Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Guarantee
Exhibit D	Form of Mortgage
Exhibit E	Form of Collateral Agreement
Exhibit F	[Reserved]
Exhibit G	Form of Assignment and Acceptance
Exhibit H-1	Form of Promissory Note (Loan)
Exhibit H-2	Form of Promissory Note (Swingline Loan)
Exhibit I	Form of Intercompany Note
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Non Industry-Bank Tax Certificate

SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Excluded Equity Interests
Schedule 1.1(c)	Excluded Subsidiaries
Schedule 1.1(e)	Closing Date Subsidiary Guarantors
Schedule 1.1(f)	Closing Date Hedge Banks
Schedule 1.1(g)	Closing Date Mortgaged Property
Schedule 3.9	Existing Letters of Credit
Schedule 6(b)	Local Counsels
Schedule 8.4	Litigation
Schedule 8.12	Subsidiaries
Schedule 8.18	Closing Date Gas Imbalance
Schedule 8.19	Closing Date Marketing Agreements
Schedule 8.20	Closing Date Hedge Transactions
Schedule 8.23	Closing Date Deposit Accounts, Securities Accounts and Commodity Accounts
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2(d)	Closing Date Liens
Schedule 10.5(d)	Closing Date Investments
Schedule 10.8	Closing Date Negative Pledge Agreements
Schedule 10.14	Closing Date Affiliate Transactions
Schedule 13.2	Notice Addresses

-vii-

SENIOR SECURED CREDIT AGREEMENT, dated as of [●], 2020, among EPE ACQUISITION, LLC, a Delaware limited liability company (“Holdings”), EP ENERGY LLC, a Delaware limited liability company and, a wholly owned subsidiary of Holdings (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders, as the swing line lender and an issuer of Letters of Credit, and each other Issuing Bank from time to time party hereto.

WHEREAS, the Borrower is a party to that certain Credit Agreement, dated as of May 24, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Pre-Petition RBL Credit Agreement”), among Holdings, the Borrower, the lenders party thereto (the “Pre-Petition RBL Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Pre-Petition RBL Agent”) and an issuing bank and Swingline Lender;

WHEREAS, on October 3, 2019 (the “Petition Date”), the Borrower and certain Affiliates of the Borrower (in such capacity, each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court;

WHEREAS, during the pendency of the Chapter 11 Cases, the Debtors continued to operate their businesses and manage their properties as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, on November 25, 2019, the Borrower executed that certain Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dated as of November 25, 2019 (the “DIP Credit Agreement”), among Holdings, the Borrower, the lenders party thereto (the “DIP Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “DIP Agent”) and an issuing bank;

WHEREAS, pursuant to the DIP Order, 50% of the outstanding loans advanced under, and all of the letters of credit issued under, the Pre-Petition RBL Credit Agreement were rolled-up on a cashless basis into fully advanced revolving loans and letters of credit under the DIP Credit Agreement, a portion of which revolving loans have been repaid and reborrowed from time to time, and which letters of credit have been extended, drawn and reimbursed from time to time, in each case prior to the date hereof;

WHEREAS, the Debtors filed the Fourth Amended Joint Chapter 11 Plan EP Energy Corporation and Its Affiliated Debtors (together with all exhibits and schedules thereto, the “Plan of Reorganization”) with the Bankruptcy Court on January 14, 2020 and the related Disclosure Statement for Fourth Amended Joint Chapter 11 Plan EP Energy Corporation and Its Affiliated Debtors with the Bankruptcy Court on January 14, 2020.

WHEREAS, on [●], 2020, the Bankruptcy Court entered the Confirmation Order confirming the Plan of Reorganization, which Confirmation Order inter alia authorized and approved the Debtors’ entry into and performance under this Agreement.

WHEREAS, pursuant to and upon consummation of the Plan of Reorganization and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), upon the Administrative Agent’s giving notice of the Closing Date as contemplated in Section 6.01 hereof, the Pre-Petition RBL Lenders as of the date hereof and the DIP Lenders as of the date hereof, have agreed to (i) continue, extend, replace, restructure and rearrange their outstanding loans under the Pre-Petition RBL Credit Agreement, the outstanding loans and issued letters of credit under the DIP Credit Agreement as of the Closing Date, as Loans outstanding hereunder or as Letters of Credit issued hereunder, as applicable, and (ii) provide certain extensions of credit and commitments to the Borrower subject to the terms and conditions of this Agreement; provided that the Liens securing the “Obligations” under and as defined in the Pre-Petition Credit Documents and the rights, duties, liabilities and obligations of the Pre-Petition Borrower and the “Guarantors” under and as defined in the Pre-Petition RBL Credit Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as continued, extended, replaced, restructured and rearranged hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

1.            Definitions.

1.1            Defined Terms.

As used herein, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” shall have the meaning provided in Section 2.16(a).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Total Commitment” means, at any time, the Total Commitment less the aggregate amount of Commitments of all Defaulting Lenders.

“Administrative Agent” means JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time designate in writing to the Borrower and the Lenders.

“Administrative Questionnaire” means, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” (“controlling”) and “controlled” shall have meanings correlative thereto.

“Affiliated Lender” shall mean a Lender that is a Sponsor or any Affiliate thereof (other than Holdings, any Subsidiary of Holdings, the Borrower or any Affiliated Institutional Lender).

“Agents” means the Administrative Agent and the Collateral Agent.

“Agreement” means this Senior Secured Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10(a) (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.10(a)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternate Currency” shall mean, with respect to any Letter of Credit, Brazilian Reais and Euro.

“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries or Holdings from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage (“X”)	X < 30%	30% < X < 60%	60% < X < 80%	80% < X < 90%	X > 90%
Eurodollar Loans	2.50%	2.75%	3.00%	3.25%	3.50%
ABR Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Commitment Fee Rate or Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Approved Counterparty” means, at any time and from time to time, (a) any Person engaged in the business of engaging in Hedge Transactions for commodity, interest rate or currency risk that has (or the credit support provider of such Person has), at the time Borrower or any Restricted Subsidiary enters into a Hedge Transaction with such Person, a long term senior unsecured debt credit rating of BBB+ or better from S&P or Baa1 or better from Moody’s, (b) any Hedge Bank and (c) with respect to basis hedges in geographical locations in which limited counterparties are available, certain counterparties from time to time identified in writing to, and reasonably acceptable to, the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company, L.P., (c) DeGolyer and MacNaughton, (d) Cawley, Gillespie & Associates, Inc., and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Assignment and Acceptance” means an assignment and acceptance substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent.

“Authorized Officer” means as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” is defined in Section 3.2(b).

“Available Commitment” means, at any time, (a) the Loan Limit at such time minus (b) the aggregate Total Exposures of all Lenders at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank Price Deck” means the Administrative Agent’s forward curve for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Bankruptcy Code” is defined in Section 11.5.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent determines in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case, that states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.10(a) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.10(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“benefited Lender” is defined in Section 13.8.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” is defined in the introductory paragraph hereto.

“Borrowing” means the incurrence of one Type of Loan on a given date (or resulting from conversions on a given date) having, in the case of Eurodollar Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(a) shall be considered part of any related Borrowing of Eurodollar Loans).

“Borrowing Base” means, at any time, an amount equal to the amount determined in accordance with Section 2.14, as the same may be adjusted from time to time pursuant to the provisions thereof.

“Borrowing Base Deficiency” occurs if, at any time, the aggregate Total Exposure of all Lenders exceeds the Borrowing Base then in effect (including after giving effect to a reduction in the Borrowing Base pursuant to the provisions hereof). The amount of the Borrowing Base Deficiency is the amount by which the Total Exposure of all Lenders exceeds the Borrowing Base then in effect.

“Borrowing Base Properties” means the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the Reserve Report most recently delivered pursuant to Section 9.14, together with the Hydrocarbon Interests on which such Oil and Gas Properties are located or to which such Oil and Gas Properties are attributed.

“Borrowing Base Required Lenders” means, at any date, (a) Non-Defaulting Lenders having or holding at least 100% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Lenders having or holding at least 100% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the aggregate Total Exposures of all Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Base Value” means, with respect to any Oil and Gas Property of a Credit Party or any Hedge Transaction in respect of commodities, the value attributed thereto in the most recent determination of the Borrowing Base (which Borrowing Base was approved by the Borrowing Base Required Lenders or the Required Lenders, as applicable, in accordance with Section 2.14).

“Budget” is defined in Section 9.1(k).

“Business Day” means any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Houston, Texas are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a Eurodollar Loan, (b) any fundings, disbursements, settlements and payments in respect of any such Eurodollar Loan, or (c) any other dealings pursuant to this Agreement in respect of any such Eurodollar Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” is classified as a “capital lease”.

“Capitalized Lease Obligations” means, as applied to any Person, all obligations under Capital Leases of such Person or any of its Restricted Subsidiaries, in each case, taken at the amount thereof accounted for as liabilities in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”.

“Cash Collateralize” is defined in Section 3.8(c).

“Cash Management Agreement” means any agreement entered into from time to time by the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” means any Person that either (a) at the time it provides Cash Management Services is or (b) at any time after it has commenced providing any Cash Management Services becomes a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreement.

“Casualty Event” means, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.10(b)(ii), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means and be deemed to have occurred if any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person, entity or “group” and its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of Holdings owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than the greater of (A) 35% of the ordinary voting power for the election of directors of the Borrower and (B) the percentage of the ordinary voting power for the election of directors of the Borrower owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Borrower.

“Chapter 11 Cases” means the voluntary cases of the Debtors filed under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court from and after the Petition Date including any and all proceedings arising in or related to such cases.

“Closing Date” means [●], 2020.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for such term in each of the Security Documents and shall include any and all assets securing any or all of the Obligations; provided that with respect to any Mortgages, “Collateral,” as defined herein, shall include “Mortgaged Property” as defined therein.

“Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 12.9.

“Collateral Agreement” means the Collateral Agreement dated as of the Closing Date and among the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E.

“Collateral Coverage Minimum” means that the Borrowing Base Properties encumbered by a Mortgage shall comprise at least 90% of the PV-10 of the Credit Parties’ total Proved Reserves included in the most recent Reserve Report delivered pursuant to this Agreement.

“Commitment” means, (a) with respect to each Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Commitment” and (b) in the case of any Lender that becomes a Lender after the Closing Date, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Commitment, in each case, as the same may be changed from time to time pursuant to the terms of this Agreement.

“Commitment Fee” is defined in Section 4.1(a).

“Commitment Fee Rate” means, for any day, with respect to the Available Commitment on such day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Borrowing Base Utilization Percentage in effect on such day.

“Commitment Percentage” means, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment at such time by (b) the amount of the Total Commitment at such time; provided that at any time when the Total Commitment shall have been terminated, each Lender’s Commitment Percentage shall be the percentage obtained by dividing (i) such Lender’s Total Exposure at such time by (ii) the aggregate Total Exposures of all Lenders at such time.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed undeterminable for purposes of the definition of “Benchmark Replacement”.

“Confidential Information” is defined in Section 13.15.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, as of any date of determination, the current assets of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus, to the extent not already included therein, (x) all Available Commitments as of such date (only to the extent that the Borrower is permitted to borrow such amount as of such date under the terms of this Agreement) and (y) any marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper of the Borrower and its Restricted Subsidiaries as of such date; provided that for purposes of this definition, current assets shall exclude non-cash assets required to be included in consolidated current assets of the Borrower and its Restricted Subsidiaries as a result of the application of Accounting Standards Codifications 815 or 410.

“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, minus, to the extent included therein, the current portion of long-term Indebtedness outstanding under this Agreement or other Indebtedness for borrowed money; provided that for purposes of this definition, current liabilities shall exclude non-cash liabilities required to be included in consolidated current liabilities of the Borrower and its Restricted Subsidiaries as a result of the application of Accounting Standards Codifications 815 or 410, but shall expressly include any unpaid liabilities for cash charges or payments that have been incurred as a result of the termination of any Hedge Transaction.

“Consolidated Net Funded Indebtedness” means, as of any date of determination, (a) the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Borrower and the Restricted Subsidiaries on such date determined on a consolidated basis in accordance with GAAP (but, for the avoidance of doubt, subject to the final sentence of Section 1.3) minus (b) the aggregate amount of Unrestricted Cash maintained by the Borrower or one or more of its Restricted Subsidiaries in Controlled Accounts on such date; provided, that if, as of the date of determination, there are any outstanding Loans, the aggregate amount of Unrestricted Cash permitted to be included in the foregoing clause (b) shall not exceed $50,000,000.

“Consolidated Net Income” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income of the Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses and the net income of any Person (other than the Borrower or a Restricted Subsidiary) for that period determined in accordance with GAAP, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary); provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case, required to be included in net income of the Borrower and its Subsidiaries as a result of the application of FASB Accounting Standards Codifications 718, 815, 410 and 360, but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Hedge Transaction.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries, calculated on a pro forma basis after giving effect to any subsequent acquisition or Disposition of a Person, business or assets.

“Contractual Requirement” is defined in Section 8.3.

“Control Agreement” means a control agreement or other similar agreement by and among the Collateral Agent, a Credit Party and the depositary bank, securities intermediary or commodity intermediary, as applicable, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, in order to give the Collateral Agent “control” (within the meaning set forth in Section 9-104 of the UCC) of such account.

“Controlled Account” means a deposit account, securities account or commodity account (in each case other than an Excluded Account) maintained by the Borrower or one or more of its Restricted Subsidiaries with a financial institution, as depositary, securities intermediary, or commodity intermediary, as applicable, that is subject to a Control Agreement.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 13.25.

“Credit Documents” means this Agreement, the Guarantee, the Security Documents, each Letter of Credit, any promissory notes issued by the Borrower under this Agreement, any Incremental Agreement, the Senior 1.125L Intercreditor Agreement, the Senior 1.25L Intercreditor Agreement and any other intercreditor agreement with respect to the Facility entered into on or after the Closing Date to which the Collateral Agent is a party.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” means each of the Borrower and the Guarantors.

“Cure Amount” is defined in Section 11.12(a).

“Cure Deadline” is defined in Section 11.12(a).

“Cure Right” is defined in Section 11.12(a).

“Current Ratio” means, as of any date of determination, the ratio of (a) Consolidated Current Assets as of the last day of the most recent Test Period ended on or prior to such date of determination to (b) Consolidated Current Liabilities as of the last day of such Test Period.

“Debtors” is defined in the recitals to this Agreement.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.8(c).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“DIP Agent” is defined in the recitals to this Agreement.

“DIP Credit Agreement” is defined in the recitals to this Agreement.

“DIP Lenders” is defined in the recitals to this Agreement.

“DIP Order” means the final order of the Bankruptcy Court authorizing and approving the Debtors’ entry into and performance under the DIP Credit Agreement on a final basis, including the granting of the Liens in respect of the DIP Credit Agreement and adequate protection in respect of the Pre-Petition RBL Lenders, in favor of the Pre-Petition RBL Agent and the Secured Parties (as defined in the Pre-Petition RBL Credit Agreement), that was entered by the Bankruptcy Court on November 25, 2019.

“Disposition” is defined in Section 10.4.

“Dispose” or “Disposed of” shall have a correlative meaning to the defined term of “Disposition”.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the Maturity Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date; provided that, if such Equity Interests are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its Parent Entities or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Dollar Equivalent” shall mean, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternate Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternate Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternate Currency, as provided by such other publicly available information service that provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” is defined in Section 3.4(b).

“Early Opt-in Election” means the occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.10(a), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EBITDAX” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (x) of this clause (a) are otherwise deducted (and not added back) in arriving at such Consolidated Net Income for the respective period for which EBITDAX is being determined):

(i)            Interest Expense of the Borrower and the Restricted Subsidiaries (net of interest income of the Borrower and the Restricted Subsidiaries),

(ii)           provision for Taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),

(iii)          depreciation, depletion, impairments, amortization, exploration expenses and other non-cash charges (including non-cash losses resulting from mark-to-market in respect of hedging transactions) of the Borrower and the Restricted Subsidiaries,

(iv)          losses from Dispositions (other than Dispositions of Hydrocarbons produced in the ordinary course of business),

(v)           actual fees and transaction costs incurred by the Credit Parties in connection with the closing of this Agreement and the consummation of the other transactions occurring on or about the Closing Date, including in connection with the Plan of Reorganization,

(vi)          the negative effects of non-cash adjustments from the adoption of fresh start accounting in connection with the consummation of the Plan of Reorganization,

(vii)         expenses related to Dispositions, issuances of Equity Interests, incurrence of Indebtedness and amendments, restatements, consents or waivers to the Credit Documents,

(viii)        any losses resulting from the early termination of any Hedge Transaction,

(ix)          non-recurring expenses and charges in an aggregate amount not to exceed ten percent (10%) of EBITDAX (calculated prior to giving effect to the addbacks described in this subclause (ix)), and

(x)           any non-cash costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDAX is being determined) (i) all gains from Dispositions (other than Dispositions of Hydrocarbons in the ordinary course of business), (ii) non-cash items increasing Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period (but excluding any such items (A) that were received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated case charges that reduced EBITDAX in any prior period), (iii) any gains resulting from the early termination of any Hedge Transaction, and (iv) income attributable to or equity in income of any joint venture or Unrestricted Subsidiary, in each case to the extent added to Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period; provided, that EBITDAX shall be increased by the aggregate amount of dividends or distributions in cash actually received during such period by the Borrower or any Restricted Subsidiary from any joint venture or Unrestricted Subsidiary, so long as EBITDAX attributable to such dividends or distributions does not exceed fifteen percent (15%) of the unadjusted EBITDAX of the Borrower and its Restricted Subsidiaries for such period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Engineering Reports” is defined in Section 2.14(c).

“Environmental Claims” means any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, restrictions on use, operations or transferability, violation or potential responsibility or investigation (other than internal reports prepared by or on behalf of the Borrower or any of the Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” means the lawful single currency unit of the Participating Member States.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the applicable currency exchange rate determined by reference to clauses (b) and (c) of the definition of “Dollar Equivalent” in this Agreement.

“Excluded Accounts” means (a) each account in which all or substantially all of the deposited funds comprise amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (b) all accounts that are used solely as an escrow account or as a fiduciary or trust account, (c) any disbursement account, (d) any other account that is contractually obligated to be segregated from the other assets of the Credit Parties, in each case, for the benefit of unaffiliated third parties, (e) operator suspense accounts relating to oil and gas production to satisfy royalty and working interest obligations owed to third parties, (f) collateral accounts subject to Permitted Liens under clause (d) or (e) of the definition thereof or clause (j)(i) or (o) of Section 10.2, and (g) other accounts so long as the aggregate average daily maximum balance in any such other account over a 30-day period does not at any time exceed $1,000,000; provided that the aggregate daily maximum balance for all such bank accounts excluded pursuant to this clause (g) on any day shall not exceed $5,000,000.

“Excluded Equity Interests” means (a) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing) and the Borrower, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Equity Interests of any Foreign Subsidiary or FSHCO (in each case, that is owned directly by the Borrower or a Guarantor) to secure the Obligations, any Equity Interest that is Voting Stock of such Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Equity Interests of such class, (c) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) in the case of (i) any Equity Interests of any Subsidiary to the extent the pledge of such Equity Interests is prohibited by Contractual Requirements or (ii) any Equity Interests of any Subsidiary that is not a Wholly-Owned Subsidiary at the time such Subsidiary becomes a Subsidiary, any Equity Interests of each such Subsidiary described in clause (i) or (ii) to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a Wholly-Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a Wholly-Owned Subsidiary) to any Contractual Requirement governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the Uniform Commercial Code or other applicable Requirement of Law), (e) the Equity Interests of any Immaterial Subsidiary and any Unrestricted Subsidiary, (f) the Equity Interests of any Subsidiary of a Foreign Subsidiary, (g) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in a writing delivered to the Administrative Agent, and (h) any Equity Interests set forth on Schedule 1.1(b) that have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” means (a) each Domestic Subsidiary listed on Schedule 1.1(c) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-wholly-owned Restricted Subsidiary), (c) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (d) any Foreign Subsidiary, (e) any Domestic Subsidiary (i) that is a FSHCO or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary, (f) each other Domestic Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness of the type incurred pursuant to Section 10.1(l) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing or granting a Lien on any of its assets to secure the Obligations, (g) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) providing such a Guarantee or granting such Liens would result in material adverse tax consequences as reasonably determined by the Borrower, and (h) each Unrestricted Subsidiary.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Secured Hedge Transaction, if and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Secured Hedge Transaction (or any guarantee thereof) is or becomes (as a result of a Change in Law after the date such Secured Hedge Transaction is entered into) illegal under the Commodity Exchange Act of 1936, as amended, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute a Qualified ECP Guarantor at the time such Credit Party’s guarantee or such Credit Party’s grant of such security interest becomes effective with respect to such Secured Hedge Transaction. If a Hedging Obligation arises under a Hedge Agreement governing more than one Secured Hedge Transaction, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Secured Hedge Transactions for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it, in each case (x) imposed on it by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or (y) that are Other Connection Taxes, (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 13.7) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Credit Party with respect to such withholding Tax pursuant to Section 5.4, (iii) any Tax imposed on any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 5.4(d), (e), (f), (i) or (j) or (iv) any Tax imposed under FATCA.

“Existing Letters of Credit” means each letter of credit existing on the Closing Date and identified on Schedule 3.9 and any amendments, extensions and renewals thereof.

“Facility” means the revolving credit facility provided under this Agreement.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined by the Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Financial Officer” of any Person means the Chief Financial Officer, principal accounting officer, Treasurer or Assistant Treasurer (or equivalent officer) of such Person.

“Financial Performance Covenant” means, as the context may require, either or both of the covenants of the Borrower set forth in Section 10.11.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any of its Subsidiaries with respect to employees employed outside the United States other than any government or state sponsored plan or similar program that is not administered by the Borrower or any of its Subsidiaries.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” is defined in Section 4.1(c).

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests (and Indebtedness, if applicable) of one or more Foreign Subsidiaries that are CFCs or FSHCOs.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Granting Lender” is defined in Section 13.6(g).

“Guarantee” means the Guarantee made by any Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Guarantee Obligations” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantors” means Holdings and each Domestic Subsidiary listed on Schedule 1.1(e) and each other Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.11 or otherwise.

“Hazardous Materials” means (a) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos or asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance that is prohibited, limited or regulated by any Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act), including any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”). Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements.

“Hedge Bank” means (a) any Person (other than the Borrower or any of its Subsidiaries) that (x) at the time it enters into a Hedge Transaction is a Lender or Agent or an Affiliate of a Lender or Agent, or (y) at any time after it enters into a Hedge Transaction becomes a Lender or Agent or an Affiliate of a Lender or Agent or (b) with respect to any Hedge Transaction that is in effect on the Closing Date, any Person (other than the Borrower or any of its Subsidiaries) that (x) is a Lender or Agent or an Affiliate of a Lender or Agent on the Closing Date or (y) is listed on Schedule 1.1(f) (and, in the case of this clause (y), any Affiliate of such Person).

“Hedge Transaction” means any trade or other transaction entered into by a Person under a Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Highest Lawful Rate” means, with respect to each Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Historical Financial Statements” means (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2018, and the related audited statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows for each of the fiscal years in the three-year period ended December 31, 2018 and (b) the unaudited interim consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2019, and the related statement of income and comprehensive income, statement of changes in shareholders’ equity and statement of cash flows for the fiscal quarter ended September 30, 2019.

“Holdings” is defined in the recitals to this Agreement.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Increasing Lender” is defined in Section 2.16.

“Incremental Agreement” is defined in Section 2.16.

“Incremental Increase” is defined in Section 2.16.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be required to be shown as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (ii) obligations resulting under firm transportation contracts or take or pay contracts entered into in the ordinary course of business), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) the principal component of all Capitalized Lease Obligations of such Person, (f) net Hedging Obligations of such Person, (g) all indebtedness (excluding prepaid interest thereon) of any other person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (h) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (i) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and (j) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) [reserved], (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Restricted Subsidiaries, (v) Production Payments and Reserve Sales, (vi) [reserved], (vii) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (viii) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

For purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (g) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” is defined in Section 13.5.

“Indemnified Taxes” means all Taxes imposed on or with respect to or measured by, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes and (b) Other Taxes.

“Industry Investment” means Investments and/or expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including: (1) ownership interests (directly or through equity) in oil and gas properties or gathering, transportation, processing, or related systems; and (2) Investments and/or expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), and other similar agreements (including for limited liability companies) with third parties; provided, however, that such term shall not include (i) intercompany Investments by Credit Parties in Subsidiaries that are not Guarantors, (ii) advances, guarantees, equity investments and capital contributions from the Borrower or any of its Restricted Subsidiaries to Persons that are not Subsidiaries of the Borrower, (iii) any Permitted Acquisition, and (iv) Investments constituting acquisitions of all or substantially all of the assets or Equity Interests of any Person.

“Ineligible Institution” means, to the extent permitted by, and subject to and in compliance with, the requirements of Section 13.6(i), the Persons identified in a written list provided to the Administrative Agent by the Borrower on or prior to the Closing Date (including, to the extent expressly indicated in such list, any Affiliates of such Person but only to the extent any such Affiliate is clearly identifiable solely on the basis of the similarity of its name to the name of the specified Person), as such list may be updated from time to time after the Closing Date (but only to the extent permitted by, and subject to and in compliance with, the requirements of Section 13.6(i)) to include any competitors of the Borrower engaged in the upstream oil and gas business or, with the written (including by electronic mail) consent of the Borrower, to remove any Person and its Affiliates.

“Information” is defined in Section 8.8(a).

“Initial Reserve Report” is defined in Section 6(m).

“Intercompany Note” means the Intercompany Subordinated Note substantially in the form of Exhibit I executed by the Borrower and each other Subsidiary of the Borrower.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis (including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to any Hedge Transaction) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense) and (b) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Restricted Subsidiaries with respect to any interest rate Hedge Transaction, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Period” means, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interim Redetermination” is defined in Section 2.14.

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.14.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” is defined in Section 10.5.

“Intercreditor Agreements” means the Senior 1.125L Intercreditor Agreement and the Senior 1.25L Intercreditor Agreement.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., any of its Affiliates or any replacement or successor appointed pursuant to Section 3.6, (b) Citibank, N.A. and any of its Affiliates, and (c) if requested by the Borrower and reasonably acceptable to the Administrative Agent, any other Person who is a Lender at the time of such request and who accepts such appointment (it being understood that, if any such Person ceases to be a Lender hereunder, such Person will remain an Issuing Bank with respect to any Letter of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Lender). If the Borrower requests JPMorgan Chase Bank, N.A. to issue a Letter of Credit, JPMorgan Chase Bank, N.A. may, in its discretion, arrange for such Letter of Credit to be issued by Affiliates of the Administrative Agent or any Lender, and in each such case the term “Issuing Bank” shall include any such Affiliate or Lender with respect to Letters of Credit issued by such Affiliate or Lender. References herein and in the other Credit Documents to an Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Junior Liens” means Liens on the Collateral (other than Liens securing the Obligations) that are subordinated to the Liens granted under the Credit Documents pursuant to the Intercreditor Agreements or another intercreditor agreement that is not materially less favorable to the Lenders than the Intercreditor Agreements and reasonably acceptable to the Collateral Agent (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” means the date that is five Business Days prior to the Maturity Date.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” is defined in Section 3.3(a).

“L/C Participation” is defined in Section 3.3(a).

“Lender” is defined in the preamble to this Agreement. Unless the context otherwise requires, references to “Lenders” include the Swingline Lender.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Letter of Credit” is defined in Section 3.1 and shall include the Existing Letters of Credit and any Alternate Currency Letters of Credit.

“Letter of Credit Application” is defined in Section 3.2.

“Letter of Credit Commitment” means $100,000,000, as the same may be reduced from time to time pursuant to Section 3.1 (or the equivalent thereof in an Alternate Currency).

“Letter of Credit Exposure” means, with respect to any Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a) at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) such Lender’s Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a)) minus the amount of L/C Obligations that have been Cash Collateralized in accordance with Section 3.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Letter of Credit Fee” is defined in Section 4.1(b).

“Letters of Credit Outstanding” means, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness as of the last day of the most recent Test Period to (b) EBITDAX for such Test Period; provided that the Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or (c) Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Liquidity” means, as of any date of determination, the sum of (a) the Available Commitment on such date and (b) the aggregate amount of Unrestricted Cash of the Borrower and the Restricted Subsidiaries at such date, less the amount of any Borrowing Base Deficiency existing on such date of determination.

“Loan” means any loan made by any Lender to the Borrower pursuant to this Agreement.

“Loan Limit” means, at any time, the lesser of (a) the Total Commitment at such time and (b) the Borrowing Base at such time (including as it may be reduced pursuant to Section 2.14(h)).

“Majority Lenders” means, at any date, (a) Non-Defaulting Lenders having or holding a majority of the Adjusted Total Commitment at such date, or (b) if the Total Commitment has been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Mandatory Borrowing” is defined in Section 2.1(d).

“Material Adverse Effect” means a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Credit Documents.

“Material Indebtedness” means Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $100,000,000.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period were equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries”.

“Maturity Date” means [●]1.

1 NTD: To be the earlier of July 31, 2024 and 4th anniversary of the Closing Date

“Maximum Total Commitment” means $[929,420,912] 2.

“Minimum Borrowing Amount” means, with respect to any Borrowing of Loans, $500,000 (or, if less, the entire remaining Commitments at the time of such Borrowing).

“Moody’s” means Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of Oil and Gas Properties in favor of the Collateral Agent for the benefit of the Secured Parties in respect of that Oil and Gas Property, substantially in the form of Exhibit D (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” means the Oil and Gas Properties and other assets appertaining thereto that are encumbered by a Mortgage and such other Oil and Gas Properties and other assets appertaining thereto with respect to which a Mortgage is granted pursuant to Section 9.11; provided that, notwithstanding any provision in any Mortgage to the contrary, in no event shall any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) located on the Mortgaged Properties (as defined in the applicable Mortgage) within an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 be included in the definition of “Mortgaged Property” or “Mortgaged Properties” and no such Building or Manufactured (Mobile) Home shall be encumbered by any Mortgage. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is obligated to contribute or has any liability.

“New Borrowing Base Notice” is defined in Section 2.14(d).

“Non-Consenting Lender” is defined in Section 13.7(b).

“Non-Defaulting Lender” means and includes each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” is defined in Section 3.2(b).

“Non-U.S. Lender” means any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code, or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” means a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” is defined in Section 2.6(a).

2 NTD: To equal “Total Commitment” at Closing Date plus $300.0 million accordion.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Transaction, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Transaction and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) Excluded Swap Obligations shall not be an Obligation of any Guarantor that is not a Qualified ECP Guarantor.

“Oil and Gas Business” means:

(a)           the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(b)           the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(c)           any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which Holdings or its Restricted Subsidiaries, directly or indirectly, participate;

(d)           any business relating to oil field sales and service; and

(e)           any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (a) through (d) of this definition.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) that may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, that relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and that may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property that may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Hedges” is defined in Section 10.10(a).

“Other Connection Taxes” means, with respect to with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Currency” shall have the meaning provided in Section 3.13.

“Other Taxes” means any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including interest, fines, penalties, additions to tax and related reasonable out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that are Other Connection Taxes imposed with respect to an assignment, grant of a participation pursuant to Section 13.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document (other than an assignment required by the Borrower pursuant to Section 13.17), or (ii) that are Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as a partnership) of Holdings or the Borrower, as applicable.

“Participant” is defined in Section 13.6(c).

“Participant Register” is defined in Section 13.6(c).

“Patriot Act” is defined in Section 13.17.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition” means the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Equity Interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with Requirements of Law; (b) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 9.11, a Guarantor; (c) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired to the extent required by Section 9.11; (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 9.16; and (f) the Leverage Ratio calculated on a Pro Forma Basis does not exceed 2.75 to 1.00 after giving effect to such acquisition.

“Permitted Acquisition Consideration” shall mean in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness incurred or assumed in connection with such Permitted Acquisition; provided, in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof for the Borrower or its Restricted Subsidiaries.

“Permitted Additional Debt” means any senior, senior subordinated or subordinated Indebtedness issued by the Borrower or a Guarantor, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 120th day after the Maturity Date as of the date of determination (other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, are determined by the Borrower to be “market” terms on the date of issuance or incurrence and in any event are not adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders in any material respect, taken as a whole, relative to the terms of the Senior 1.125L Secured 2026 Notes Indenture, and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the relevant criteria set forth above, as applicable, shall be conclusive evidence that such terms and conditions satisfy such relevant standard, (c) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and (d) no Subsidiary of the Borrower (other than a Guarantor) is an obligor under such Indebtedness.

“Permitted Holders” means (i) the Sponsors, (ii) officers, directors, employees and other members of management of the Borrower (or any of its Parent Entities) or any of its Restricted Subsidiaries who are or become holders of Equity Interests of the Borrower (or any Parent Entity), (iii) any Person that has no material assets other than the capital stock of the Borrower and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests of the Borrower, and of which no other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the other Permitted Holders specified in clauses (i) and (ii), beneficially owns more than the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in clauses (i) and (ii) on a fully diluted basis of the voting Equity Interests thereof and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) the members of which include any of the other Permitted Holders specified in clauses (i) and (ii) and that, directly or indirectly, hold or acquire beneficial ownership of the voting Equity Interests of the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than the other Permitted Holders specified in clauses (i) and (ii)) beneficially owns more than the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in clauses (i) and (ii) on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.

“Permitted Investments” means:

(a)           securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities or reset dates of not more than 24 months from the date of acquisition thereof;

(b)           securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally-recognized rating service);

(c)           commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally-recognized rating service);

(d)           time deposits with, or domestic and Eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank or trust company having combined capital, surplus and undivided profits of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;

(e)           repurchase agreements with a term of not more than 180 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f)           marketable short-term money market and similar funds (i) either having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally-recognized rating service);

(g)          shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above; and

(h)          in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.

“Permitted Liens” means:

(a)          Liens for taxes, assessments or governmental charges or claims not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP (or in the case of any Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction), or for property taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge or claim is to such property;

(b)          Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)          Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(d)          Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation, and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure (or secure the Liens securing) liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(e)          deposits and other Liens securing (or securing the bonds or similar instruments securing) the performance of tenders, statutory obligations, plugging and abandonment obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, or otherwise constituting Investments permitted by Section 10.5;

(f)           ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(g)          easements, rights-of-way, licenses, restrictions (including zoning restrictions), title defects, exceptions, deficiencies or irregularities in title, encroachments, protrusions, servitudes, permits, conditions and covenants and other similar charges or encumbrances (including in any rights-of-way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued in connection with any Borrowing Base Property;

(h)          (i) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such lease and (ii) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business or otherwise permitted by this Agreement;

(i)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)           Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;

(k)          leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(l)           Liens arising from precautionary Uniform Commercial Code financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;

(m)         Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(n)          Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual or customary in the Oil and Gas Business and are for claims that are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary;

(o)          Liens on pipelines and pipeline facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that do not constitute Indebtedness for borrowed money and are not yet overdue for a period of more than 30 days or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; and

(p)            any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, and (B) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(h), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement; provided, further, that the terms of any secured Permitted Refinancing Indebtedness may include that such Permitted Refinancing Indebtedness is secured on either a senior or junior lien basis relative to any other existing Indebtedness of the Credit Parties so long as the Liens securing such Permitted Refinancing Indebtedness are Junior Liens.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petition Date” is defined in the recitals to this Agreement.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan Effective Date” means the “Effective Date” (as defined in the Plan of Reorganization).

“Plan of Reorganization” is defined in the recitals to this Agreement.

“Pre-Petition RBL Agent” is defined in the recitals to this Agreement.

“Pre-Petition RBL Credit Agreement” is defined in the recitals to this Agreement.

“Pre-Petition RBL Credit Documents” means the “Credit Documents” (as defined in the Pre-Petition RBL Credit Agreement).

“Pre-Petition RBL Lenders” is defined in the recitals to this Agreement.

“Prime Rate” “ means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDAX, effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including transactions not otherwise permitted under Section 10.3 or Section 10.5 that require a waiver or consent of the Majority Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Restricted Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any Restricted Subsidiary that the Borrower or any of the Restricted Subsidiaries has determined to make or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 10.1, 10.2, 10.5, 10.6 and 10.7 occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 10.1, 10.2, 10.5, 10.6 and 10.7, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Restricted Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Restricted Subsidiary as an Unrestricted Subsidiary, collectively. Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Financial Officer of the Borrower.3

3 NTD: A schedule may be inserted describing closing date synergies in form and substance to be agreed.

“Pro Forma Compliance” means, at any date of determination, that the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with each Financial Performance Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the Restricted Subsidiaries for which the financial statements and certificates required pursuant to Section 9.1(a) or Section 9.1(b) have been or were required to have been delivered.

“Production Payments and Reserve Sales” means the grant or transfer by the Borrower or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.

“Proposed Acquisition” is defined in Section 10.10(a).

“Proposed Borrowing Base” is defined in Section 2.14(c)(i).

“Proposed Borrowing Base Notice” is defined in Section 2.14(c)(ii).

“Proved Developed Producing Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Developed Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PV-10” means, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 13.25.

“Qualified ECP Guarantor” means, in respect of any Secured Hedge Transaction, each Credit Party that has total assets exceeding $10,000,000 at the time such Secured Hedge Transaction is incurred or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act of 1936, as amended, or any regulation promulgated thereunder.

“Qualified Equity Interests” means any Equity Interests of Holdings or the Borrower or any Parent Entity other than Disqualified Stock.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).

“Refinance” is defined in the definition of “Permitted Refinancing Indebtedness”.

“Register” is defined in Section 13.6(b)(iv).

“Regulation T” means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reimbursement Date” is defined in Section 3.4(a).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, advisors, representatives and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Released Party” and “Released Parties” are defined in Section 13.25.

“Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB or, in each case, any successor thereto.

“Remaining Hedge Transactions” is defined in Section 13.16(b).

“Reportable Event” means an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.

“Required Cash Collateral Amount” is defined in Section 3.8(c).

“Required Lenders” means, at any date, (a) Non-Defaulting Lenders having or holding at least 66-⅔% of the Adjusted Total Commitment at such date or (b) if the Total Commitment has been terminated, Non-Defaulting Lenders having or holding at least 66-⅔% of the outstanding principal amount of the Loans, the Swingline Exposure and Letter of Credit Exposure (excluding the Loans, Swingline Exposure and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” means the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each June 30th or December 31st (or such other date reasonably acceptable to the Administrative Agent in the event of an Interim Redetermination) the Proved Reserves and the Proved Developed Reserves attributable to the Oil and Gas Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck provided to the Borrower by the Administrative Agent pursuant to Section 2.14(i); provided, that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), the Borrower shall be required, for purposes of updating the Reserve Report, to set forth only such additional Proved Reserves and related information as are the subject of such acquisition.

“Reserve Report Certificate” means a certificate of an Authorized Officer in substantially the form of Exhibit A certifying as to the matters set forth in Section 9.14(c).

“Restricted Foreign Subsidiary” means a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Payments” is defined in Section 10.6.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revaluation Date” means, with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an Issuing Bank under any Alternate Currency Letter of Credit, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Bank shall determine or the Majority Lenders shall require.

“S&P” means Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Redetermination” is defined in Section 2.14(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(c).

“Secured Cash Management Agreement” means any agreement related to Cash Management Services, whether provided prior to or following the Closing Date, by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Hedge Transaction” means any Hedge Transaction, whether entered into prior to or after the Closing Date, by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender, each Hedge Bank that is party to any Secured Hedge Transaction, each Cash Management Bank that is a party to any Secured Cash Management Agreement and each sub-agent pursuant to Section 12.2 appointed by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” means, collectively, (a) the Collateral Agreement, (b) the Mortgages, (c) the Control Agreements, and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11 or 9.13 or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

“Senior 1.125L Intercreditor Agreement” means the Senior Priority Lien Intercreditor Agreement dated as of May 23, 2018, among the Administrative Agent, the trustee with respect to the Senior 1.125L Secured 2026 Notes, and the Credit Parties party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior 1.125L Secured 2026 Notes” means the 7.750% senior secured notes due 2026 issued pursuant to the Senior 1.125L Secured 2026 Notes Indenture in an original aggregate principal amount of $1,000,000,000.

“Senior 1.125L Secured 2026 Notes Indenture” means the Indenture, dated as of May 23, 2018, under which the Senior 1.125L Secured 2026 Notes were issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior 1.25L Intercreditor Agreement” means the Additional Priority Lien Intercreditor Agreement dated as of November 29, 2016, among the Administrative Agent, the trustee with respect to the Senior 1.25L Secured 2024 Notes, the trustee with respect to the Senior 1.125L Secured 2026 Notes, and the Credit Parties party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior 1.25L Secured 2024 Notes” means the 8.00% senior secured notes due 2024 issued pursuant to the Senior 1.25L Secured 2024 Notes Indenture in an original aggregate principal amount of $500,000,000.

“Senior 1.25L Secured 2024 Notes Indenture” means the Indenture, dated as of November 29, 2016, under which the Senior 1.25L Secured 2024 Notes were issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Secured Notes” means the Senior 1.125L Secured 2026 Notes, and the Senior 1.25L Secured 2024 Notes.

“Senior Secured Notes Indentures” means the Senior 1.125L Secured 2026 Notes Indenture, and the Senior 1.25L Secured 2024 Notes Indenture.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Solvent” means, with respect to any Person, that as of the Closing Date, (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

[“Sponsors” means (a) [Apollo Global Management, Inc.], (b) [Elliot Management Corporation], (c) [Access Industries, Inc.], (d) Avenue Capital Management, and (e) the respective Affiliates of the Persons described in the foregoing clauses (a) through (c), excluding in each case any of their respective operating portfolio companies.]

“SPV” is defined in Section 13.6(g).

“Stated Amount” of any Letter of Credit means the maximum amount from time to time available to be drawn thereunder (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), determined without regard to whether any conditions to drawing could then be met.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subagent” is defined in Section 12.2.

“Subsidiary” of any Person means and include (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary that is a Guarantor.

“Subsidiary Redesignation” is defined in the definition of “Unrestricted Subsidiary” contained in this Section 1.1(a).

“Successor Borrower” is defined in Section 10.3(a).

“Supported QFC” has the meaning assigned to it in Section 13.25.

“Swap Termination Value” means, in respect of any one or more Hedge Transactions, after taking into account the effect of any legally enforceable netting agreement relating to any Hedge Agreements under which such Hedge Transactions were entered into, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Transactions (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Commitment Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.15 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans hereunder.

“Swingline Loan” is defined in Section 2.1(c).

“Swingline Maturity Date” means, with respect to any Swingline Loan, the date that is five Business Days prior to the Maturity Date.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Termination Date” means the earlier to occur of (a) the Maturity Date and (b) the date on which the Total Commitment shall have terminated.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” means, as of any date of determination, the four consecutive fiscal quarters of the Borrower then last ended and for which Section 9.1 Financials have been delivered to the Administrative Agent.

“Total Assets” means, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Commitment” means the sum of the Commitments of the Lenders; provided that the Total Commitment shall not at any time exceed the Maximum Total Commitment.

“Total Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Swingline Exposure at such time.

“Transferee” is defined in Section 13.6(e).

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“U.S. Lender” means any Lender other than a Non-U.S. Lender.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 13.25.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan means the amount, if any, by which the Accumulated Benefit Obligation (as defined under Accounting Standards Codification 715 (“ASC 715”)) under the Plan as of the close of its most recent plan year, determined in accordance with ASC 715 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“Uniform Customs” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits as approved by the International Chamber of Commerce, commencing on July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“Unpaid Drawing” is defined in Section 3.4(a).

“Unrestricted Cash” means cash or cash equivalents of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date if, at such time or promptly thereafter, the Borrower designates such Subsidiary as an “Unrestricted Subsidiary” in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of each of (a) and (b), (i) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein on such date and such designation shall be permitted only to the extent such Investment is permitted under Section 10.5 on the date of such designation, (ii) in the case of clause (b), such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 10.4 and Section 2.14(g) will apply to the extent contemplated thereby and (iii) no Default or Event of Default would result from such designation immediately after giving effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Additional Debt or any Permitted Refinancing Indebtedness in respect of any of the foregoing. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary (each, a “Subsidiary Redesignation”), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (A) to the extent such Subsidiary has outstanding Indebtedness on the date of such designation, immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance and (B) no Default or Event of Default would result from such Subsidiary Redesignation.

“Voting Stock” means, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors (or equivalent governing body) of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any person means a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2            Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)            Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)            The term “including” is by way of example and not limitation.

(e)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)             In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)            Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h)            Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i)             Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j)             The word “will” shall be construed to have the same meaning as the word “shall”.

(k)            The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3            Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted to the Administrative Agent or the Lenders pursuant to this Agreement shall be prepared in conformity with, GAAP (including the impact of “fresh start” accounting under Accounting Standards Codification 852), applied in a manner materially consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

1.4            Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5            References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by the Credit Documents and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6            Times of Day. Unless otherwise specified, all references herein to times of day shall be references to local time in New York City (daylight saving or standard, as applicable).

1.7            Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8            Currency Equivalents Generally.

(a)            For purposes of any determination under Section 9, Section 10 (other than Section 10.11) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (w) the Administrative Agent shall determine the Exchange Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit. Such Exchange Rate shall become effective as of such Revaluation Date and shall be the Exchange Rate employed in converting any amounts between Dollars and each Alternate Currency until the next Revaluation Date to occur, (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.11, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b).

(b)            Wherever in this Agreement in connection with an Alternate Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c)             Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower's consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.9             Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.10(a)(ii) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.10(a)(iv), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10(a)(ii), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(a)(iii)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.10          Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).

1.11          Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

1.12          Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

2.            Amount and Terms of Credit.

2.1            Commitments.

(a)            Subject to and upon the terms and conditions herein set forth, each Lender severally, but not jointly, agrees to make Loans denominated in Dollars to the Borrower, which Loans (i) shall be made initially on the Closing Date by converting all of the principal amount of loans outstanding of each Pre-Petition RBL Lender and each DIP Lender into Loans under this Agreement on the Closing Date, (ii) shall otherwise be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (iii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans; provided that all Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type, (iv) may be repaid and reborrowed in accordance with the provisions hereof, (v) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Total Exposure at such time exceeding such Lender’s Commitment and (vi) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the Loan Limit.

(b)            Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(c)            Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (i) shall be ABR Loans, (ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not in the aggregate exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of the Lenders’ Total Exposure at such time exceeding the Total Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. Each outstanding Swingline Loan shall be repaid in full on the earlier of (a) fifteen (15) Business Days after such Swingline Loan is initially borrowed and (b) the Swingline Maturity Date. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or any Lender stating that an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Event of Default in accordance with the provisions of Section 13.1.

(d)            On any Business Day, the Swingline Lender may, in its sole discretion, give notice to each Lender that all then-outstanding Swingline Loans shall be funded with a Borrowing of Loans, in which case Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by each Lender pro rata based on each Lender’s Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Loans upon one (1) Business Days’ notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

2.2            Minimum Amount of Each Borrowing; Maximum Number of Borrowings

. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof and Swingline Loans shall be in a minimum amount of $100,000 and in a multiple of $10,000 in excess thereof (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c) and Loans to reimburse the applicable Issuing Bank with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans under this Agreement.

2.3            Notice of Borrowing.

(a)            Whenever the Borrower desires to incur Loans (other than Swingline Loans, Mandatory Borrowings or borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans if such Loans are to be initially Eurodollar Loans (or prior to 12:00 p.m. noon two Business Days’ prior written notice in the case of a Borrowing of Loans to be made on the Closing Date initially as Eurodollar Loans) and (ii) written notice (or telephonic notice promptly confirmed in writing) prior to 11:00 a.m. on the date of each Borrowing of Loans that are to be ABR Loans. Such notice (together with each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(b), a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day) and (C) whether the respective Borrowing shall consist of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(b)            Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 3:00 p.m. on the date of such Borrowing. Each such notice shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(c)            Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(d)            Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(e)            Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4            Disbursement of Funds.

(a)            No later than 1:00 p.m. on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing (including Mandatory Borrowings) requested to be made on such date in the manner provided below; provided, that all Swingline Loans shall be made available in the full amount thereof by the Swingline Lender no later than 4:00 p.m. on the date requested.

(b)            Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Borrowing Notice to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing (or, with respect to an ABR Loan, the date of such Borrowing prior to 1:00 p.m.) that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c)            Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5            Repayment of Loans; Evidence of Debt.

(a)            The Borrower hereby promises to pay to the Administrative Agent, for the benefit of the applicable Lenders, on the Maturity Date, the then outstanding Loans; provided, however, the Borrower shall repay all outstanding Swingline Loans on the Swingline Maturity Date.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c)            The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder (and whether such Loan is a Swingline Loan), the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender (or the Swingline Lender) hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)            The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit H-1 or H-2, as the case may be, evidencing the Loans and Swingline Loans, respectively, owing to such Lender. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

2.6            Conversions and Continuations.

(a)            Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any Eurodollar Loans as Eurodollar Loans for an additional Interest Period; provided that (A) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (B) ABR Loans may not be converted into Eurodollar Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversion, (C) Eurodollar Loans may not be continued as Eurodollar Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. at least (1) three Business Days’, in the case of a continuation of or conversion to Eurodollar Loans or (2) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as Eurodollar Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)            If any Event of Default is in existence at the time of any proposed continuation of any Eurodollar Loans and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuation, such Eurodollar Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to continue such Borrowing as a Eurodollar Loan with an Interest Period of one month’s duration, effective as of the expiration date of such current Interest Period.

2.7            Pro Rata Borrowings. Each Borrowing of Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8            Interest.

(a)            The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.

(b)            The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant LIBO Rate, in each case, in effect from time to time.

(c)            If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the “Default Rate”) that is (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus two percent (2%) or (B) in the case of any overdue interest, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus two percent (2.0%) from the date of such nonpayment to the date on which such amount is paid in full (after as well as before judgment).

(d)            Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e)          All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)           The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

2.9          Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Eurodollar Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one-, two-, three- or six-month period.

Notwithstanding anything to the contrary contained above:

(a)          the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)          if any Interest Period relating to a Borrowing of Eurodollar Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)          if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a Eurodollar Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)          the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Loan if such Interest Period would extend beyond the Maturity Date.

2.10        Alternate Rate of Interest; Increased Costs; Illegality, Etc.

(a)          Alternate Rate of Interest.

(i)           If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(A)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(B)            the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then, and in any such event, the Administrative Agent shall, within a reasonable time thereafter, give notice (if by telephone, confirmed in writing) to the Borrower of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurodollar Loans that have not yet been incurred shall be deemed rescinded by the Borrower.

(ii)         Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(iii)        In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv)        The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.10(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10(a).

(v)          Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to Eurodollar Loans that have not yet been incurred shall be deemed rescinded by the Borrower.

(b)          Increased Costs; Etc.

(i)           If any Change in Law shall:

(A)           impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(B)            impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(C)            subject any Recipient to any Taxes (other than (I) Indemnified Taxes, (II) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (III) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposit, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(ii)          If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender's or its parent's policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law).

(iii)         Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(b), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown on any such certificate within ten (10) days after receipt thereof, although the failure of any Lender to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(b) upon receipt of such notice.

2.11        Compensation. If (a) any payment of principal of any Eurodollar Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, or 5.2, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Eurodollar Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a Eurodollar Loan on the date specified in a Notice of Conversion or Continuation, (d) any Eurodollar Loan is not continued as a Eurodollar Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any Eurodollar Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably and actually incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Loan.

2.12        Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower use commercially reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10(b), 3.5 or 5.4.

2.13        Notice of Certain Costs. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to Section 2.10, 2.11, 3.5 or 5.4 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14        Borrowing Base.

(a)          Initial Borrowing Base. For the period from and including the Closing Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $[●]4. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.14(e), (f), (g) and (h).

4 NTD: To be determined by the Administrative Agent and the Lenders prior to the Closing Date.

(b)          Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (each such semi-annual redetermination, a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on or about May 1st and November 1st of each year, commencing [●]5. In addition, the Borrower may at any time (including prior to the effective date of the first Scheduled Redetermination), by notifying the Administrative Agent thereof not more than twice during any period of twelve (12) consecutive calendar months, and the Administrative Agent, following the effective date of the first Scheduled Redetermination, may, at the direction of the Required Lenders, by notifying the Borrower thereof, not more than twice during any period of twelve (12) consecutive calendar months, in each case elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.14. In addition to, and not including or limited by the annual Interim Redeterminations allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event it acquires Oil and Gas Properties with Proved Reserves that are to be Borrowing Base Properties having a PV-10 (calculated at the time of acquisition) in excess of five percent (5%) of the Borrowing Base in effect immediately prior to such acquisition.

5 NTD: To be the first May 1st or November 1st to occur at least 90 days following the Closing Date

(c)          Scheduled and Interim Redetermination Procedure.

(i)           Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the Reserve Report Certificate, and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 9.14(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Transactions or any other Indebtedness) as the Administrative Agent deems appropriate in good faith in accordance with its usual and customary oil and gas lending criteria as they exist at the particular time.

(ii)          The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)            in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then on or before the April 15th and October 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and

(B)            in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)         Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by the Borrowing Base Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by Lenders constituting at least the Required Lenders in each such Lender’s sole discretion and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be, with respect to any Proposed Borrowing Base that is greater than the Borrowing Base then in effect, a rejection of such Proposed Borrowing Base, and with respect to any Proposed Borrowing Base that is equal to or less than the Borrowing Base then in effect, an approval of the Proposed Borrowing Base. If, at the end of such fifteen (15) day period, the Borrowing Base Required Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved (or deemed to have approved, if applicable), as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). If, however, at the end of such fifteen (15) day period, the Borrowing Base Required Lenders or the Required Lenders, as applicable, have not approved (or deemed to have approved, if applicable), as aforesaid, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to the Borrowing Base Required Lenders (in the case of any increase to the Borrowing Base) or a number of Lenders sufficient to constitute the Required Lenders (in any other case) and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d).

(d)          Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.14(h), after a redetermined Borrowing Base is approved or is deemed to have been approved by the Borrowing Base Required Lenders or the Required Lenders, as applicable, pursuant to Section 2.14(c)(iii), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:

(i)           in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, on the April 30th or October 31st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.14(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii)          in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Subject to Section 2.14(h), such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.14(e), (f), (g) or (h), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)          Reduction of Borrowing Base Upon Incurrence of Permitted Additional Debt. Upon the issuance or incurrence of any Permitted Additional Debt in accordance with Section 10.1(p) (other than Permitted Additional Debt constituting Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness does not result in an increase in the principal amount thereof above the principal amount originally incurred or issued up to the original principal amount of the Refinanced Indebtedness), the Borrowing Base then in effect shall be reduced automatically by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Additional Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.

(f)           Reduction of Borrowing Base Upon Termination of Hedge Positions. If (x) the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions in respect of any commodity hedge positions (whether evidenced by a floor, put or Hedge Agreement) upon which the Lenders relied in determining the then-effective Borrowing Base and (y) the Borrowing Base Value of such terminated or offsetting positions (after taking into account any other Hedge Transaction, executed contemporaneously with the taking of such actions), together with the aggregate Borrowing Base Value of all other terminated or off-setting hedge positions contemplated by this Section 2.14(f) since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(f) or Section 2.14(g), exceeds (i) seven and one-half percent (7.5%) of the then-effective Borrowing Base or (ii) ten percent (10%) of the then-effective Borrowing Base, in the aggregate, when combined with the Borrowing Base Value of all Borrowing Base Properties (including Equity Interests in any Restricted Subsidiary owning Borrowing Base Properties) Disposed of since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(f) or Section 2.14(g), then the Required Lenders shall have the right to adjust the Borrowing Base in an amount not exceeding the aggregate Borrowing Base Value, if any, attributable to all such terminated or off-setting hedge positions and all such Dispositions of Borrowing Base Properties (or Equity Interests in any Restricted Subsidiary owning Borrowing Base Properties) in the calculation of the then-effective Borrowing Base and (if the Required Lenders in fact make any such adjustment) the Administrative Agent shall promptly notify the Borrower in writing of such aggregate Borrowing Base Value and, upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.

(g)          Reduction of Borrowing Base Upon Asset Dispositions. If (x) the Borrower or one of the other Credit Parties Disposes of any Borrowing Base Properties (including the Disposition of any Equity Interests in any Restricted Subsidiary owning any Borrowing Base Properties) included in the most recently delivered Reserve Report and (y) the Borrowing Base Value of such Borrowing Base Properties Disposed of, together with the aggregate Borrowing Base Value of all Borrowing Base Properties or Equity Interests in any Restricted Subsidiary owning Borrowing Base Properties Disposed of, in each case, since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f) or this Section 2.14(g), exceeds (i) seven and one-half percent (7.5%) of the then-effective Borrowing Base or (ii) ten percent (10%) of the then-effective Borrowing Base, in the aggregate, when combined with the aggregate Borrowing Base Value of all terminated or off-setting hedge positions contemplated by Section 2.14(f) since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f) or this Section 2.14(g), then the Required Lenders shall have the right to adjust the Borrowing Base in an amount not exceeding the aggregate Borrowing Base Value, if any, attributable to all such terminated or off-setting hedge positions and all such Dispositions of Borrowing Base Properties in the calculation of the then-effective Borrowing Base and, if the Required Lenders in fact make any such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of such aggregate Borrowing Base Value and, upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.

(h)          Borrower’s Right to Elect Reduced Borrowing Base. Within three (3) Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(h) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.

(i)           Administrative Agent Data. The Administrative Agent hereby agrees to provide, promptly, and in any event within 3 Business Days, following its receipt of a request by the Borrower, an updated Bank Price Deck. In addition, the Administrative Agent and the Lenders agree, upon request, to meet with the Borrower to discuss their evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

2.15        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b)          The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders, the Required Lenders or the Borrowing Base Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(x)) or requiring the consent of each affected Lender pursuant to Section 13.1(i) or (ix) shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but neither the Commitment nor the Commitment Percentage of the Borrowing Base of a Defaulting Lender may be increased without the consent of such Defaulting Lender;

(c)          If any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then all or any part of such Swingline Exposure or Letter of Credit Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) will, subject to the limitation in the proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Total Exposure may not in any event exceed such Non-Defaulting Lender’s Commitment as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender. To the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Swingline Exposure or Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the foregoing proviso of this Section 2.15(c) or otherwise, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay any such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant this Section 2.15(c)), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding. If the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized. If the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.15(c), then the fees payable for the account of the Lenders pursuant to Section 4.1(a) and Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Commitment Percentages and the Borrower shall not be required to pay any Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to such Issuing Bank until such Letter of Credit Exposure is Cash Collateralized or reallocated;

(d)         So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the Swingline Lender or each Issuing Bank, as applicable, is satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner satisfactory to such Swingline Lender or each such Issuing Bank, as applicable, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(c) (and Defaulting Lenders shall not participate therein);

(e)          If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder;

(f)          If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender, the Swingline Exposure and Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and any applicable cash collateral shall be promptly returned to the Borrower, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; and

(g)          Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, to Cash Collateralize Letter of Credit Exposure with respect to such Defaulting Lender in accordance with this Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize future Letter of Credit Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section 2.15; sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement or any other Credit Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement or any other Credit Document; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Unpaid Drawings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Unpaid Drawings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Unpaid Drawings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 3.8 or this Section 2.15(c) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.16        Increase of Total Commitment.

(a)          Subject to the conditions set forth in Section 2.16(b), the Borrower may increase the Total Commitment then in effect (any such increase an “Incremental Increase”) by increasing the Commitment of a Lender (an “Increasing Lender”) or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).

(b)          Any increase in the Total Commitment shall be subject to the following additional conditions:

(i)           such increase shall not be less than $10,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Total Commitment would exceed the lesser of (A) the Maximum Total Commitment and (B) the Borrowing Base then in effect (after giving effect to any concurrent increase in the Borrowing Base);

(ii)          no Event of Default shall have occurred and be continuing after giving effect to such increase;

(iii)         no Lender’s Commitment may be increased without the consent of such Lender;

(iv)         the Administrative Agent, the Swingline Lender and each Issuing Bank must consent to the increase in Commitments of an Increasing Lender and the addition of any Additional Lender, in each case, such consent not to be unreasonably withheld or delayed;

(v)          the maturity date of such increase shall be the same as the Maturity Date; and

(vi)         the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Increase) (provided that the Applicable Margin of the Facility may be increased to be consistent with that for such Incremental Increases).

(c)          Any increase in the Total Commitment shall be implemented using customary documentation (any such documentation, an “Incremental Agreement”).

3.            Letters of Credit.

3.1          Letters of Credit.

(a)          Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, each Issuing Bank agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and the Restricted Subsidiaries, a Dollar denominated letter of credit or letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the applicable Issuing Bank in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Restricted Subsidiary.

(b)          Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of all Lenders’ Total Exposures at such time to exceed the Loan Limit then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Bank, unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed upon by the applicable Issuing Bank, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements that are reasonably satisfactory to the applicable Issuing Bank to Cash Collateralize (or backstop) such Letter of Credit have been made (and, in any event, no Lender shall have any obligation to fund any L/C Participation in respect of any Unpaid Drawing after the L/C Maturity Date), (iv) no Alternate Currency Letter of Credit shall be issued unless (A) except in the case of Brazilian Reais, the Administrative Agent and the applicable Issuing Bank agree to such issuance of such Alternate Currency Letter of Credit (it being understood that there shall be no obligation to so agree except in the case of Brazilian Reais) and (B) after giving effect thereto, the aggregate amount of the Letter of Credit Exposure with respect to all Alternate Currency Letters of Credit would exceed $37,500,000, (v) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (vi) no Letter of Credit shall be issued by an Issuing Bank after it has received a written notice from any Credit Party or the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Issuing Bank shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing, (vii) no Letter of Credit shall be issued by an Issuing Bank the Stated Amount of which, when added to the Letters of Credit Outstanding issued by such Issuing Bank, would exceed $50,000,000 (or such greater amount agreed to by such Issuing Bank in its sole discretion from time to time), and (viii) no Issuing Bank shall have an obligation to issue a Letter of Credit the proceeds of which would be available to any Person in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

(c)          Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the applicable Issuing Bank (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment.

3.2          Letter of Credit Applications.

(a)          Whenever the Borrower desires that a Letter of Credit be issued, amended or renewed for its account on its own behalf, or on behalf of its Restricted Subsidiaries, the Borrower shall deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent a Letter of Credit application, amendment request or any such document as may be approved by the applicable Issuing Bank (each, a “Letter of Credit Application”). Upon receipt of any Letter of Credit Application or amendment request, (i) in the case of Letters of Credit denominated in Dollars, (A) the applicable Issuing Bank will use its best efforts to process such Letter of Credit Application (B) on the Business Day on which such Letter of Credit Application is received, provided that such Letter of Credit Application is received no later than 12:00 p.m. on such Business Day, or (ii) otherwise, on the first Business Day next succeeding receipt of such Letter of Credit Application, and (ii) in the case of Letters of Credit denominated in an Alternate Currency, (A) the applicable Issuing Bank will use its best efforts to process such Letter of Credit Application on the second Business Day after the day on which such Letter of Credit Application is received, or (B) otherwise, the fifth Business Day after the day on which such Letter of Credit Application is received. No Issuing Bank shall issue any Letters of Credit unless such Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met.

(b)          If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that such Issuing Bank shall not permit any such extension if (i) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 (other than as a result of the expiration date occurring later than the L/C Maturity Date if arrangements reasonably satisfactory to the applicable Issuing Bank to Cash Collateralize (or backstop) such Letter of Credit have been made) or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (A) from the Administrative Agent that the Majority Lenders have elected not to permit such extension or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c)          Each Issuing Bank (other than the Administrative Agent or any of its Affiliates) shall, at least once each week, provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time; provided that, upon written request from the Administrative Agent, such Issuing Bank shall thereafter notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank; provided further that the notification requirements of this Section 3.2(c) shall not apply with respect to any Existing Letter of Credit.

(d)          The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

3.3          Letter of Credit Participations.

(a)          Immediately upon the issuance by an Issuing Bank of any Letter of Credit (and on the Closing Date, with respect to the Existing Letters of Credit), such Issuing Bank shall be deemed to have sold and transferred to each Lender (each such Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

(b)          In determining whether to pay under any Letter of Credit, the relevant Issuing Bank shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) such Issuing Bank has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability.

(c)          In the event that an Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) in full to such Issuing Bank pursuant to Section 3.4(a), such Issuing Bank shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, the amount of such L/C Participant’s Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds; provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by such Issuing Bank under any such Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Each L/C Participant shall make available to the Administrative Agent for the account of the relevant Issuing Bank such L/C Participant’s Commitment Percentage of the amount of such payment no later than 1:00 p.m. on the first Business Day after the date notified by such Issuing Bank in immediately available funds. If and to the extent such L/C Participant shall not have so made its Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Issuing Bank, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Commitment Percentage of any such payment.

(d)          Whenever an Issuing Bank receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the L/C Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e)          The obligations of the L/C Participants to make payments to the Administrative Agent for the account of an Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i)           any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii)          the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii)         any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)         the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v)          the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the Administrative Agent for the account of any Issuing Bank its Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

3.4          Agreement to Repay Letter of Credit Drawings.

(a)          The Borrower hereby agrees to reimburse the relevant Issuing Bank by making payment in Dollars or, in the case of Alternate Currency Letters of Credit, in the applicable Alternate Currency to such Issuing Bank or to the Administrative Agent for the account of such Issuing Bank (whether with its own funds or with proceeds of the Loans) in immediately available funds, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing” (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof)) (i) within one Business Day of the date of such payment or disbursement if such Issuing Bank provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Issuing Bank, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 11:00 a.m. on the Reimbursement Date that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders make Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof), and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Loan to the Borrower in the manner deemed to have been requested in the amount of its Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon on such Reimbursement Date by making the amount of such Loan available to the Administrative Agent. Such Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Loans solely for purpose of reimbursing the relevant Issuing Bank for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that such Issuing Bank shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b)          The obligations of the Borrower under this Section 3.4 to reimburse the relevant Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against such Issuing Bank, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon (i) the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit, (ii) any non-application or misapplication by the beneficiary of the proceeds of such Drawing, (iii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such letter of Credit, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may in its sole discretion, either accept or make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.5          Increased Costs.

(a)          If any Change in Law shall either (i) impose, modify or deem applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, and Issuing Bank any L/C Participant, (ii) impose on any Issuing Bank, any L/C Participant or the London interbank market, any other conditions, costs or expenses (other than Taxes) affecting this Agreement or any Letter of Credit or L/C Participant’s L/C Participation therein, or (iii) subject any Issuing Bank or any L/C Participant to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such L/C Participant hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Issuing Bank or such L/C Participant such additional amount or amounts as will compensate such Issuing Bank or such L/C Participant for such increased cost or reduction suffered.

(b)          If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Issuing Bank or L/C Participant or compliance by any Issuing Bank, L/C Participant, or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Issuing Bank’s, L/C Participant's, or its parent's capital or assets as a consequence of such Issuing Bank’s or L/C Participant's commitments or obligations hereunder to a level below that which such Issuing Bank, L/C Participant or its parent could have achieved but for such Change in Law (taking into consideration such Issuing Bank’s, L/C Participant's, or its parent's policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly after written demand by such Issuing Bank or L/C Participant (with a copy to the Administrative Agent), the Borrower shall pay to such Issuing Bank or L/C Participant such additional amount or amounts as will compensate such Issuing Bank, L/C Participant, or its parent for such reduction, it being understood and agreed, however, that an Issuing Bank, L/C Participant or its parent shall not be entitled to such compensation as a result of such Issuing Bank's or L/C Participant’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date (except as otherwise set forth in the definition of Change in Law).

(c)          Each Issuing Bank or L/C Participant, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.5, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts and shall be conclusive absent manifest error. The Borrower shall pay such Issuing Bank or L/C Participant the amount shown on any such certificate within ten (10) days after receipt thereof, although the failure of any Issuing Bank or L/C Participant to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 3.5 upon receipt of such notice.

3.6          New or Successor Issuing Bank.

(a)          Any Issuing Bank may resign as an Issuing Bank upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace any Issuing Bank for any reason upon written notice to such Issuing Bank and the Administrative Agent and may add Issuing Banks at any time upon notice to the Administrative Agent. If an Issuing Bank shall resign or be replaced, or if the Borrower shall decide to add a new Issuing Bank under this Agreement, then the Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Issuing Bank, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Issuing Bank, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Issuing Bank under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Bank hereunder, and the term “Issuing Bank” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Bank hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Issuing Bank replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Issuing Bank, to issue “back-stop” Letters of Credit naming the resigning or replaced Issuing Bank as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Issuing Bank, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back- stopped Letters of Credit. After any resigning or replaced Issuing Bank’s resignation or replacement as Issuing Bank, the provisions of this Agreement relating to an Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by such Issuing Bank.

(b)          To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7          Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s unlawful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8          Cash Collateral.

(a)          Upon the request of the Majority Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, the Borrower shall immediately Cash Collateralize the then Letters of Credit Outstanding.

(b)          If any Event of Default shall occur and be continuing, the Majority Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Majority Lenders shall be required.

(c)          For purposes of this Agreement, “Cash Collateralize” means to (i) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 103% the amount of the Letters of Credit Outstanding required to be Cash Collateralized (the “Required Cash Collateral Amount”) or (ii) if the relevant Issuing Bank benefiting from such collateral shall agree in its reasonable discretion, other forms of credit support (including any backstop letter of credit) in a face amount equal to the Required Cash Collateral Amount from an issuer reasonably satisfactory to such Issuing Bank, in each case under clause (i) and (ii) above pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, subject at all times, in each case, to a Control Agreement.

3.9          Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 3.9 shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder and from and after the Closing Date shall be deemed a Letter of Credit for all purposes hereof and shall be subject to and governed by the terms and conditions hereof.

3.10        Applicability of ISP and UCP. Unless otherwise expressly agreed to by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, (a) the rules of the ISP or the Uniform Customs and Practice for Documentary Credits shall apply to each standby Letter of Credit and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

3.11        Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms of this Agreement shall control.

3.12        Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the relevant Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

3.13        Alternate Currency. If any amounts received or owing hereunder in connection with Alternate Currency Letters of Credit are paid in a currency other than the applicable Alternate Currency (the “Other Currency”), the applicable Issuing Bank may convert (actually or notionally) such Other Currency into the applicable Alternate Currency and such conversion shall be effected at the Exchange Rate for the time being for obtaining such Alternate Currency and the Borrower shall indemnify such Issuing Bank on demand in respect of any resulting loss in respect of such conversion. The Borrower waives any right it may have in any jurisdiction to pay any amount under this Section 3.13 in a currency or currency unit other than that in which it is expressed to be payable.

4.           Fees; Commitments.

4.1          Fees.

(a)          The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Lender (in each case pro rata according to the respective Commitment Percentages of the Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable, commencing with the first full fiscal quarter ending after the Closing Date, by the Borrower quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and on the Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment (assuming for this purpose that there is no reference to “Swingline Exposure” in the definition of Total Exposure) in effect on such day.

(b)          The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit (or the Closing Date, in the case of Existing Letters of Credit) until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Eurodollar Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable, (i) commencing with the first full fiscal quarter ending after the Closing Date, quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(c)          The Borrower agrees to pay to each Issuing Bank a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination (or the Closing Date, in the case of Existing Letters of Credit) or expiration date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum (or such other amount as may be agreed in a separate writing between the Borrower and the relevant Issuing Bank) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the relevant Issuing Bank). Such Fronting Fees shall be due and payable by the Borrower (i) commencing with the first full fiscal quarter ending after the Closing Date, quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(d)          The Borrower agrees to pay directly to each Issuing Bank upon each issuance of, drawing under, or amendment of, a Letter of Credit issued by it such amount as the relevant Issuing Bank and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(e)          The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

4.2          Voluntary Reduction of Commitments.

(a)          Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments, in whole or in part; provided that (a) with respect to the Commitments, any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the Total Exposure of any such Lender does not exceed the Commitment of such Lender and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder), (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Total Exposures shall not exceed the Loan Limit.

(b)          The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two (2) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(g) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender.

4.3          Mandatory Termination or Reduction of Commitments.

(a)          The Total Commitment shall terminate at 5:00 p.m. on the Termination Date.

(b)          The Swingline Commitment shall terminate at 5:00 p.m. on the earlier of (i) the Swingline Maturity Date and (ii) the Termination Date.

(c)          If any reduction (including any reduction made pursuant to Section 2.14(h)) in the Borrowing Base would result in the Borrowing Base being less than the Total Commitments, the Total Commitments shall be automatically and permanently (but subject to Section 2.16) reduced, without premium or penalty, contemporaneously with such reduction in the Borrowing Base so that the Total Commitment equals the Borrowing Base as reduced; provided that any such reduction shall apply ratably to reduce each Lender’s Commitment. Concurrently with, and effective on, the Redetermination Date applicable to such Borrowing Base reduction, (i) Schedule 1.1(a) and the Register shall each be amended to reflect the decrease in the Total Commitment and the Commitment of each Lender and (ii) the Administrative Agent shall promptly distribute to the Borrower, the Administrative Agent, each Letter of Credit Issuer and each Lender the revised Schedule 1.1(a).

5.            Payments.

5.1          Voluntary Prepayments. The Borrower shall have the right to prepay Loans and Swingline Loans, in each case, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

(a)          the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (i) in the case of Eurodollar Loans, three Business Days prior to such prepayment and (ii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

(b)          each partial prepayment of (i) Eurodollar Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof; provided that no partial prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such Eurodollar Loans; and

(c)          any prepayment of Eurodollar Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

5.2          Mandatory Prepayments.

(a)          Repayment following Optional Reduction of Commitments. If, after giving effect to any termination or reduction of the Commitments pursuant to Section 4.2(a), the aggregate Total Exposures of all Lenders exceeds the Loan Limit (as reduced), then the Borrower shall on the same Business Day (i) prepay the Swingline Loans and, after all Swingline Loans have been paid in full, the remaining Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Issuing Banks and the L/C Participants an amount in cash or otherwise Cash Collateralize an amount equal to such excess as provided in Section 3.8.

(b)          Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.

(i)           Upon any redetermination of the Borrowing Base in accordance with Section 2.14(b), if the aggregate Total Exposures of all Lenders exceeds the redetermined Borrowing Base, then the Borrower shall, within ten (10) Business Days after its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency, inform the Administrative Agent of the Borrower’s election to: (A) within 30 days following such election prepay the Loans in an aggregate principal amount equal to such excess, (B) prepay the Loans in six (6) equal monthly installments, commencing on the 30th day following such election with each payment being equal to l/6th of the aggregate principal amount of such excess, (C) within thirty (30) days following such election, provide additional Collateral in the form of additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other Collateral reasonably acceptable to the Administrative Agent having a Borrowing Base Value (as proposed by the Administrative Agent and approved by the Required Lenders in good faith in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such excess or (D) undertake a combination of clauses (A), (B) and (C); provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.8; provided  further, that all payments required to be made pursuant to this Section 5.2(b)(i) must be made on or prior to the Termination Date.

(ii)            Upon any adjustment to the Borrowing Base pursuant to Section 2.14(e), (f) or (g), if the aggregate Total Exposures of all Lenders exceeds the Borrowing Base, as adjusted, then the Borrower shall (A) prepay the Loans in an aggregate principal amount equal to such excess and (B) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8. The Borrower shall be obligated to make such prepayment or deposit of cash collateral no later than one (1) Business Day following the date it receives written notice from the Administrative Agent of the adjustment of the Borrowing Base and the resulting Borrowing Base Deficiency; provided that all payments required to be made pursuant to this clause must be made on or prior to the Termination Date.

(c)          Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed to in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(d)          Eurodollar Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Eurodollar Loan, other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such deposit shall constitute cash collateral for the Eurodollar Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

5.3          Method and Place of Payment.

(a)          All payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind. Unless otherwise specifically provided herein, all such payments shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Issuing Banks entitled thereto, as the case may be, not later than 2:00 p.m., in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Issuing Banks, as applicable, entitled thereto.

(b)           For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4           Net Payments.

(a)           Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the Borrower, any Guarantor, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 5.4) the Administrative Agent, the Collateral Agent, or the applicable Issuing Bank or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by the Borrower or such Guarantor, as promptly as possible thereafter, the Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of such Issuing Bank or Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to such Issuing Bank or Lender, acting reasonably) received by the Borrower or such Guarantor showing payment thereof. Without duplication, after any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 5.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(b)            The Borrower shall timely pay in accordance with applicable Requirements of Law, or at the option of the Administrative Agent, the Collateral Agent, or any Lender timely reimburse it for the payment of any Other Taxes.

(c)            The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)          Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(e)          Without limiting the generality of Section 5.4(d), each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(i)            deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a properly completed and executed copy of United States Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit K) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a CFC related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and the interest payments in question are not effectively connected with the conduct by such Lender of a trade or business within the United States), (B) a properly completed and executed copy of Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) a properly completed and executed copy of Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Non-U.S. Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Non-U.S. Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii)           deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Non-U.S. Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Non-U.S. Lender’s inability to do so.

Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section 13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.

(f)            In addition, to the extent it is legally eligible to do so, each Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Agent pursuant to Section 12.9 on which payment by the Borrower is due hereunder, as applicable, copies of a properly completed and executed IRS Form W-9 certifying its exemption from U.S. Federal backup withholding or copies of a properly completed and executed applicable IRS Form W-8 certifying its non-U.S. status and its entitlement to any treaty benefits, if applicable, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.

(g)           If any Lender, any Issuing Bank, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, the Issuing Bank, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any taxes imposed on the refund) than it would have been in if the payment had not been required; provided that the Borrower or such Guarantor, upon the request of the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent in the event the Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Issuing Bank, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, such Issuing Bank, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). A Lender, an Issuing Bank, the Administrative Agent or the Collateral Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor any Issuing Bank nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (g) or any other provision of this Section 5.4.

(h)           If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Credit Party has paid additional amounts or indemnification payments, each Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by the Borrower pursuant to this Section 5.4(h). Nothing in this Section 5.4(h) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(i)            Each U.S. Lender shall deliver to the Borrower and the Administrative Agent copies of an Internal Revenue Service Form W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. Any U.S. Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such U.S. Lender’s inability to do so.

(j)            If a payment made to any Lender or any Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(k)            For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Issuing Bank and the Swingline Lender.

(l)            The agreements in this Section 5.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.5           Computations of Interest and Fees.

(a)           Except as provided in the next succeeding sentence, Interest on Eurodollar Loans and ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b)           Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.

5.6           Limit on Rate of Interest.

(a)           No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)           Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)           Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d)           Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

6.            Conditions Precedent to Closing Date.

The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived pursuant to Section 13.1):

(a)           The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent shall have received, on behalf of itself and the Secured Parties on the Closing Date, a written opinion of (i) Weil, Gotshal & Manges LLP, counsel to the Credit Parties, and (ii) each local counsel specified on Schedule 6(b), in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (C) in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsels to deliver such legal opinions.

(c)           The Administrative Agent shall have received, in the case of each Credit Party, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)           a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Credit Party, in each case, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official);

(ii)         a certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party dated the Closing Date and certifying:

(A)            that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Credit Party as in effect on the Closing Date,

(B)            that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)            that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,

(D)            as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party, and

(iii)        a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(d)           The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of the Guarantee and the Collateral Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of the Guarantee and the Collateral Agreement.

(e)           (i)          All documents and instruments, including Control Agreements (unless otherwise provided in Section 9.11(e)(i)) and Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 10.2.

(ii)         The Administrative Agent shall be reasonably satisfied that, upon recording of mortgages or other instruments delivered to the Collateral Agent on or prior to the Closing Date, in each case, in the appropriate filing offices, the Collateral Agent shall have a first priority lien on at least 90% of the PV-10 of the Borrowing Base Properties (subject to Permitted Liens).6

(iii)            All Equity Interests of the Borrower and all Equity Interests of each Material Subsidiary directly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Security Agreements (except that such Credit Parties shall not be required to pledge any Excluded Equity Interests) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Security Agreements, accompanied by instruments of transfer or undated powers endorsed in blank.

(iv)            Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Security Agreements, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

(v)            All Indebtedness of the Borrower and each of the Restricted Subsidiaries that is owing to any Credit Party shall be evidenced by the Intercompany Note.

(f)          All representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (except where such representations and warranties (x) expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (y) are qualified by a materiality or material adverse effect standard, in which case such representations and warranties shall be true and correct in all respects).

(g)         The DIP Order shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent and the Majority Lenders.

(h)         (i) The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Administrative Agent and the Confirmation Order shall not have been reversed, vacated, amended, supplemented otherwise modified in any manner that would reasonably be expected to materially adversely affect the Lender and (ii) the Plan Effective Date and all material transactions contemplated in the Plan of Reorganization or in the Confirmation Order to occur on the Plan Effective Date shall have occurred (or concurrently with the occurrence of Closing Date, shall occur) in accordance with the terms thereof and in compliance with applicable law, the applicable orders of the Bankruptcy Court and material regulatory approvals.

(i)          The Agents shall have received all fees payable thereto or to any Lender (including any agent and arranger in respect of this Facility) on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Credit Documents on or prior to the Closing Date, including, to the extent invoiced at least one (1) Business Day prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Mayer Brown LLP) required to be reimbursed or paid by the Credit Parties hereunder or under any Credit Document.

(j)          (i) The Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-bribery and anti-money laundering rules and regulations, including without limitation, the Patriot Act, that has been requested not less than five (5) Business Days prior to the Closing Date and (ii) to the extent Holdings (or another Parent Entity) or the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to Holdings (or another Parent Entity) or the Borrower, as applicable, shall have received such Beneficial Ownership Certification prepared in a manner that gives effect to the equity ownership on the Closing Date following implementation of the Plan of Reorganization (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

6 NTD: Need for new or supplemental Mortgages and process to be discussed/confirmed.

(k)           The Credit Parties shall have entered into Hedge Transactions with hedge counterparties with respect to not less than 80% of the Credit Parties reasonably anticipated monthly projected production of oil from Proved Developed Producing Reserves for each full calendar month remaining during the fiscal year ending December 31, 2020.

(l)            The Administrative Agent shall have received, in the case of a Borrowing, a Notice of Borrowing as required by Section 2.3(a)(i) or, in the case of a Letter of Credit Extension, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Application as required by Section 3.2(a).

(m)          The Borrower shall have delivered to the Administrative Agent and the Lenders (i) a Reserve Report dated as of December 31, 2019 and prepared by an Approved Petroleum Engineer (the “Initial Reserve Report”) and (ii) such other Engineering Reports as the Administrative Agent may reasonably request.

(n)           All obligations under the DIP Credit Agreement shall have been (or concurrently with the Closing Date shall be), to the extent not automatically converted into Loans under this Facility, repaid in full in cash (or, with respect to Existing Letters of Credit, deemed issued under this Facility).

(o)           All obligations (including accrued but unpaid interest, fees, expenses and other amounts) owing under the Existing RBL Facility shall have been (or concurrently with the Closing Date shall be), to the extent not automatically converted into Loans under this Facility, repaid in full in cash (or, with respect to Letters of Credit, deemed issued under this Facility).

(p)           The Administrative Agent shall have received satisfactory evidence that immediately after the consummation of the Plan of Reorganization, total outstanding indebtedness for borrowed money net of Unrestricted Cash of Holdings, the Borrower and its Restricted Subsidiaries shall not exceed $1,600,000,000, including not more than $1,500,000,000 in outstanding principal amount under all junior lien Indebtedness (including Indebtedness outstanding under the Senior 1.125L Secured 2026 Notes and the Senior 1.25 Secured 2024 Notes) or other unsecured indebtedness.

(q)           The sum of the Credit Parties’ outstanding principal amount of secured Indebtedness plus Available Commitments shall not exceed $2,200,000,000.

(r)            On the Closing Date, after the consummation of the Plan of Reorganization, including the repayment in full or conversion of loans outstanding under the Pre-petition RBL Facility or the DIP Credit Agreement pursuant to this Agreement (or, with respect to Existing Letters of Credit, deemed issued under this Facility), the Borrower shall have Liquidity equal to or greater than $350,000,000.

(s)            On the Closing Date, the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit J hereto and signed by a Financial Officer of the Borrower.

(t)            The Administrative Agent shall have received a consolidated balance sheet and any other applicable financial statements of the Borrower and its Restricted Subsidiaries as of the most recent month and fiscal quarter ended prior to the Closing Date for which financial statements are available; provided that for purposes of such financial statements, working capital expenditures will not be required to be included in such financial statements; provided, further, that such financial statements shall not take into account any “fresh start accounting”.

(u)           The Administrative Agent shall have received such title information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent, setting forth the status of title to certain Borrowing Base Properties included in the Initial Reserve Report that have been identified by the Administrative Agent prior to the Closing Date.7

For purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.            Conditions Precedent to Each Credit Event.

The obligation of each Lender to make any Loan on the occasion of any Borrowing (excluding Mandatory Borrowings and Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4), and of each Issuing Bank to issue or extend any Letter of Credit, is subject to the satisfaction of the following conditions precedent:

(a)           At the time of each such Credit Event and also after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties (x) expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (y) are qualified by a materiality or material adverse effect standard, in which case such representations and warranties shall be true and correct in all respects).

(b)           Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)), and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).

(c)           Prior to the issuance of each Letter of Credit (other than any Existing Letter of Credit), the Administrative Agent and the applicable Issuing Bank shall have received a Letter of Credit Application meeting the requirements of Section 3.2(a).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

8.            Representations and Warranties.

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes represents and warrants to the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

7 NTD: Title information to be discussed.

8.1           Corporate Status. Each of the Borrower and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to own its property and assets and to transact its business as now conducted and (c) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

8.2           Corporate Power and Authority; Enforceability. After giving effect to the Confirmation Order and the Plan of Reorganization, each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3           No Violation. After giving effect to the Confirmation Order and the Plan of Reorganization, none of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof (a) will contravene any Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents and Permitted Liens) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except, in each case of clause (a) and (b), to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

8.4           Litigation. After giving effect to the Confirmation Order and the Plan of Reorganization, except as set forth on Schedule 8.4, there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

8.5           Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6           Governmental Approvals. After giving effect to the Confirmation Order and the Plan of Reorganization, the execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7           Investment Company Act. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8           True and Complete Disclosure.

(a)           All written information (other than the Budget, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Borrower, the Subsidiaries prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with this Agreement or any other Credit Document or the other transactions contemplated hereby or thereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date (with respect to Information provided prior to the Closing Date) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)           The Budget and estimates and information of a general economic nature or general industry nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Budget), as of the date such Budget and estimates were furnished to the Lenders (with respect to any such Budget, estimates or information of a general economic nature or general industry nature provided prior to the Closing Date) and as of the Closing Date.

(c)           As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

8.9           Financial Condition; Financial Statements.

(a)           The Historical Financial Statements present fairly in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto, if any, subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and to the absence of footnotes.

(b)            As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness (including Disqualified Stock), any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.

8.10         Tax Matters. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each of the Borrower and the Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) and (b) the Borrower and each of the Subsidiaries have provided adequate reserves in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) for all Taxes of the Borrower and the Subsidiaries not yet due and payable.

8.11         Compliance with ERISA.

(a)            Each Plan, and to the knowledge of the Borrower, each Multiemployer Plan, is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Multiemployer Plan is “insolvent” (within the meaning of Section 4245 of ERISA) or is reasonably likely to be insolvent; no Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), and no written notice of any such insolvency or endangered or critical status has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate, been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan, and no written notice of any such proceedings has been given to the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or, to the knowledge of the Borrower, any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations or warranties in this Section 8.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11(a), be reasonably likely to have a Material Adverse Effect. With respect to any Multiemployer Plans, the representations and warranties in this Section 8.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) liability for “termination”” (within the meaning of Title IV of ERISA) of such plans under ERISA, are made to the best knowledge of the Borrower.

(b)           All Foreign Plans are in compliance with, and have been established, administered and operated in accordance with, the terms of such Foreign Plans and applicable law, except for any failure to so comply, establish, administer or operate the Foreign Plans as would not reasonably be expected to have a Material Adverse Effect. All contributions or other payments that are due with respect to each Foreign Plan have been made in full and there are no funding deficiencies thereunder, except to the extent any such events would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.12         Subsidiaries. Schedule 8.12 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date. Each Guarantor, Material Subsidiary and Unrestricted Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

8.13         Intellectual Property. The Borrower and each of the Restricted Subsidiaries own or have obtained valid rights to use all intellectual property, free from any burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower and each of the Restricted Subsidiaries, as currently conducted and as proposed to be conducted, does not infringe, misappropriate, violate or otherwise conflict with the proprietary rights of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

8.14         Environmental Laws.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)           (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) neither the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) neither the Borrower nor any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b)           Neither the Borrower nor any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

8.15         Properties.

(a)            Each Credit Party has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent), and valid title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 10.2, except in each case where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. After giving full effect to the Liens permitted by Section 10.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.

(b)            All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c)            The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d)           All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

8.16         Solvency. On the Closing Date (after giving effect to the consummation of the Plan of Reorganization and the Confirmation Order and the other transactions contemplated hereby and thereby (including the execution and delivery of this Agreement, the making of any Loans and the use of proceeds of such Loans on the Closing Date)), (i) the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent and (ii) the Borrower does not intend to, and the Borrower does not believe that it or any of its Restricted Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debt or the debt of any such Subsidiary

8.17         Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.

8.18         Gas Imbalances, Prepayments. On the Closing Date, except as set forth on Schedule 8.18, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 1.25 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

8.19         Marketing of Production. On the Closing Date, except as set forth on Schedule 8.19, no material agreements exist (which are not cancelable on sixty (60) days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements two and one half percent (2.5%) or more of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six (6) months from the Closing Date.

8.20         Hedge Transactions. Schedule 8.20 sets forth, as of the Closing Date, a true and complete list of all material commodity Hedge Transactions of each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof (as of the last Business Day of the most recent fiscal quarter preceding the Closing Date and for which a mark to market value is reasonably available), all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

8.21         Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary, any of their respective directors or officers or to the knowledge of the Borrower or such Subsidiary any of their respective employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

8.22         No Material Adverse Effect. Since the Closing Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

8.23         Deposit Accounts; Securities Accounts; Commodity Accounts. Schedule 8.23 sets forth, as of the Closing Date, a true and complete list of all deposit accounts, securities accounts and commodity accounts of any Credit Party (including any Excluded Accounts on the Closing Date, which have been identified as such on Schedule 8.23).

8.24         Prohibited Transactions. None of the Credit Parties is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and (assuming that none of the assets of the Lenders used in the performance of the transactions contemplated by this Agreement constitute “plan assets” (within the meaning of the Plan Asset Regulations)) neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any law, applicable to the Credit Parties, that is similar to Section 406 of ERISA or Section 4975 of the Code.

8.25         Security Interest in Collateral. The provisions of this Agreement and the other Credit Documents create legal and valid Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and upon the making of such filings and taking of such other actions required to be taken hereby or the applicable Credit Documents (including the filing of appropriate financing statements with the Office of the Secretary of State of the state of organization of the Credit Parties, the filing of appropriate notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the proper recordation of Mortgages and fixture filings, in each case, in favor of the Collateral Agent, and the delivery to the Collateral Agent of any stock certificates or pledged notes as required by the Security Documents), such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Security Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Credit Documents) securing the Obligations, in each case, as and to the extent set forth therein.

9.            Affirmative Covenants.

The Borrower hereby covenants and agrees that until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to each applicable Issuing Bank following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Transactions, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

9.1           Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)            Annual Financial Statements. Within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or, if such financial statements are not required to be filed with the SEC, on or before the date that is one hundred five (105) days after the end of each such fiscal year, commencing with the fiscal year ending December 31, 2020), the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal years (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements) prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Financial Performance Covenant on a future date or in a future period), together in any event, if the accounting firm is not restricted from providing such a certificate by its policies, with a certificate of such accounting firm stating that in the course of either (i) its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards or (ii) performing certain other procedures permitted by professional standards, such accounting firm has obtained no knowledge of any Event of Default relating to the Financial Performance Covenant (to the extent applicable to such period) that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a Parent Entity of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Entity and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 9.1(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, (x) the occurrence of the Maturity Date within one year from the date such opinion is delivered or (y) any potential inability to satisfy the Financial Performance Covenant on a future date or in a future period).

(b)           Quarterly Financial Statements. Within five days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period, commencing with the fiscal quarter ending [●]), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-Q filed with the SEC; provided that, with respect to each of clauses (A) and (B), to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its consolidated Subsidiaries, on the one hand, and the information relating to the Borrower and its consolidated Subsidiaries and the Borrower and its consolidated Restricted Subsidiaries on a standalone basis, on the other.

(c)           Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of a Financial Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) beginning with the first full fiscal quarter ending after the Closing Date, the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenants at the end of such period, and (ii) a specification of any change in the identity of the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries as at the end of such period, as the case may be, from the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent delivery of a certificate pursuant to this Section 9.1(c), as the case may be.

(d)           Notice of Default; Litigation; Change of Beneficial Ownership. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect, and (iii) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(e)           Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i)            any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;

(ii)           any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(iii)          any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(iv)          the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f)            Other Information. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower or any of the Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8), (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Subsidiaries shall send to the holders of any publicly issued debt of the Borrower or any of the Subsidiaries, in each case in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement), (iii) with reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information regarding the operations, business affairs and the financial condition of the Borrower or the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time, and (iv) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

(g)            Certificate of Authorized Officer – Hedge Transactions. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material commodity Hedge Transactions of the Borrower and each Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value thereof (as of the last Business Day of such fiscal year or period, as applicable and for which a mark-to-market value is reasonably available), any new credit support agreements relating thereto not listed on Schedule 8.20 or on any previously delivered certificate delivered pursuant to this clause (g), any margin required or supplied under any credit support document and the counterparty to each such agreement.

(h)           Certificate of Authorized Officer – Gas Imbalances. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, certifying that as of the last Business Day of the most recently ended fiscal year or period, as applicable, except as specified in such certificate, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding 1.25 Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

(i)            Certificate of Authorized Officer – Production Report and Lease Operating Statement. Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month during the then current fiscal year to date, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month.

(j)            Lists of Purchasers. At the time of the delivery of the financial statements provided for in Section 9.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party who collectively account for at least eighty-five percent (85%) of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the fiscal year for which such financial statements relate.

(k)            Budget Reporting. Concurrently with each Reserve Report delivered pursuant to Section 9.14(a), reasonably detailed consolidated projections and a reasonably detailed consolidated budget for the period of four (4) consecutive full fiscal quarters immediately following the date of delivery thereof, as customarily prepared by management of the Borrower (including consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Budget”), which Budget shall in each case be accompanied by a certificate of an Authorized Officer stating that such Budget has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget.

(l)            Certificate of Authorized Officer – Marketing Agreements. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended fiscal year or period, as applicable, a true and complete list of all material marketing agreements (which are not cancellable on sixty (60) days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements two and one-half percent (2.5%) or more, in the aggregate, of the Borrower’s average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the last day of such fiscal year or period, as applicable.

It is understood that (A) in the event that in respect of the Senior Secured Notes or any Permitted Refinancing Indebtedness with respect thereto, the rules and regulations of the SEC permit the Borrower, Holdings or any Parent Entity to report at Holdings’ or such Parent Entity’s level on a consolidated basis, such consolidated reporting at Holdings’ or such Parent Entity’s level in a manner consistent with that described in clauses (a) and (b) of this Section 9.1 for the Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the Borrower and its Restricted Subsidiaries with each Financial Performance Covenant) will satisfy the requirements of Section 9.1(a) or Section 9.1(b), as applicable, and (B) documents required to be delivered pursuant to Sections 9.1(a), Section 9.1(b) and Section 9.1(f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2 or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents delivered pursuant to Sections 9.1(a), 9.1(b), 9.1(c) and 9.1(f) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

9.2            Books, Records and Inspections.

(a)            The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or officers and designated representatives of the Majority Lenders (as accompanied by the Administrative Agent), to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the financial records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances, accounts and condition of the Borrower or any such Restricted Subsidiary with its and their officers and independent accountants therefor, in each case of the foregoing upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, and (ii) only one such visit per fiscal year shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 9.1(f)(iii) or this Section 9.2, neither the Borrower nor any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b)           The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain financial records in accordance with GAAP.

9.3           Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance that the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be named as additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Collateral Agent shall be the loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby.

9.4           Payment of Taxes. The Borrower shall, and shall cause each Restricted Subsidiary to, pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP, or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

9.5           Consolidated Corporate Franchises. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.6           Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

9.7           ERISA.

(a)           Promptly after the Borrower knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan or a Multiemployer Plan; that a Plan having an Unfunded Current Liability or a Multiemployer Plan has been or is to be terminated, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability or a Multiemployer Plan (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan or Multiemployer Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b)           Promptly following any request therefor, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

9.8           Maintenance of Properties.   The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect (it being understood that this Section 9.8 shall not restrict any transaction otherwise permitted by Section 10.3, 10.4 or 10.5):

(a)           operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)           keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c)           to the extent a Credit Party is not the operator of any property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 9.8.

9.9          [Reserved].

9.10         End of Fiscal Years; Fiscal Quarters.   The Borrower will, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.11         Additional Guarantors, Grantors and Collateral.

(a)           Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Domestic Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 30 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a supplement to the Guarantee, substantially in the form of Exhibit I thereto, in order to become a Guarantor, (B) a supplement to the Collateral Agreement, substantially in the form of Exhibit I thereto, in order to become a grantor and a pledgor thereunder and (C) a joinder to the Intercompany Note.

(b)           Subject to any applicable limitations set forth in the Security Agreements, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Equity Interests (other than any Excluded Equity Interests) of each Subsidiary directly owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to supplements to the applicable Security Agreements substantially in the form of Exhibit I thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $10,000,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.11(a)) (which shall be evidenced by a promissory note), in each case pursuant to supplements to the applicable Security Agreements substantially in the form of Exhibit I thereto.

(c)           The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11(a)) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreements.

(d)           In connection with each redetermination (but not any adjustment) of the Borrowing Base, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties (as described in Section 9.14(c)), to ascertain whether the PV-10 of the Borrowing Base Properties that comprise Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-10 of Borrowing Base Properties that comprise Mortgaged Properties (calculated at the time of redetermination) does not meet the Collateral Coverage Minimum, then the Borrower shall, and shall cause its Credit Parties to, grant, within forty-five (45) days of delivery of the certificate required under Section 9.14(c) (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Collateral Agent as security for the Obligations a first-priority Lien interest (subject to Liens permitted by Section 10.2) on additional Borrowing Base Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-10 of the Borrowing Base Properties that comprise Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.11(a), (b) and (c).

(e)

(i)            To the extent that any deposit account, securities account or commodity account in the name of the Borrower or any other Credit Party (other than any Excluded Accounts) is not maintained with the Collateral Agent, within fifteen (15) days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower and each other Credit Party that holds any such account shall enter into a Control Agreement with respect to each such deposit account, securities account and commodity account. The Borrower will promptly (but in any event within fifteen (15) days) notify the Administrative Agent if the Borrower or any other Credit Party establishes a deposit account, securities account or commodity account in the name of the Borrower or any other Credit Party (other than any Excluded Accounts) after the Closing Date (or if any deposit account, securities account or commodity account in the name of the Borrower or any other Credit Party that was previously an Excluded Account ceases to be an Excluded Account), and the Borrower will, and will cause each other Credit Party to, in connection with any such deposit account, securities account or commodity account established by a Credit Party (other than Excluded Accounts, but only for so long as it is an Excluded Account) promptly, but in any event on or before the earlier of (x) thirty (30) days after the establishment of such deposit account, securities account or commodity account (or by such later date as the Administrative Agent shall reasonably agree) or (y) the first date on which the funds in such deposit account, securities account or commodity account would exceed $2,500,000, enter into a Control Agreement with the Collateral Agent and the depositary bank, securities intermediary or commodities intermediary for such deposit account, securities account or commodity account, respectively (other than an Excluded Account).

(ii)           At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to deliver an Activation Notice (or similar term, as defined in each Control Agreement) with respect to each account subject thereto. After delivery of an Activation Notice (or similar term, as defined in each Control Agreement), the Collateral Agent shall comply with the written instructions of the Administrative Agent with respect to credits and transfers from the applicable accounts subject thereto.

(iii)          So long as no Event of Default has occurred and is continuing, each Credit Party may direct the manner of disposition of funds in all accounts subject to any Control Agreement.

(iv)          The Borrower shall not, and shall not permit any other Credit Party, to (A) deposit its respective cash funds (or direct any other Person to deposit cash funds belonging to or otherwise payable to the Borrower or such other Credit Party) into, or maintain such cash funds in, any deposit account, or (B) make or hold any Permitted Investment in, by or through, any securities account, that is not a deposit account or securities account (as applicable) legally owned by the Borrower or another Credit Party, unless any such deposit account or securities account (as applicable) is (1) an Excluded Account (including after giving effect to any such deposit or the making or holding of any such Permitted Investment in such deposit account or securities account) or (2) an account subject to a Control Agreement

9.12         Use of Proceeds.

(a)           On the Closing Date, the Borrower will use the proceeds of Loans (i) to repay in full all outstanding amounts owing under the DIP Credit Agreement and the Pre-Petition RBL Credit Agreement, (ii) for payments contemplated by the Plan of Reorganization (including fees and expenses related to the Credit Parties’ emergence from the Chapter 11 Cases) and (iii) for the payment of fees and expenses in connection with this Agreement.

(b)           On any date after the Closing Date, (i) the Borrower will use the proceeds of Loans (A) for the acquisition, development and exploration of Oil and Gas Properties, and (B) to provide for working capital needs and general corporate purposes of the Borrower and its Restricted Subsidiaries, and (ii) Letters of Credit shall be used by the Borrower and its Restricted Subsidiaries for general corporate purposes and to support deposits required under purchase agreements pursuant to which the Borrower or its Restricted Subsidiaries may acquire Oil and Gas Properties and other assets.

9.13         Further Assurances.

(a)           Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, assignments of as-extracted collateral, Mortgages and other documents) that the Collateral Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b)           [Reserved].

(c)            Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents. In addition, notwithstanding anything to the contrary in this Agreement, the Collateral Agreement, or any other Credit Document, (i) the Administrative Agent may grant extensions of time for or waivers of the requirements of the creation or perfection of security interests in or the obtaining of title opinions or other title information, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items is not required by law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in any applicable jurisdiction, as otherwise agreed between the Administrative Agent and the Borrower and (iii) the Administrative Agent and the Borrower may make such modifications to the Security Documents, and execute or allow such easements, covenants, rights of way or similar instruments (and Administrative Agent will agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary for Borrower’s operations and otherwise permitted by this Agreement and the other Credit Documents.

9.14         Reserve Reports.

(a)           On or before April 1st and October 1st of each year, commencing [●]8, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st and June 30th, respectively, the Oil and Gas Properties of the Borrower and the Credit Parties comprising Proved Reserves located within the geographic boundaries of the United States of America (or the Outer Continental Shelf adjacent to the United States of America), together with such other reports, data and supplemental information, as may, from time to time, be reasonably requested by the Majority Lenders. Each Reserve Report dated (x) as of June 30th shall be prepared, at the Borrower’s election, by an Approved Petroleum Engineer or under the supervision of the chief engineer of the Borrower in a manner consistent with the preceding December 31st Reserve Report and (y) as of December 31st shall be prepared by one or more Approved Petroleum Engineers.

(b)           In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or prepared under the supervision of the chief engineer of the Borrower or a Restricted Subsidiary. For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than thirty (30) days, in the case of any Interim Redetermination requested by the Borrower or forty-five (45) days, in the case of any Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.

(c)           With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i)            in the case of Reserve Reports prepared by or under the supervision of the chief engineer of the Borrower or a Restricted Subsidiary (other than December 31 Reserve Reports), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report or the Initial Reserve Report, if no December 31 Reserve Report has been delivered;

(ii)           the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(iii)          except as set forth in an exhibit to such certificate, the Borrower or another Credit Party has good and defensible title to the Borrowing Base Properties evaluated in such Reserve Report (other than those (x) Disposed of in compliance with Section 10.4 since delivery of such Reserve Report, (y) leases that have expired in accordance with their terms and (z) with title defects disclosed in writing to the Administrative Agent) and such Borrowing Base Properties are free of all Liens except for Liens permitted by Section 10.2;

8 NTD: To correspond with date of initial Scheduled Redetermination.

(iv)          except as set forth on an exhibit to such certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.18 with respect to the Credit Parties’ Oil and Gas Property that would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

(v)           none of the Borrowing Base Properties have been Disposed of since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such certificate as having been Disposed of; and

(vi)          the certificate shall also attach, as schedules thereto, a list of (1) all material marketing agreements (which are not cancellable on 60 days’ notice or less without penalty or detriment) entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that represent in respect of such agreements 2.5% or more of the Borrower’s average monthly production of Hydrocarbon volumes and that have a maturity date or expiry date of longer than six months from the last day of such fiscal year or period, as applicable and (2) all Borrowing Base Properties evaluated in such Reserve Report that are Collateral and demonstrating that the PV-10 of the Borrowing Base Properties encumbered by a Mortgage (calculated at the time of delivery of such Reserve Report) meets the Collateral Coverage Minimum.

9.15         Title Information. On or before the date of delivery to the Administrative Agent of each Reserve Report required by Section 9.14(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Borrowing Base Properties evaluated by such Reserve Report so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 85% of the PV-10 of the Borrowing Base Properties.

9.16         Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date, the business of Industry Investments by the Borrower and its Restricted Subsidiaries and other business activities incidental, reasonably related or ancillary to any of the foregoing.

9.17         Holdings Covenant. Holdings covenants and agrees that until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the relevant Issuing Banks following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Transactions, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full, it will not engage at any time in any business or business activity other than (i) ownership of the Equity Interests in the Borrower, together with activities related or incidental thereto, (ii) performance of its obligations under and in connection with the Credit Documents, the Senior Secured Notes and the incurrence and performance of Indebtedness not prohibited by Section 10.1, (iii) issuing, selling and redeeming its Equity Interests, (iv) paying taxes, (v) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities (including the ability to incur fees, costs and expenses relating to such maintenance) required to maintain its corporate or other legal structure or to participate in tax, accounting or other administrative matters as a member of the consolidated group of the Credit Parties, (vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Equity Interests, (vii) receiving, and holding proceeds of, Restricted Payments from the Borrower and the Subsidiaries and distributing the proceeds thereof to the extent not prohibited by Section 10.14 or Section 10.6, (viii) activities in connection with the formation and maintenance of the existence of any Parent Entity (it being understood that notwithstanding anything to the contrary herein or in any Credit Document, there shall be no restriction on the formation of any Parent Entity), (ix) providing indemnification to officers and directors, (x) activities permitted hereunder or as otherwise required by Requirements of Law and (xi) activities incidental to the business or activities described in each foregoing clause of this Section 9.17.

9.18         Post-Closing Hedge Transactions. The Borrower shall:

(a)           provide to the Administrative Agent reasonably satisfactory evidence that the Credit Parties have entered into (including Hedge Transactions in effect on the Closing Date) Hedge Transactions permitted under Section 10.10 with Approved Counterparties with respect to (a) on or before the thirtieth (30th) day immediately following the Closing Date, not less than forty percent (40%) of the Credit Parties’ reasonably anticipated monthly projected production of oil from Proved Developed Producing Reserves through and including the first anniversary of the Closing Date and (b) on or before the sixtieth (60th) day following the Closing Date not less than eighty percent (80%) of the Credit Parties’ reasonably anticipated monthly projected production of oil from Proved Developed Producing Reserves through and including the first anniversary of the Closing Date; and

(b)           maintain in effect from and after the Closing Date, and shall not unwind, terminate, assign or enter into (when taken together with any other Hedge Transactions entered into contemporaneously) offsetting positions with respect to, all Hedge Transactions of which the Borrower has provided evidence to the Administrative Agent in satisfaction of the requirements of the foregoing clause (a) or Section 6(k), other than novations or other substitute or replacement Hedge Transactions for substantially similar volumes of anticipated monthly Hydrocarbon production having at least the same remaining tenor, and the same or a higher fixed swap price, strike price or other similar price reference, as the original Hedge Transaction or otherwise reasonably acceptable to the Administrative Agent.

10.          Negative Covenants.

The Borrower hereby covenants and agrees that until the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the relevant Issuing Banks following the termination of the Total Commitment) and the Loans, the Swingline Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedge Transactions, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due and payable), are paid in full:

10.1         Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a)           Indebtedness arising under the Credit Documents (including pursuant to Sections 2.16 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness);

(b)           Indebtedness outstanding on the date hereof and set forth on Schedule 10.1 and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(c)           Indebtedness (including Guarantee Obligations thereunder), including in respect of the Senior Secured Notes, any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with the foregoing, in an aggregate principal amount outstanding not in excess of $2,000,000,000, and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(d)           Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Restricted Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Restricted Subsidiary that is not a Guarantor shall be evidenced by the Intercompany Note, to the extent permitted by Requirements of Law and not giving rise to material adverse tax consequences, (ii) any Restricted Subsidiary that is not a Guarantor owing to any other Restricted Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(e)           Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business or consistent with past practice or industry practice (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(f)            subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary may not, by virtue of this Section 10.1(f) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 10.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(f) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Permitted Additional Debt (or Indebtedness under clause (b) or clause (c) above) shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;

(g)           Guarantee Obligations (other than the type described in Section 10.1(f)) (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sub-licensees or (ii) otherwise constituting Investments permitted by Sections 10.5(d), (g), (h), (i), (q), (r) and (s);

(h)           (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred prior to or within 270 days following the acquisition, construction, lease, repair, replacement, expansion or improvement of assets (real or personal, and whether through the direct purchase of property or the Equity Interests of a Person owning such property) to finance the acquisition, construction, lease, repair, replacement expansion, or improvement of such assets; (ii) Indebtedness arising under Capital Leases (A) in effect on the Closing Date and (B) entered into after the Closing Date pursuant to subclause (i) above in an aggregate amount not to exceed $50,000,000 (provided that, in the case of each of the foregoing subclauses (i) and (ii), the Borrower shall be in Pro Forma Compliance immediately after giving effect to the incurrence of such Indebtedness (and the use of proceeds thereof); and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness;

(i)            [reserved];

(j)            Indebtedness in respect of Hedge Transactions of the Borrower or any Restricted Subsidiary, subject to the limitations set forth in Section 10.10;

(k)          (i)            Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to the assets that are acquired by the Borrower or any Restricted Subsidiary, in each case, after the Closing Date as the result of a Permitted Acquisition; provided that:

(A)          such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof;

(B)           such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries);

(C)           (1) the Equity Interests of such Person is pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11; provided that the assets covered by such Security Agreement and the Pledge Agreement may, at the option of the Borrower, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness with the Secured Parties subject to inter-creditor arrangements in form and substance reasonably satisfactory to the Administrative Agent;

(D)           immediately after giving effect to the assumption of any such Indebtedness, such acquisition and any related transactions, the Leverage Ratio calculated on a Pro Forma Basis does not exceed 2.75 to 1.00 and no Event of Default shall have occurred and be continuing; and

(ii)          any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(l)           (i)           Indebtedness incurred to finance a Permitted Acquisition; provided that:

(A)          the Equity Interests of such Person acquired in such Permitted Acquisition, if any, are pledged to the Collateral Agent to the extent required under Section 9.11(b) and (2) such Person executes supplements to each of the Guarantee and the applicable Security Agreements and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11;

(B)           the maturity of such Indebtedness is not earlier than, and no mandatory repayment or redemption (other than customary change of control or asset sale offers or upon any event of default) is required prior to, 91 days after the Latest Maturity Date of any Facility hereunder (determined at the time of issuance or incurrence); and

(C)           such Indebtedness is not guaranteed in any respect by the Borrower or any Subsidiary Guarantor except to the extent (1) such guarantee is permitted under Section 10.5 and (2) that after giving effect to the incurrence of any such Indebtedness, such acquisition and any related transactions, the Leverage Ratio calculated on a Pro Forma Basis does not exceed 2.75 to 1.00 and no Event of Default shall have occurred and be continuing;

(ii)           any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(m)          Indebtedness of a Foreign Subsidiary or a Domestic Subsidiary that is not a Subsidiary Guarantor in an aggregate principal amount not to exceed $100,000,000 at any time; provided that no Credit Party’s assets are used to secure any such Indebtedness;

(n)           Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case, provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice and those required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business;

(o)           (i) other additional Indebtedness and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness, provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this Section 10.1(o) shall not at the time of incurrence thereof and immediately after giving effect thereto and the use of proceeds thereof on a Pro Forma Basis, exceed $100,000,000;

(p)           Indebtedness in respect of Permitted Additional Debt and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that (x) after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower shall be in Pro Forma Compliance and (y) the Borrowing Base shall be adjusted as set forth in Section 2.14(e);

(q)           Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(r)            Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services that are not greater than sixty (60) days past the date of invoice or delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(s)            Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case assumed or entered into in connection with any Permitted Acquisition, other Investments and the Disposition of any business, assets or Equity Interests not prohibited hereunder;

(t)            Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business; and

(u)           Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(v)           Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment permitted hereunder;

(w)          [reserved];

(x)           Indebtedness consisting of the undischarged balance of any Production Payment, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b);

(y)           [reserved];

(z)           Indebtedness incurred on behalf of, or Guarantee Obligations in respect of the Indebtedness of, joint ventures (regardless of the form of legal entity) that are not Subsidiaries in principal amount, when aggregated with the outstanding principal amount of Indebtedness incurred pursuant to this clause (z), not to exceed, at the time of incurrence thereof, $50,000,000; and

(aa)         all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (z) above.

10.2         Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)           Liens arising under the Credit Documents to secure the Obligations (including Liens contemplated by Section 3.8);

(b)           Permitted Liens;

(c)           (i) Liens (including liens arising under Capital Leases to secure Capital Lease Obligations) securing Indebtedness of the Borrower or any Restricted Subsidiary permitted pursuant to Section 10.1(h); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) financed thereby, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capital Leases; provided that in each case individual financings provided by one lender may be cross collateralized to other financings provided by such lender (and its Affiliates) and (ii) Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness permitted pursuant to Section 10.1 in an aggregate principal amount not exceeding $100,000,000 at any time outstanding;

(d)           Liens existing on the date hereof listed on Schedule 10.2(d);

(e)           Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness of the Borrower or any Restricted Subsidiary secured by any Lien permitted by this Section 10.2; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property), (y) the Indebtedness of the Borrower or any Restricted Subsidiary secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness of the Borrower or any Restricted Subsidiary at the time the original Lien became a Lien permitted hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) on the date of the incurrence of the Indebtedness of the Borrower or any Restricted Subsidiary secured by such Liens, the grantors of any such Liens shall not be any different than the grantors of the Liens securing the debt being refinanced, refunded, extended, renewed or replaced;

(f)            Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition; provided that (1) if the Liens on such assets secure Indebtedness, such Indebtedness is permitted under Section 10.1(k) and (2) such Liens attach at all times only to the same assets that such Liens (or upon or in after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(k), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and to the extent such Liens secure Indebtedness, secure only the same Indebtedness (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) that such Liens secured, immediately prior to such Permitted Acquisition;

(g)           Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, or the assets of such a Restricted Subsidiary, in each case, to secure Indebtedness incurred pursuant to Section 10.1(l); provided that such Liens attach at all times only to the Equity Interests or assets of such Restricted Subsidiary and its Subsidiaries;

(h)           Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Credit Party and (ii) of any Restricted Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(i)            Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off);

(j)            Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(k)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l)            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(m)          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n)           Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o)           Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q)           Liens in respect of Production Payments and Reserve Sales, subject to adjustment of the Borrowing Base as set forth in Section 2.14(g) to the extent required under Section 10.4(b); provided that such Liens attach at all times only to the Oil and Gas Properties from which the Production Payments and Reserve Sales have been conveyed;

(r)            Liens on Equity Interests in a joint venture that does not constitute a Restricted Subsidiary securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral;

(s)           Liens securing (i) any Indebtedness permitted by Sections 10.1(c) and 10.1(o) or (ii) Permitted Additional Debt permitted by Section 10.1(p) in an aggregate principal amount not exceeding $100,000,000 at any time outstanding; provided that any Liens on the Collateral pursuant to this Section 10.2(s) shall be Junior Liens;

(t)            Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, and (ii) such Lien materially impairs the use of the property covered by such Lien for the purposes for which such property is held;

(u)           [reserved];

(v)           any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions; and

(w)          Liens on property (other than property constituting Borrowing Base Properties, Stock or Stock Equivalents of the Borrower or its Subsidiaries pledged as Collateral under any Credit Document or any deposit accounts, securities account or commodity account pledged as Collateral) securing Indebtedness of the Borrower or any Restricted Subsidiary not to exceed $5,000,000 in the aggregate outstanding at any time.

10.3         Limitation on Fundamental Changes. Except as permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, except that:

(a)           any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation with or into the Borrower, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation or consolidation or would result from such consummation of such merger, amalgamation or consolidation, and (iv) if such merger, amalgamation or consolidation involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Subsidiary of the Borrower (A) the Successor Borrower shall be in Pro Forma Compliance after giving effect to such merger, amalgamation or consolidation, (B) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (C) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment (or other suitable instrument reasonably determined by the Collateral Agent in recordable form) to the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (F) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and (G) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(b)           any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee, each applicable Security Document and any applicable Mortgage, and a joinder to the Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor, and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Note, (iii) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation or consolidation or would result from the consummation of such merger, amalgamation or consolidation and (iv) if such merger, amalgamation or consolidation involves a Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower, (A) the Borrower shall be in Pro Forma Compliance after giving effect to such merger, amalgamation or consolidation, (B) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (C) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(c)           any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d)           any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor, (ii) merge, amalgamate or consolidate with or into any other Subsidiary that is not a Guarantor or Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Subsidiary that is not a Guarantor; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be, and any such Disposition shall be, (A) an “Investment” and subject to the limitations set forth in Section 10.5 and (B) a “Disposition” and subject to the limitations set forth in Section 10.4; and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e)           any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Credit Party after giving effect to such liquidation or dissolution;

(f)            the Borrower and its Restricted Subsidiaries may consummate the transactions contemplated by the Confirmation Order and the Plan of Reorganization; and

(g)           to the extent that no Borrowing Base Deficiency, Default or Event of Default would result from the consummation of such Disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition by the Borrower or any Restricted Subsidiary permitted pursuant to Section 10.4.

10.4         Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, or terminate, unwind or create any off-setting positions in respect of any commodity hedge positions or any other Hedge Transaction, whether now in effect or hereafter created or entered into, or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Equity Interests, except that:

(a)            the Borrower and the Restricted Subsidiaries may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use), (ii) Permitted Investments, and (iii) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Borrower and its Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b)           the Borrower and the Restricted Subsidiaries may Dispose of any Oil and Gas Properties or any interest therein or the Equity Interests of any Restricted Subsidiary owning Oil and Gas Properties (and including, but without limitation, Dispositions in respect of Production Payments and Reserve Sales and in connection with net profits interests, operating agreements, farm-ins, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties); provided that such Disposition (i) is for Fair Market Value (determined by the Borrower in good faith), (ii) not less than seventy-five percent (75%) of the consideration received by the Borrower or such Restricted Subsidiaries in respect of any such Disposition shall be cash, (iii) if any such Disposition is of Equity Interests of any Restricted Subsidiary owning Oil and Gas Properties, such Disposition shall include all of the Equity Interests owned by the Borrower and its Restricted Subsidiaries of such Restricted Subsidiary, (iv) the Borrower shall provide reasonable prior notice to the Administrative Agent of such Disposition and identify the Borrowing Base Properties to be Disposed therein, (v) to the extent that the Borrower is notified by the Administrative Agent that a Borrowing Base Deficiency could result from an adjustment to the Borrowing Base resulting from such Disposition, after the consummation of such Disposition, the Borrower shall have Unrestricted Cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency, and (vi) the Borrowing Base shall be adjusted in accordance with the provisions of Section 2.14(g), if applicable;

(c)           the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Credit Party (i) the transferee thereof must either be a Credit Party or (ii) such transaction is permitted under Section 10.5;

(d)           to the extent constituting a Disposition, the Borrower and any Restricted Subsidiary may affect any transaction permitted by Section 10.2, 10.3, 10.5 or 10.6;

(e)           the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;

(f)            Dispositions (including like-kind exchanges) of property (other than Oil and Gas Properties) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;

(g)           Dispositions of Hydrocarbon Interests to which no Proved Reserves are attributable and farm-outs of undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such farm-outs;

(h)           Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements to the extent the same would be permitted under Section 10.5(i);

(i)            [reserved];

(j)            transfers of property (i) subject to a Casualty Event or in connection with any condemnation proceeding with respect to Collateral; provided that the net cash proceeds of such Casualty Event or condemnation proceeding, if any, are received by the Borrower or a Subsidiary Guarantor (or the Collateral Agent for application in accordance with this Agreement if an Event of Default or Borrowing Base Deficiency then exists) or (ii) in connection with any Casualty Event or any condemnation proceeding, in each case with respect to property that does not constitute Collateral;

(k)           Dispositions of accounts receivable (i) in connection with the collection or compromise thereof or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding;

(l)            the termination or unwinding of, or creation of any off-setting positions in respect of, any commodity hedge positions or any other Hedge Transaction; provided that if such termination or unwinding of, or creation of any off-setting positions, could result in adjustment of the Borrowing Base in accordance with the provisions of Section 2.14(f), the Borrower shall give the Administrative Agent written notice thereof in reasonable detail not later than two (2) Business Days after the date on which any such commodity hedge position or other Hedge Transaction was terminated or unwound, or for which off-setting positions were created and, thereafter, the Borrowing Base shall be adjusted in accordance the provisions of Section 2.14(f));

(m)          Dispositions of Oil and Gas Properties that are not Borrowing Base Properties and other assets not included in the Borrowing Base, so long as the Event of Default shall then exist or result therefrom and no Borrowing Base Deficiency shall then exist; and

(n)           Disposition of any asset between or among the Borrower or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with an Investment otherwise permitted pursuant to Section 10.5 or a Disposition otherwise permitted pursuant to clauses (a) through (m) above.

Notwithstanding anything herein to the contrary, any direct or indirect transfer, conveyance or other disposition of Borrowing Base Properties or the Stock or Stock Equivalents of any Restricted Subsidiary owning Borrowing Base Properties (whether as a sale, lease, Investment, Dividend or due to the issuance of Stock by a Subsidiary Guarantor to a Person other than a Credit Party) shall be subject to Section 10.4(b) and, as applicable, Section 2.14(g).

10.5         Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to (i) purchase or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly-Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other Person, (ii) make any loans, advances or capital contributions to, or guarantees of the Indebtedness of, any other Person, or (iii) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person (each, an “Investment”), except:

(a)           extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;

(b)           Investments in assets that constituted Permitted Investments at the time such Investments were made;

(c)           loans and advances to officers, directors, employees and consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances);

(d)           (i) Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 10.5(d), (ii) Investments existing on the Closing Date of the Borrower or any Subsidiary in any other Subsidiary and (iii) any extensions, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment set forth on Schedule 10.5(d) (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date and set forth on Schedule 10.5(d) as of the Closing Date);

(e)           Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f)            Investments in connection with the transactions contemplated by the Confirmation Order and the Plan of Reorganization;

(g)           Investments (i) by the Borrower in any Guarantor or by any Guarantor in the Borrower, (ii) by any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary, and (iii) by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor, valued at the Fair Market Value (determined by the Borrower in good faith) of such Investment at the time each such Investment is made, in an aggregate amount outstanding pursuant to this Section 10.5(g)(iii) that, at the time such Investment is made, would not exceed $10,000,000; provided that any such Investment made in the form of a contribution of assets other than cash or Permitted Investments shall also constitute a “Disposition” and be subject to the limitations set forth in Section 10.4;

(h)           Investments constituting Permitted Acquisitions so long as (i) the Leverage Ratio calculated on a Pro Forma Basis does not exceed 2.75 to 1.00, (ii) no Event of Default shall have occurred and be continuing, and (iii) the Available Commitment is not less than 15% of the lesser of (A) the Total Commitments and (B) the then effective Borrowing Base; provided that the aggregate amount of Permitted Acquisition Consideration of such Permitted Acquisitions made or provided by the Borrower or any Subsidiary Guarantor to acquire any Restricted Subsidiary that does not become a Subsidiary Guarantor or merge, consolidate or amalgamate into the Borrower or a Subsidiary Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition, be owned by the Borrower or a Subsidiary Guarantor, shall not exceed $100,000,000;

(i)            Investments (including Investments in joint ventures) valued at the Fair Market Value (determined by the Borrower acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount outstanding pursuant to this Section 10.5(i) not to exceed $50,000,000;

(j)            Investments in an aggregate amount not to exceed $200,000,000 from and after the Closing Date, provided that after giving effect to the making of any such Investment on a Pro Forma Basis, no Event of Default shall have occurred and be continuing;

(k)           Investments constituting non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4;

(l)            [reserved];

(m)          [reserved];

(n)           [reserved];

(o)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(p)           Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(q)           advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(r)            guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s)            Investments held by a Person acquired (including by way of merger or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t)             Investments in Industry Investments and in interests in additional Oil and Gas Properties and gas gathering systems related thereto or Investments related to farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, other similar industry investments, gathering systems, pipelines or other similar oil and gas exploration and production business arrangements whether through direct ownership or ownership through a joint venture or similar arrangement;

(u)           [reserved];

(v)           to the extent constituting Investments, Hedge Transactions of the Borrower or any Restricted Subsidiary permitted by Sections 10.1 and 10.10;

(w)          Investments consisting of Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 10.1, 10.3, 10.4 and 10.6;

(x)           in the case of the Borrower and its Restricted Subsidiaries, Investment consisting of (i) intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (ii) intercompany current liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Restricted Subsidiaries;

(y)           Investments resulting from pledges and deposits under clauses (c), (d) and (e) of the definition of “Permitted Liens” and clauses (j), (o) and (u) of Section 10.2;

(z)           advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or the relevant Restricted Subsidiary;

(aa)         Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business; and

(bb)         any Investment constituting a Disposition or transfer of any asset between or among the Borrower or its Restricted Subsidiaries as a substantially concurrent interim Disposition or transfer in connection with an Investment otherwise permitted pursuant to clauses (a) through (aa) above or in connection with a Disposition permitted pursuant to Section 10.4.

10.6          Limitation on Restricted Payments. The Borrower will not directly or indirectly pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Qualified Equity Interests) or redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or the Equity Interests of any Parent Entity or set aside any amount for any such purpose (other than through the issuance of additional Qualified Equity Interests), or permit any Restricted Subsidiary to purchase or otherwise acquire for consideration any Equity Interests of the Borrower or any Parent Entity, now or hereafter outstanding (all of the foregoing, “Restricted Payments”); except that:

(a)            the Borrower may (or may pay Restricted Payments to permit any Parent Entity thereof to) redeem in whole or in part any of its or a Parent Entity’s Equity Interests in exchange for another class of its (or such parent’s) Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Equity Interests redeemed thereby, and the Borrower may pay Restricted Payments payable solely in the Equity Interests (other than Disqualified Stock not otherwise permitted by Section 10.1) of the Borrower;

(b)            the Borrower may (i) (or may make Restricted Payments to permit any Parent Entity thereof to) redeem, acquire, retire or repurchase shares of its (or such Parent Entity’s) Equity Interests held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Subsidiaries or any Parent Entity thereof, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that all cash paid in respect of all such Equity Interests so redeemed, acquired, retired or repurchased in any calendar year does not exceed $10,000,000; and (ii) pay Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or their respective Affiliates, estates or immediate family members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options so long as the aggregate amount of all such payments does not exceed $5,000,000;

(c)            to the extent constituting Restricted Payments, the Borrower may make Investments permitted by Section 10.5 (other than Section 10.5(m));

(d)            to the extent constituting Restricted Payments, the Borrower may enter into and consummate transactions expressly permitted by Section 10.3;

(e)            [reserved];

(f)          the Borrower may make and pay Restricted Payments to Holdings or any other Parent Entity of the Borrower:

(i)            the proceeds of which will be used to pay (or to make Restricted Payments to allow Holdings or any other Parent Entity to pay): (A) with respect to any taxable period for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a Parent Entity is the common parent, or for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any Parent Entity of the Borrower in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Borrower and/or its Restricted Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its Restricted Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group, and (B) with respect to any taxable period ending after the Closing Date for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in subclause (A)), distributions to any Parent Entity in an amount necessary to permit such Parent Entity to make a pro rata distribution to its equity holders such that each such equity holder receives an amount from such pro rata distribution sufficient to enable such equity holder to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Borrower and its Restricted Subsidiaries with respect to such taxable period (assuming that each such equity holder is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to an individual resident in New York, New York (including any taxes under Sections 1401 or 1411 of the Code, if applicable) for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of the Borrower for prior taxable periods ending after the Closing Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized), and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

(ii)            the proceeds of which shall be used to allow any Parent Entity to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and other professional costs and expenses) to the extent attributable to the ownership or operation of the Borrower, it being understood that 100% of the foregoing costs and expenses shall be deemed attributable to the ownership and operation of the Borrower at all times when Holdings owns no material assets other than the Equity Interests of the Borrower;

(iii)           the proceeds of which shall be used by such Parent Entities to pay Restricted Payments contemplated by Section 10.6(b);

(iv)           [reserved]; and

(v)            the proceeds of which shall be used to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees and consultants of any Parent Entity, to the extent such salaries, bonuses, other benefits and indemnities are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, it being understood that 100% of the foregoing costs and expenses shall be deemed attributable to the ownership and operation of the Borrower at all times when Holdings owns no material assets other than the Equity Interests of the Borrower;

(g)          [reserved];

(h)          the Borrower may pay any dividends or distributions within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(i)            at any time that the Leverage Ratio as of the last date of the most recent Test Period after giving effect thereto on a Pro Forma Basis is less than or equal to 2.25 to 1.0, and so long as, after giving effect thereto on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing, and (ii) the Available Commitment is not less than 15% of the lesser of (A) the Total Commitments and (B) the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such Restricted Payment), the Borrower may declare and pay additional Restricted Payments without limit in cash or otherwise to the holders of its Equity Interests; provided, that, in the case of any Restricted Payment in the form of assets other than cash, no such Restricted Payment shall be made if a Borrowing Base Deficiency would result from an adjustment to the Borrowing Base resulting from such Restricted Payment (unless the Borrower shall have cash on hand sufficient to eliminate any such potential Borrowing Base Deficiency);

(j)            [reserved]; and

(k)           To the extent constituting a Restricted Payment, the Borrower may make payments described in Section 10.14(a), (f), (h), (j) and (l) (subject to the conditions set out therein).

10.7         Limitations on Debt Payments and Amendments.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to prepay, repurchase or redeem or otherwise defease the Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) or any Permitted Additional Debt (it being understood that payments of regularly-scheduled cash interest in respect of the Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) or such Permitted Additional Debt shall be permitted); provided, however, that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease the Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) or any Permitted Additional Debt (i) in exchange for or with the proceeds of any Permitted Refinancing Indebtedness, (ii) by converting or exchanging the Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect of any of the foregoing) or any such Permitted Additional Debt to Qualified Equity Interests of the Borrower or any Parent Entity, (iii) in connection with the transactions contemplated by the Confirmation Order and the Plan of Reorganization or (iv) so long as, after giving effect thereto on a Pro Forma Basis, (A) no Event of Default has occurred and is continuing, (B) the Available Commitment is not less than fifteen percent (15%) of the lesser of (1) the Total Commitments and (2) the then effective Borrowing Base (on a Pro Forma Basis after giving effect to such prepayment, repurchase, redemption or defeasance) and (C) the Leverage Ratio as of the last date of the most recent Test Period after giving effect thereto on a Pro Forma Basis is less than or equal to 3.5 to 1.0; provided, further, that, after giving effect to any adjustment of the Borrowing Base made pursuant to Section 2.14(g) and any repayment of the Loans required in connection therewith, the Borrower or any Restricted Subsidiary may make mandatory prepayments in respect of the Senior Secured Notes (or any Permitted Refinancing Indebtedness in respect thereof that is secured by a Lien on the assets the disposition of which are the subject of the mandatory prepayment) with the proceeds of the disposition of any assets that have been pledged to secure such Senior Secured Notes (or such Permitted Refinancing Indebtedness, if applicable);

(b)           The Borrower will not amend or modify the Senior Secured Notes Indentures or the terms applicable thereto or the documentation governing any Permitted Refinancing Indebtedness in respect of the Senior Secured Notes, other than amendments or modifications that (i) would not be materially adverse to the Lenders (as determined in good faith by the Borrower), taken as a whole, or (ii) otherwise comply with the definition of “Permitted Refinancing Indebtedness” that may be incurred to Refinance any such Indebtedness; and

(c)           Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.

10.8         Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document) that limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to each of the following Contractual Requirements that:

(a)           (i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (ii) to the extent Contractual Requirements permitted by subclause (i) are set forth in an agreement evidencing Indebtedness or other obligations, Contractual Requirements set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Requirement;

(b)           are binding on a Restricted Subsidiary that is not (and is not required to become) a Guarantor pursuant to Section 9.11 at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower;

(c)           evidence Indebtedness permitted under Section 10.1 of a Restricted Subsidiary of the Borrower that is not a Guarantor so long as such Contractual Requirement applies only to such Subsidiary and its Subsidiaries;

(d)           arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition;

(e)           are customary provisions in joint venture agreements and other similar agreements permitted by Section 10.5 and applicable to joint ventures or otherwise arise in agreements that restrict the Disposition or distribution of assets or property in oil and gas leases, joint operating agreements, joint exploration or development agreements, participation agreements and other similar agreements entered into in the ordinary course of the oil and gas exploration and development business;

(f)            are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(g)           are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(h)           [reserved];

(i)            are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary;

(j)            are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(k)           restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(l)            are imposed by Requirements of Law;

(m)          exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness but only to the extent such Contractual Requirement is not materially more restrictive, taken as a whole, than the Indebtedness being refinanced;

(n)           customary net worth provisions contained in real property leases entered into by any Restricted Subsidiary of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Restricted Subsidiaries to meet their ongoing obligation;

(o)           are customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 10.8;

(p)           [reserved];

(q)           are restrictions regarding licenses or sublicenses by the Borrower and the Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);

(r)            are encumbrances or restrictions contained in an agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated; and

(s)           are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.9         Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)            the Credit Documents;

(b)            the Senior Secured Notes Indenture, the Senior Secured Notes, and related guarantees and collateral documents;

(c)            purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on transferring the property so acquired;

(d)            any applicable Requirement of Law;

(e)            any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(f)             contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Borrower pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary;

(g)            secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.1 and Section 10.2 that limit the right of the Credit Parties to dispose of the assets securing such Indebtedness;

(h)            [reserved];

(i)             other Indebtedness of (i) Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1 so long as either (A) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the board of directors of the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date or (B) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Borrower in good faith, to impair the ability of the Borrower to make scheduled payments of cash interest on the Loans when due or (ii) Foreign Subsidiaries as to such Foreign Subsidiaries and their Subsidiaries;

(j)             customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property;

(k)            customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business; and

(l)             any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.10        Hedge Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Transaction with any Person other than:

(a)            Hedge Transactions in respect of commodities entered into not for speculative purposes, the net notional volumes for which (when aggregated with other commodity Hedge Transactions then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Transactions) do not exceed, as of the date the latest hedging transaction is entered into under a Hedge Agreement, eighty-five percent (85%) of the reasonably anticipated monthly Hydrocarbon production from the Credit Parties’ total Proved Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.14(a), as applicable) for each month during the sixty-six (66) month period from the date of creation of such hedging arrangement (the “Ongoing Hedges”). In addition to the Ongoing Hedges, in connection with a proposed Permitted Acquisition (a “Proposed Acquisition”), the Credit Parties may also enter into incremental hedging contracts with respect to the Credit Parties’ reasonably anticipated projected monthly production from the Borrowing Base Properties having notional volumes not in excess of fifteen percent (15%) of the Credit Parties’ existing projected monthly production prior to the consummation of such Proposed Acquisition for each month during a period not exceeding 36 months from the date such hedging arrangement is created during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date of consummation of such Proposed Acquisition, (B) the date of termination of such Proposed Acquisition and (C) ninety (90) days after the date of execution of such definitive acquisition agreement (or such longer period as to which the Administrative Agent may agree). However, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound within ninety (90) days following the date of termination of such Proposed Acquisition. It is understood that commodity Hedge Transactions that may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(b)            Other Hedge Transactions (other than any Hedge Transaction in respect of equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions) entered into not for speculative purposes.

(c)            It is understood that for purposes of this Section 10.10, the following Hedge Transactions shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedge Transaction intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Transaction intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Transactions such that the combination of such Hedge Transactions is not speculative taken as a whole.

(d)            For purposes of entering into or maintaining Ongoing Hedges under Section 10.10(a), forecasts of reasonably projected Hydrocarbon production volumes and reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.14(a), as applicable, shall be revised to account for any increase or decrease therein anticipated because of information obtained by Borrower or any other Credit Party subsequent to the publication of such Reserve Report including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream

10.11        Financial Covenants.

(a)            Leverage Ratio. Beginning with the first full fiscal quarter following the Closing Date, the Borrower will not permit the Leverage Ratio for any Test Period ending on the last day of each fiscal quarter of the Borrower to be greater than 4.00 to 1.00.

(b)            Current Ratio. Beginning with the first full fiscal quarter following the Closing Date, the Borrower will not permit the Current Ratio as of the last day of any Test Period ending on the last day of each fiscal quarter of the Borrower to be less than 1.00 to 1.00.

10.12        Accounts. Other than Excluded Accounts and amounts permitted to be maintained therein from time to time, no Credit Party shall (i) establish or maintain or (ii) deposit proceeds into, a deposit account, securities account or commodity account that is not subject to a Control Agreement in accordance with Section 9.11.

10.13        Use of Credit Extensions in Violation of Sanctions. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.14        Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions involving aggregate payments or consideration in excess of $10,000,000 with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors or managers of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:

(a)            the consummation of the transactions contemplated by the Confirmation Order and the Plan of Reorganization;

(b)            the issuance of Equity Interests (other than Disqualified Stock) of the Borrower (or any Parent Entity thereof) to the Sponsors or the management of the Borrower (or any Parent Entity thereof) or the management of any of its Subsidiaries;

(c)            equity issuances, Restricted Payments, or other acquisitions or retirements of Equity Interests by the Borrower (or any Parent Entity thereof) to the extent permitted under Section 10.6;

(d)            the payment of (i) customary indemnities or (ii) reasonable expenses, in each case, incurred by the Sponsors and their Affiliates in connection with management or monitoring or the provision of other services rendered to the Borrower (or any Parent Entity thereof) or any of its Restricted Subsidiaries, provided that the aggregate amount of expenses paid in any calendar year under the foregoing subclause (ii) shall not exceed $1,000,000;

(e)            loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (excluding in any case any Unrestricted Subsidiary) (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Equity Interests in such joint venture or such Subsidiary) to the extent permitted under Section 10.5;

(f)             employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Subsidiaries and their respective directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors or managers of the Borrower (or any direct or indirect parent thereof);

(g)            customary payments (including reimbursement of fees and expenses) by the Borrower and any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments are approved by the majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Borrower (or any direct or indirect parent thereof), in good faith;

(h)            transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 10.14;

(i)             redemptions, repurchases and other actions to the extent permitted under Section 10.7;

(j)             [reserved];

(k)            any issuance of Equity Interests or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the board of directors or board of managers of the Borrower (or any direct or indirect parent thereof);

(l)             [reserved];

(m)           [reserved];

(n)            the issuance, sale or transfer of Equity Interests of the Borrower to Holdings (or another Parent Entity) in connection with capital contributions by Holdings or such other Parent Entity to the Borrower;

(o)            any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors or managers of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (i) fair, from a financial point of view, to the Borrower or such Restricted Subsidiary or (ii) on terms, taken as a whole, that are no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate; and

(p)            transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower, Holdings and the Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement.

11.           Events of Default.

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1          Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for more than five (5) days, in the payment when due of any interest on the Loans or any Unpaid Drawings, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above).

11.2          Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

11.3          Covenants. Any Credit Party shall:

(a)            default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(d)(i), 9.5 (solely with respect to the Borrower), 9.18 or Section 10; or

(b)            default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice thereof by the Borrower from the Administrative Agent.

11.4          Default Under Other Agreements.

(a)            The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Indebtedness described in Section 11.1) beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (1) with respect to Indebtedness in respect of any Hedge Transaction, termination events or equivalent events pursuant to the terms of the corresponding Hedge Agreements under which such Hedge Transaction is entered into and (2) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, unless, in the case of each of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower, or

(b)            Without limiting the provisions of clause (a) above, any such default under any such Material Indebtedness shall cause such Material Indebtedness to be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, (i) with respect to Indebtedness in respect of any Hedging Obligations, other than due to a termination event or equivalent event pursuant to the terms of the Hedge Agreements under which the applicable Hedge Transaction was entered into and (ii) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof.

11.5          Bankruptcy, Etc. The Borrower or any Restricted Subsidiary shall commence a voluntary case, proceeding or action concerning itself under (a) Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law; or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, any domestic or foreign law relating to bankruptcy, judicial management, insolvency, reorganization, administration or relief of debtors in effect in its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Restricted Subsidiary and the petition is not dismissed or stayed within sixty (60) days after commencement of the case, proceeding or action, the Borrower or the applicable Restricted Subsidiary consents to the institution of such case, proceeding or action prior to such sixty (60) day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar person is appointed for, or takes charge of, the Borrower or any Restricted Subsidiary or all or any substantial portion of the property or business thereof; or the Borrower, any Guarantor or any Restricted Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of sixty (60) days; or the Borrower or any Restricted Subsidiary makes a general assignment for the benefit of creditors.

11.6          ERISA.

(a)            Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan or Multiemployer Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan (including the giving of written notice thereof); any Multiemployer Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); and

(b)            there would result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and

(c)            such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

11.7          Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Guarantor’s obligations under the Guarantee are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

11.8          Security Documents. The Collateral Agreement, Mortgage or any other Security Document pursuant to which assets of the Borrower and the Credit Parties with an aggregate Fair Market Value in excess of $50,000,000 are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Collateral Agreement, the Mortgage or any other Security Document are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

11.9          Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $100,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days.

11.10        Change of Control. A Change of Control shall have occurred.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and (c) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment and Swingline Commitment terminated, whereupon the Commitment of each Lender and the Swingline Lender, as the case may be, shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; or (c) demand cash collateral in respect of any outstanding Letter of Credit pursuant to Section 3.8(b) in an amount equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

11.11        Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 12.7 and amounts payable under Article II) payable to the Administrative Agent or Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, disbursements and other charges of counsel payable under Section 12.7) arising under the Credit Documents and amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Unpaid Drawings, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Unpaid Drawings and Obligations then owing under Secured Hedge Transactions and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of Letters of Credit Outstanding comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 3.8, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to Cash Collateralize such Letters of Credit Outstanding, (y) subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fourth shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of cash collateral attributable to such expired Letter of Credit shall be distributed in accordance with this clause Fourth;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

Subject to Section 3.8, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

11.12      Equity Cure.

(a)          Notwithstanding anything to the contrary contained in this Section 11 or in any Credit Document, in the event that the Borrower fails to comply with either Financial Performance Covenant, then until the expiration of the tenth (10th) Business Day subsequent to the date the compliance certificate for calculating such Financial Performance Covenant is required to be delivered pursuant to Section 9.1(c) (the “Cure Deadline”), the Borrower shall have the right to cure such failure (the “Cure Right”) by receiving cash proceeds from an issuance of common Equity Interests (other than Disqualified Stock) as a cash capital contribution, and upon receipt by the Borrower of such cash proceeds (such cash amount being referred to as the “Cure Amount”) pursuant to the exercise of such Cure Right, such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)            EBITDAX and/or Current Assets, as applicable, shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of such Financial Performance Covenant with respect to any Test Period that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(ii)           Consolidated Net Funded Indebtedness for such Test Period shall be decreased solely to the extent proceeds of the Cure Amount, if any, are actually applied to prepay any Indebtedness (provided that any such Indebtedness so prepaid shall be a permanent repayment of such Indebtedness and termination of commitments thereunder) included in the calculation of Consolidated Net Funded Indebtedness; and

(iii)            if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of each Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; provided that (A) in each period of four (4) consecutive fiscal quarters there shall be at least two (2) fiscal quarters in which no Cure Right is exercised, (B) Cure Rights shall not be exercised more than three (3) times during the term of this Agreement, (C) each Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the applicable Financial Performance Covenant with respect to which the breach or default occurred (such amount, the “Necessary Cure Amount”); provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter, then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with such Financial Performance Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”), (D) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination under the Credit Documents other than for determining compliance with the Financial Performance Covenant, (E) no Lender or Issuing Bank shall be required to make any extension of credit hereunder during the ten (10) Business Day period referred to above, unless the Borrower shall have received the Cure Amount, and (F) to the extent the Borrower exercises more than one Cure Right in any single fiscal quarter, each such exercise shall be deemed to be a separate exercise of a Cure Right.

(b)            Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive cash proceeds from issuance of Equity Interests (other than Disqualified Stock) or a cash capital contribution, which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.

12.           The Agents.

12.1          Appointment.

(a)            Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities (except those expressly set forth herein, or any fiduciary relationship with the Collateral Agent, the Swingline Lender, any Issuing Bank or any Lender) (regardless of whether a Default has occurred and is continuing), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b)            The Administrative Agent, the Swingline Lender, each Lender and each Issuing Bank hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, the Swingline Lender, each Lender and each Issuing Bank irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities (except those expressly set forth herein) or any fiduciary relationship with the Administrative Agent, the Swingline Lender, any Issuing Bank or any Lender (regardless of whether a Default has occurred and is continuing), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall not be subject to any fiduciary or other implied duties.

12.2          Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

12.3          Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or, except with respect to any physical certificate or instrument representing Pledged Securities (as defined in the Collateral Agreement) in the possession of the Agent, the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender or any Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4          Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 and Section 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5          Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Majority Lenders, the Required Lenders or each individual lender, as applicable.

12.6          Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender, the Swingline Lender or any Issuing Bank. Each Lender, the Swingline Lender and each Issuing Bank represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7          Indemnification. The Lenders severally agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the termination of this Agreement and the repayment of the Loans and payment of all other amounts payable hereunder.

12.8          Agents in Its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

12.9          Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Swingline Lender, the Issuing Banks and the Borrower. If the Administrative Agent, the Swingline Lender or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent, the Swingline Lender or Collateral Agent, may be removed as the Administrative Agent, the Swingline Lender or Collateral Agent, as the case may be, at the reasonable request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or Section 11.5 is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, the Swingline Lender and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

12.10        Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. For the avoidance of doubt, for purposes of this Section 12.10, the term “Lender” includes any Issuing Bank and any Swingline Lender.

12.11        Security Documents and Collateral Agent under Security Documents and Guarantee.

(a)            Each Issuing Bank and each Lender (for itself on behalf of any of its Affiliates that is a Secured Party) hereby irrevocably authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Each Issuing Bank and each Lender (for itself on behalf of any of its Affiliates that is a Secured Party) hereby agrees that, subject to Section 13.1, any action taken by the Majority Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties. The Administrative Agent or the Collateral Agent is hereby authorized (but not obligated) on behalf of the Secured Parties from to time prior to the occurrence and continuation of any Event of Default, to take any action with respect to the Collateral or Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(b)            Without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized, at its option and in its reasonable discretion, to release any Lien encumbering any Collateral or any applicable Guarantor from its Guarantee, including executing any documents, releases or instruments necessary in connection therewith, (i) to the extent such Collateral is Disposed of as a result of a transaction permitted under any Credit Document, (ii) to the extent consented to by the Majority Lenders (or such other Lenders as may be required to give such consent under Section 13.1) have otherwise consented, (iii) in connection with any foreclosure sale or other Disposition of Collateral after the occurrence of an Event of Default, or (iv) to the extent expressly provided for in any Credit Document.

(c)            The Secured Parties hereby irrevocably agree that (x) the Collateral Agent may, without any further consent of any Lender, enter into or amend any intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, (y) the Collateral Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted and (z) any such intercreditor agreement referred to in clause (x) above, entered into by the Collateral Agent, shall be binding on the Secured Parties. Furthermore, each Issuing Bank and each Lender (for itself on behalf of any of its Affiliates that is a Secured Party) hereby authorize the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (j) of the definition of “Permitted Liens” and clauses (c), (e) (with respect to Liens securing Indebtedness permitted under Section 10.1), (f), (j), (o), (p) and (r) of Section 10.2 or otherwise permitted to be senior to the Liens of Administrative Agent or Collateral Agent on such property; provided that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such subordination is permitted under this Agreement.

12.12        Right to Realize on Collateral and Enforce Guarantee.

(a)            Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby irrevocably agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, on behalf of the Secured Parties, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(b)            The Secured Parties hereby irrevocably authorize the Collateral Agent to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions, or (ii) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the written direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations that were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.1 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations that were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (or any designee of the Secured Party that will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

12.13        Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

12.14     Certain ERISA Matters.

(a)         (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

13.         Miscellaneous.

13.1          Amendments, Waivers and Releases.

(a)            Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(e)), or forgive any portion of, or extend the Maturity Date or the date for the payment, of the Loans or any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and any change due to a change in the Borrowing Base or Available Commitment), or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender (provided that, any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders, so long as the Total Commitments after giving effect to such increase do not exceed the Maximum Total Commitment in effect at such time (after giving effect to any increase in the Maximum Total Commitments otherwise permitted at such time)), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 in a manner that would reduce the voting rights of any Lender, or reduce the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders”, or “Borrowing Base Required Lenders” (it being understood that, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders, Required Lenders and Borrowing Base Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), or amend any other provision of this Agreement that expressly provides that the consent of all Lenders or all affected Lenders is required, or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend the provisions of Section 11.11 or any analogous provision of any Security Document, in a manner that would by its terms alter the proportionate reduction of Commitments or the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly and adversely affected thereby, or (iv) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (v) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of each Issuing Bank to whom Section 3 then applies in a manner that directly and adversely affects such Person, or (vi) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or (vii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by a Credit Document) without the prior written consent of each Lender, or (viii) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by a Credit Document) without the prior written consent of each Lender, or (ix) amend Section 2.9 so as to permit Interest Period intervals greater than six months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (x) increase the Maximum Total Commitment or the Borrowing Base without the written consent of the Borrowing Base Required Lenders (other than Defaulting Lenders), decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d), (e), (f) or (g) if such modification would have the effect of increasing the Borrowing Base without the written consent of Borrowing Base Required Lenders (other than Defaulting Lenders); provided that a Scheduled Redetermination may be postponed by the Majority Lenders, or (xi) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender whose consent is required hereunder.

(b)            Without the consent of any Lender or Issuing Bank, the Credit Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Credit Document.

(c)            [Reserved].

(d)            Notwithstanding the foregoing, technical and conforming modifications to the Credit Documents may be made with the consent of the Borrower and the Administrative Agent (i) if such modifications are not adverse to the Lenders or (ii) to the extent necessary (A) to integrate any Incremental Increase or (B) to cure any ambiguity, omission, defect or inconsistency so long as, in each case with respect to this clause (B), the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.

13.2          Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)            if to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender or any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender and the Issuing Banks.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

13.3          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4          Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5          Payment of Expenses; Indemnification.

(a)            The Borrower agrees to pay or reimburse (i) the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements (including recording and filing fees) and other charges of counsel (provided that, in the case of counsel, limited to the reasonable and documented out-of-pocket fees and charges of a single counsel, in its capacity as counsel to the Agents, and one counsel in each appropriate local jurisdiction (excluding any allocated costs of in-house counsel)) and (ii) each Issuing Bank and Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with any workout, restructuring, enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents (including in connection with any analysis, due diligence or negotiations in respect of such workout, restructuring, enforcement or preservation of any rights), in each case, whether before or after the occurrence of any Event of Default, (provided that, in the case of counsel, limited to the reasonable fees, disbursements and other charges of one counsel, and one counsel in each appropriate local jurisdiction to the Administrative Agent, Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may, with the Borrower’s consent (not to be unreasonably withheld or delayed), retain its own counsel)) and its financial advisors, business consultants, accountants, independent auditors, trustees or agents,

(b)            The Borrower agrees to pay, indemnify, and hold harmless each Lender, Issuing Bank and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, (provided that, in the case of counsel, limited to reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed), retain its own counsel)), with respect (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents and (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (b), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent to have resulted from (i) the gross negligence or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) any material breach of any Credit Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under clause (b) of this Section 13.5 shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor (except solely as a result of the indemnification obligations of the Borrower or any of its Subsidiaries set forth above) shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(c)            All amounts payable under this Section 13.5 shall be paid within 10 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail, accompanied, if requested by the Borrower, by reasonable supporting documentation. The agreements in this Section 13.5 shall survive repayment of the Loans and payment of all other amounts payable hereunder. This Section 13.5 shall not apply with respect to any Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim, which shall be governed exclusively by Section 5.4 and, to the extent set forth therein, Sections 2.10 and 3.5.

13.6        Successors and Assigns; Participations and Assignments.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6), the Hedge Banks, the Cash Management Banks, and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         (i)          Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than any Sponsor or its Affiliates, Holdings, the Borrower, its Subsidiaries, any natural person, any Ineligible Institution or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations or Swingline Loans) at the time owing to it) with the prior written consent of:

(A)           the Borrower (not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to such assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and provided further no consent of the Borrower shall be required for an assignment if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)            the Administrative Agent, the Swingline Lender and each Issuing Bank (in each case, not to be unreasonably withheld or delayed).

(ii)         Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower, each Issuing Bank and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable Tax forms (including those described in Sections 5.4(d), (e), (h) and (i), as applicable).

(iii)        Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations and any payment made by each Issuing Bank under any applicable Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, each Issuing Bank, the Swingline Lender and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c)         (i)            Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to one or more banks, credit insurers or other entities (other than any Sponsor or its Affiliates, Holdings, the Borrower, its Subsidiaries, any natural person, any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders) or any Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the second proviso of the second sentence of Section 13.1(a) that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders”, “Required Lenders” or “Borrowing Base Required Lenders”. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections and Sections 2.12 and 13.7) as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii)            A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld); provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)         Any Lender may, without the consent of the Borrower, the Swingline Lender, any Issuing Bank or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit H-1 or H-2, as the case may be, evidencing the Loans and Swingline Loans, respectively, owing to such Lender.

(e)           Subject to Section 13.15, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee this Agreement and the other Credit Documents, information regarding the Loans and the Letters of Credit, and any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f)           [Reserved].

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11, 3.5 and 5.4 as though it were a Lender), and Sections 2.12 and 13.7, and has acquired its interest by assignment pursuant to clause (b) of this Section 13.6. Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent (which consent shall not be unreasonably withheld or delayed).

(h)         Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to an Affiliated Lender; provided that, by its acquisition of Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that an Affiliated Lender shall make a representation and warranty to the assigning Lender that at the time of the assignment, the Affiliated Lender is not in possession of any material non-public information (within the meaning of United States securities laws) with respect to the Borrower and its Subsidiaries that has not been disclosed to such assigning Lender or the Lenders generally (other than because any such Lender has elected not to receive such material non-public information); provided  further that:

(i)            it shall not have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (B) receive any information or material prepared by the Administrative Agent, the Collateral Agent or any Lender or any communication by or among Administrative Agent, the Collateral Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents;

(ii)           except with respect to any amendment, modification, waiver, consent or other action described in clause (i) of the second proviso of the second sentence of Section 13.1(a) or that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders that are not Affiliated Lenders voted if necessary to give legal effect to this paragraph) under any Credit Document;

(iii)          the aggregate principal amount of Loans held at any one time by Affiliated Lenders may not exceed 30% of the aggregate principal amount of all Loans outstanding at such time under this Agreement; and

(iv)          any such Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such contribution and/or exchange shall be permitted hereunder notwithstanding the non-pro rata reduction and repayment of such Lender’s Loans and Commitments hereunder as a result thereof).

(i)           Ineligible Institutions. The Borrower has delivered to the Administrative Agent on or prior to the Closing Date a written list of Ineligible Institutions, which list may be updated from to time by the Borrower in order to add one or more operational competitors of the Borrower to such list; provided that (A) in order to be effective, any such update must be provided in writing to the Administrative Agent at JPMDQ_Contact@jpmorgan.com (or such other address as the Administrative Agent (including any successor Administrative Agent) shall designate in writing to the Borrower) with confirmation of receipt requested, (B) such update shall not be effective until three (3) Business Days after receipt of written confirmation from the Administrative Agent, (C) notwithstanding anything to the contrary included in the original list of Ineligible Institutions or any such update to such list, no Affiliate of any specified Ineligible Institution shall be considered an Ineligible Institution unless Affiliates are expressly indicated in the original list or any such update and then only to the extent any such Affiliate is clearly identifiable solely on the basis of the similarity of its name to the specified Ineligible Institution, and (D) in no event shall any updates to the list of Ineligible Institutions provide for retroactive effect (and any statement to the contrary contained in any such update shall be disregarded and have no effect). In the event that a Lender proposes in good faith to assign all or a portion of its Commitments and Loans in accordance with clause (b) of this Section 13.6 to a bona fide assignee, such Lender may request in writing to the Borrower (with a copy to the Administrative Agent) that the Borrower confirm in writing that the specified proposed assignee is not an Ineligible Institution, and the Borrower will either respond to such request in good faith promptly following receipt, but in any event with three (3) Business Days or, if the Borrower does not so respond, such Lender may deem such proposed assignee as not constituting an Ineligible Institution. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any assignee Lender or Participant or prospective assignee Lender or Participant is an Ineligible Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Commitments or Loans, or disclosure of confidential information, to any Ineligible Institution.

13.7          Replacements of Lenders under Certain Circumstances.

(a)            The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.5 or 5.4 (other than Section 5.4(b)), or (ii) becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)            If any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected or the Required Lenders and with respect to which the Majority Lenders shall have granted their consent (any such Lender, a “Non-Consenting Lender”), then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

(c)            Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

13.8          Adjustments; Set-off.

(a)            If any Lender shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature described in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender entitled thereto, if any, in respect of such other Lender’s Loans, or interest thereon (a “benefited Lender”), such benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the terms of this Agreement and the other Credit Documents or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b)            After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies provided by Requirements of Law, each Lender, each Issuing Bank, and each of their respective Affiliates shall have the right, and is hereby authorized at any time and from time to time, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the fullest extent permitted by applicable Requirements of Law, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, such Issuing Bank, such Affiliate, or any branch or agency thereof to or for the credit or the account of the Borrower against any and all of the outstanding obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15(g) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Collateral Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender and each Issuing Bank agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender or Issuing Bank, as applicable; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9          Counterparts; Integration; Effectiveness; Electronic Execution.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to (i) fees payable to the Agents and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, electronic images of this Agreement or any other Credit Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents based solely on the lack of paper original copies of any Credit Documents, including with respect to any signature pages thereto.

13.10        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.12        Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)             submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case located in New York County, and appellate courts from any thereof;

(b)           consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.12 any special, exemplary, punitive or consequential damages; and

(f)            agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.13       Acknowledgments. The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)           (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Issuing Banks, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the other Agents, the Issuing Banks, and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) none of the Administrative Agent, any other Agent, any Issuing Bank or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, any Issuing Bank, or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, any Issuing Bank or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates, each Issuing Bank and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent, or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (v) neither it nor any of its Subsidiaries will assert any claim against the Administrative Agent, any Agent, any Issuing Bank or any Lender based on an alleged breach of fiduciary duty by any such Person in connection with this Agreement and the transactions contemplated hereby; and (vi) none of the Administrative Agent, any Agent, any Issuing Bank or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c)            no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.14        WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.15        Confidentiality. The Administrative Agent, each other Agent, any Issuing Bank, the Swingline Lender and each other Lender shall hold all information not marked as “public information” and furnished by or on behalf of the Borrower or any of its Subsidiaries with respect to the Borrower or any of its subsidiaries and their businesses (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (a) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (b) to such Lender’s or the Administrative Agent’s, any Issuing Bank’s or such other Agent’s attorneys, advisors, financial or business consultants, accountants, independent auditors, trustees, agents or Affiliates (and any Affiliate’s attorneys, professional advisors, independent auditors, trustees or agents), in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (c) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (d) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (e) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization, and (f) to the extent such Confidential Information becomes public other than by reason of disclosure by such Person in breach of this Agreement; (g) to any other party to this Agreement, (h) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, or (i) subject to an agreement containing provisions substantially the same as those of this Section 13.15, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (2) any actual or prospective party (or its advisors) to any swap, derivative or other transaction relating to the Borrower and its obligations; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent, the Swingline Lender, any Issuing Bank and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, any Issuing Bank or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided  further that in no event shall any Lender, the Administrative Agent, any Issuing Bank or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.15 or confidentiality provisions at least as restrictive as those set forth in this Section 13.15.

13.16        Release of Collateral and Guarantee Obligations.

(a)            The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the second succeeding sentence and Section 5(g) of the Guarantee) and (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies pursuant to the Credit Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated. In connection with any release hereunder, the Administrative Agent and Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Credit Document in respect of such Subsidiary, property or asset (including the termination of any Control Agreement).

(b)            Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Transaction as to which arrangements reasonably satisfactory to the applicable Hedge Bank have been made (“Remaining Hedge Transactions”), (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full in cash or equivalents thereof, all Commitments have terminated or expired, all Secured Hedge Transactions other than Remaining Hedge Transactions have terminated or expired, and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped, upon request of the Borrower, the Administrative Agent or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all Obligations under any Credit Document, whether or not on the date of such release there may be any (i) Remaining Hedge Transactions in respect of any Secured Hedge Transactions, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due. Any such release of such security interests in Collateral and such Obligations shall be deemed subject to the provision that such security interests and Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. Upon request by the Administrative Agent or the Collateral Agent at any time, each Lender shall confirm in writing and shall cause its Affiliates party to any Secured Hedge Transaction or any Secured Cash Management Agreement (as applicable) to confirm in writing Administrative Agent’s or Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 13.16(b).

13.17          USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

13.18          Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.19          Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.20          Disposition of Proceeds. The Security Documents contain an assignment by the Borrower or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto that may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower or such Subsidiaries.

13.21          Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis pursuant to terms agreed upon in the Credit Documents to any Person (a) under any Secured Hedge Transaction, in each case, after giving effect to all netting arrangements relating in any Hedge Agreements under which such Secured Hedge Transaction was entered into or (b) under any Secured Cash Management Agreement provided that, with respect to any Secured Hedge Transaction or Secured Cash Management Agreement that remains secured after the Hedge Bank thereto or the Cash Management Bank thereunder is no longer a Lender or an Affiliate of a Lender, the provisions of Section 12 shall also continue to apply to such Hedge Bank or Cash Management Bank in consideration of its benefits hereunder and each such Hedge Bank or Cash Management Bank, as applicable, shall, if requested by the Administrative Agent, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to evidence the continued applicability of the provisions of Section 12. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Transaction or Secured Cash Management Agreement.

13.22     Agency of the Borrower for the Other Credit Parties. Each of the other Credit Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Credit Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

13.23     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

13.24     Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

13.25            Release. The Borrower hereby reaffirms, as if granted on and as of the Closing Date, any and all [Releases] provided for under the Plan of Reorganization and the Confirmation Order in favor of [Pre-Petition Agent, Pre-Petition Lenders, DIP Agent, DIP Lenders and other Secured Parties].9

13.26            Restatement; Pre-Petition RBL Credit Agreement. The parties hereto agree that this Agreement is a restatement of, and an extension of, and amendment to, the Pre-Petition RBL Credit Agreement. This Agreement does not in any way constitute a novation of the Pre-Petition RBL Credit Agreement, but is an amendment and restatement of same. For the avoidance of doubt, any and all indemnity obligations of the Borrower set forth in the Pre-Petition RBL Credit Agreement shall continue in effect as if set forth herein notwithstanding this amendment and restatement. It is understood and agreed that, except to the extent released by the Administrative Agent as contemplated herein, the Liens securing the Indebtedness under and as defined in the Pre-Petition RBL Credit Agreement and the rights, duties, liabilities and obligations of the Debtors (as assigned to the Borrower hereunder) under the Pre-Petition RBL Credit Agreement and the Pre-Petition RBL Credit Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated by this Agreement.

[SIGNATURE PAGES FOLLOW]

9 NTD: Release provision and defined terms to be conformed to Plan of Reorganization and Confirmation Order.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

EPE ACQUISITION, LLC

By:
Name:
Title:

HOLDINGS:

EPE ENERGY LLC

By:
Name:
Title:

Signature Page to Senior Secured Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, a Lender, a Swingline Lender and an Issuing Bank

By:
Name:
Title:

Signature Page to Senior Secured Credit Agreement

[LENDER], as a Lender [and an Issuing Bank]

By:
Name:
Title:

Signature Page to Senior Secured Credit Agreement

Schedule 1.1(a)
Commitments

Lender	Commitment		Commitment Percentage
JPMorgan Chase Bank, N.A.	$	[85,000,000.00]	[13.5044766355]	%
Citibank, N.A.	$	[85,000,000.00]	[13.5044766355]	%
BMO Harris Financing, Inc.	$	[150,000,000.00]	[23.8314293568]	%
Credit Suisse AG, Cayman Islands Branch	$	[74,000,000.00]	[11.7568384827]	%
Credit Suisse Loan Funding LLC	$	[11,000,000.00]	[1.7476381528]	%
Royal Bank of Canada	$	[85,000,000.00]	[13.5044766355]	%
The Toronto-Dominion Bank, New York Branch	$	[46,947,275.00]	[7.4588044510]	%
DNB Capital LLC	$	[28,000,000.00]	[4.4485334799]	%
Goldman Sachs Bank USA	$	[23,473,637.00]	[3.7294021461]	%
Sumitomo Mitsui Banking Corporation	$	[21,000,000.00]	[3.3364001099]	%
Mizuho Bank, Ltd.	$	[20,000,000.00]	[3.1775239142]	%
TOTAL:	$	[629,420,912.00]	100.00%

Exhibit G

Schedule of Retained Causes of Action

In accordance with Section 10.11 of the Plan, except as otherwise released under the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

Notwithstanding anything to the contrary in the Plan, on the Effective Date, the Reorganized Debtors shall be deemed to have released all Avoidance Actions against Ongoing Trade Parties; provided, however, that the Reorganized Debtors shall be entitled to prosecute Avoidance Actions with respect to transfers made to Ongoing Trade Parties prior to the Petition Date in connection with, pursuant to, or under an executory contract or unexpired leases that is rejected by the Debtors during the chapter 11 cases or pursuant to the Plan.

Exhibit H

Schedule of Rejected Contracts

Schedule of Rejected Contracts

No.	Contract Party (Name)	Contract Counterparty (Name)	Description of Agreement	Agreement Date
1	EP Energy Global LLC (as successor to EP Energy Brazil & L.L.C., EP Energy Brazil Holdings Company)	Ouro Preto Oleo e Gas S.A.	Purchase and Sale Agreement	July 16, 2013
2	EP Energy Management, L.L.C	The Louisiana Land and Exploration Company LLC	Agreement of Transaction, Compromise, and Settlement and Receipt and Release	March 26, 2018
3	EP Energy Global LLC (as successor to EP Energy Brazil & L.L.C., EP Energy Brazil Holdings Company)	Braga Bastos Sampaio Advogados	Federal Administrative Tax Proceeding #18471.0008/2006-99 - Engagement Letter	September 1, 2018
4	EP Energy Global LLC (as successor to EP Energy Brazil & L.L.C., EP Energy Brazil Holdings Company)	Braga Bastos Sampaio Advogados	Espirito Santo ICMS Tax Administrative Litigation - Tax Assessment Notices # 5.000.741-1 and 5.000.742-2 - Engagement Letter	September 1, 2018

In re EP Energy Corporation, et al
Case No. 19-35654 (MI)	Page 1 of 1

Exhibit I

Claims Oversight Monitor Agreement

oversight monitor agreement

This Oversight Monitor Agreement (the “Agreement”) is made this [●] day of [____] 2020, by and among EP Energy Corporation and certain of its subsidiaries (collectively, the “Debtors” and, after the Effective Date (as defined below), the “Reorganized Debtors”) and [____] (the “Claims Oversight Monitor”), which sets forth, among other things, the rights and scope of services to be provided by the Claims Oversight Monitor (the “Services”).

Recitals

WHEREAS, on October 3, 2019, the Debtors commenced voluntary cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, on [____] [●], 2020, the Bankruptcy Court entered an order (Docket No. [●]) (the “Confirmation Order”) confirming the Fourth Amended Joint Chapter 11 Plan of EP Energy Corporation and Its Affiliated Debtors (Docket No. 685) (the “Plan”);1 and

WHEREAS, the Plan provides for the appointment of a Claims Oversight Monitor to supervise the process of reconciling, estimating, objecting to, settling and otherwise resolving Disputed General Unsecured Claims and Convenience Claims to be conducted by the Reorganized Debtors, as set forth in and subject to the terms of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein as well as the relevant provisions of the Plan, the parties hereto agree as follows:

Section 1               Acceptance and Appointment. 2 [____] hereby accepts the appointment as the Claims Oversight Monitor to provide the Services pursuant to the Plan, the Confirmation Order, and as set forth herein. Notwithstanding the date of execution, this Agreement shall only become effective on the Effective Date.

Section 2               Duties, Powers, and Rights of the Claims Oversight Monitor.

(a)              From and after the Effective Date, the Claims Oversight Monitor shall have all duties set forth herein, in the Plan, and in the Confirmation Order, including the following:

(1)              monitoring the process of reconciliation, estimation, settlement, resolution and allowance of General Unsecured Claims and Convenience Claims to be conducted by the Reorganized Debtors in accordance with and subject to the terms of this Agreement (the “General Unsecured Claims Process”);

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2 Pursuant to the Plan, the Claims Oversight Monitor was selected by the Creditors’ Committee in consultation with the Debtors.

(2)              consulting with the Reorganized Debtors with respect to the General Unsecured Claims Process;

(3)             responding to any reasonable inquiries from holders of General Unsecured Claims and Convenience Claims, and reasonably discussing issues of concern raised by any such holders to the extent related to the General Unsecured Claims Process;

(4)              addressing the Bankruptcy Court as the Claims Oversight Monitor determines is necessary or appropriate, including, without limitation, by objecting to or seeking to estimate Disputed Claims;

(5)              preparing and filing with the Bankruptcy Court, on a quarterly basis, a report on the status of the General Unsecured Claims Process, including the amount and number of unresolved claims and the status of the Disputed Claims Reserve;

(6)              working on a collaborative basis with the Reorganized Debtors to perform the foregoing activities;

(7)             retaining persons and professionals to assist in carrying out its powers and duties enumerated in the Plan, the Confirmation Order, and this Agreement; and executing all documents necessary or appropriate to carry out its powers and duties enumerated in the Plan, the Confirmation Order, and this Agreement.

(b)              The parties agree that the Claims Oversight Monitor shall have standing to be heard with respect to all matters directly or indirectly affecting or relating to the General Unsecured Claims Process and the administration of, and distributions from, the Disputed Claims Reserve. The parties further agree that the reconciliation, estimation and settlement of, and making of distributions with respect to, General Unsecured Claims and Convenience Claims shall be the primary responsibility of the Reorganized Debtors (as the case may be), subject to general oversight by the Claims Oversight Monitor. The Debtors and the Reorganized Debtors will work collaboratively and consult with the Claims Oversight Monitor with respect to the General Unsecured Claims Process and, further, shall coordinate with the Claims Oversight Monitor with respect to any objections, litigation, proceedings, settlements or resolutions in respect of any General Unsecured Claims or Convenience Claims. In addition, the Debtors and the Reorganized Debtors agree as follows:

(1)              Without the prior consent of the Oversight Claims Monitor (such consent not to be unreasonably withheld or delayed) or the authorization by the Bankruptcy Court, neither the Debtors nor the Reorganized Debtors shall seek to allow, settle, compromise or otherwise resolve a General Unsecured Claim or Convenience Claim (x) that has been asserted in the principal or face amount of more than $500,000, (y) that is proposed to be allowed, settled, compromised or otherwise resolved in an amount greater than $250,000, or (z) of any amount that is held either by (A) a current or former affiliate or related party of the Debtors or Reorganized Debtors, (B) a current or former employee, officer or director of the Debtors or the Reorganized Debtors, or (C) any of the Supporting Noteholders;

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(2)              The Debtors and the Reorganized Debtors shall provide all books, records and other information related to General Unsecured Claims, Convenience Claims and the General Unsecured Claims Process as may be reasonably requested by the Claims Oversight Monitor and/or its retained Professionals (as defined below); and

(3)              The Debtors and the Reorganized Debtors shall provide monthly reports to the Claims Oversight Monitor and its retained Professionals regarding the nature and amount of all remaining General Unsecured Claims and Convenience Claims, the status of the General Unsecured Claims Process, the status of distributions made to holders of General Unsecured Claims and Convenience Claims and the status of the Disputed Claims Reserve.

(c)              Notwithstanding anything to the contrary in this Agreement, the Claims Oversight Monitor shall have the foregoing powers only with respect to Disputed General Unsecured Claims and Disputed Convenience Claims that have not been Allowed under the Plan or pursuant to a Final Order, including the Confirmation Order and the DIP Order.

Section 3              No Other Duties or Obligations. Other than the duties and obligations of the Claims Oversight Monitor specifically set forth in this Agreement, the Plan, or the Confirmation Order, the Claims Oversight Monitor shall have no duties or obligations of any kind or nature with respect to its position.

Section 4              Compensation.

(a)               The Claims Oversight Monitor will be paid compensation by the Reorganized Debtors on terms to be agreed by the Debtors or Reorganized Debtors, as applicable, the Creditors’ Committee, and the Claims Oversight Monitor, but in an amount no greater than $17,500 per month, for Services rendered and reimbursement of its reasonable and documented out-of-pocket expenses (including reasonable attorneys’ and other professional fees and expenses) actually incurred on account of services provided as the Claims Oversight Monitor; provided that, for the avoidance of doubt, the aggregate amount of fees and expenses paid to the Claims Oversight Monitor and any retained Professionals shall not exceed $17,500 per month in the aggregate (the “Monthly Fee Cap”). Amounts incurred in excess of the Monthly Fee Cap in one month shall not roll over or be payable in any subsequent month.

(b)              The Claims Oversight Monitor will bill for its reasonable and documented fees and out-of-pocket expenses no less frequently than on a monthly basis by providing an invoice summarizing the aggregate number of hours worked and expenses incurred (it being understood that detailed time entries are not required by the Claims Oversight Monitor or any retained Professionals). Upon receipt of such invoice, the Reorganized Debtors shall promptly (in no event later than five (5) Business Days) remit, in full, the payment of such fees and expenses, subject to the Monthly Fee Cap.

Section 5             Retention of Counsel and Agents. The Claims Oversight Monitor may hire attorneys, accountants and other professionals (collectively, the “Professionals”) as may be necessary or appropriate in connection with its duties herein, as determined by the Claims Oversight Monitor in its sole discretion. Any Professionals retained by the Claims Oversight Monitor shall be entitled to reasonable compensation from the Reorganized Debtors for services rendered and reimbursement of reasonable and documented fees, costs and expenses incurred, subject to the Monthly Fee Cap. The payment of the fees, costs and expenses of the Claims Oversight Monitor and its retained Professionals incurred after the Effective Date shall be made in the ordinary course of business (subject to the Monthly Fee Cap) and shall not be subject to the approval of the Bankruptcy Court.

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Section 6             Term of Service. The Claims Oversight Monitor shall serve until the earliest of (i) the valid termination of this Agreement in accordance with its terms, and (ii) the Claims Oversight Monitor’s death, incapacitation, resignation in accordance with Section 7 hereof, or removal for cause in accordance with Section 8 hereof.

Section 7              Resignation. The Claims Oversight Monitor may resign by giving not less than fourteen (14) calendar days’ prior written notice (including by email) to counsel for the Reorganized Debtors. Such resignation, which shall be applicable to the Claims Oversight Monitor in its capacity as such, shall become effective immediately upon the appointment of a successor Claims Oversight Monitor in accordance with Section 9(a) hereof.

Section 8              Removal of Claims Oversight Monitor for Good Cause. The Reorganized Debtors may remove the Claims Oversight Monitor only for good cause upon fourteen (14) calendar days’ prior written notice (including by email) to the Claims Oversight Monitor. For purposes hereof, the term “good cause” means:

(a)              theft, dishonesty, fraud or willful misconduct including intentional falsification of any employment or other records;

(b)             gross negligence or material failure in the performance of any material duties hereunder, which is (i) repeated or continued after written notice of, and a reasonable opportunity to cure, such gross negligence or material failure, and (ii) injurious to the Reorganized Debtors;

(c)              the arrest, indictment or conviction (including any plea of guilty or no contest) for any felony or other crime involving dishonesty or moral turpitude.

If there is a dispute between the Reorganized Debtors and the Claims Oversight Monitor regarding whether good cause exists for removal, and such dispute is not consensually resolved, such dispute will be resolved by the Bankruptcy Court. For the avoidance of doubt, during the pendency of any dispute before the Bankruptcy Court regarding removal of the Claims Oversight Monitor and any appeals therefrom, the Claims Oversight Monitor shall (x) continue to discharge the rights, obligations, and duties of the Claims Oversight Monitor set forth in the Plan, the Confirmation Order, and this Agreement, and (y) continue to receive payment of reasonable and documented fees and out-of-pocket expenses accrued prior to removal, subject to the terms of the Plan, the Confirmation Order, and this Agreement (subject to the Monthly Cap).

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Section 9               Appointment of Successor Claims Oversight Monitor.

(a)               The death, incapacity, resignation, or removal of the Claims Oversight Monitor for good cause shall not operate to terminate any agency or employment created by this Agreement or, by itself, invalidate any action theretofore taken by the Claims Oversight Monitor. In the event of a vacancy by reason of death, incapacity or removal of the Claims Oversight Monitor for good cause or prospective vacancy by reason of resignation or removal for good cause, legacy counsel to the Creditors’ Committee appointed in the Chapter 11 Cases, in consultation with the Reorganized Debtors, shall appoint a successor Claims Oversight Monitor upon written notice (including by email) to the Reorganized Debtors.

(b)               The successor Claims Oversight Monitor, without any further act, shall become vested with all the rights, powers, and duties of the Claims Oversight Monitor; provided, however, that no Claims Oversight Monitor shall be liable for the acts or omissions of any prior or later Claims Oversight Monitor. Every successor Claims Oversight Monitor appointed hereunder shall execute, acknowledge, and deliver to the Reorganized Debtors an instrument accepting such appointment subject to the terms and provisions hereof.

Section 10            Standard of Care. None of the Claims Oversight Monitor, Professionals retained by the Claims Oversight Monitor, or their respective affiliates and agents or any of their respective officers, directors, partners and employees to the fullest extent permitted by applicable law, shall be personally liable to any Entity for actions taken (or omitted from being taken) under or pursuant to this Agreement or the Plan, except to the extent that its, his or her own acts are determined by final non-appealable order of a court of competent jurisdiction to be the direct result of gross negligence, fraud or willful misconduct.

Section 11             Indemnification.

(a)              The Reorganized Debtors, jointly and severally, shall indemnify and hold harmless (i) the Claims Oversight Monitor (in its capacity as such) and (ii) Professionals retained by the Claims Oversight Monitor (collectively, the “Indemnified Parties”) from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to costs and expenses of investigating, analyzing and responding to claims, and attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions (collectively, “Losses”), with respect to the Reorganized Debtors or the implementation or administration of the Plan or this Agreement, except for acts or omissions determined by final non-appealable order of a court of competent jurisdiction to be the direct result of such Indemnified Party’s willful misconduct, fraud or gross negligence. To the extent an Indemnified Party asserts a claim for indemnification under this Section 11, the reasonable and documented (with such documentation subject to redaction only to preserve attorney client and work product privileges) out-of-pocket legal fees and related costs actually incurred by counsel to the Claims Oversight Monitor in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined through a Final Order that such Indemnified Party is not entitled to be indemnified therefor) by the Reorganized Debtors. The indemnification provisions of the Plan or this Agreement shall remain available to, and be binding upon, the Reorganized Debtors and any former Claims Oversight Monitor or the estate of any decedent of the Claims Oversight Monitor and shall survive the termination of this Agreement.

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(b)               Reasonably promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding with respect to which the Reorganized Debtors are obligated to provide indemnification under this Agreement (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Reorganized Debtors in respect thereof, notify the Reorganized Debtors in writing of the commencement thereof (an “Indemnified Claim Notice”); provided, that (i) the omission to so notify the Reorganized Debtors will not relieve the Reorganized Debtors from any liability that they may have hereunder except to the extent they have been materially prejudiced by such failure and (ii) the omission to so notify the Reorganized Debtors will not relieve the Reorganized Debtors from any liability that they may have to such Indemnified Person otherwise than on account of this Agreement. In the event that any such Indemnified Claims are brought against any Indemnified Person and it notifies the Reorganized Debtors of the commencement thereof, the Reorganized Debtors will (at their sole expense) be entitled to participate therein, and, at their election by providing reasonably prompt (and in no event more than thirty (30) calendar days after the date of the Indemnified Claim Notice) written notice of their election to assume the defense of an Indemnified Claim to such Indemnified Person, the Reorganized Debtors will (at their sole expense) be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and any Reorganized Debtors and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Reorganized Debtors, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Reorganized Debtors to such Indemnified Person of their election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Reorganized Debtors shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation), to the extent incurred after the Reorganized Debtors assumed the defense of such Indemnified Claims, unless (A) the Reorganized Debtors shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time (and in no event later than the 30-day period referenced above) after the Reorganized Debtors have received the Indemnified Claim Notice, (B) after the Reorganized Debtors assume the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Reorganized Debtors have failed or are failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Reorganized Debtors, or (C) the Reorganized Debtors shall have authorized in writing the employment of counsel for such Indemnified Person; provided, however, that if such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Reorganized Debtors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), the Reorganized Debtors shall be liable for the reasonable and documented out-of-pocket fees and expenses of such separate counsel and (if applicable) local counsel.

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(c)               The Reorganized Debtors shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Reorganized Debtors (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Reorganized Debtors or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Reorganized Debtors agree to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Reorganized Debtors hereunder in accordance with, and subject to the limitations of, this Section 11. The Reorganized Debtors shall not effect any settlement of any Indemnified Claims in respect of which indemnity has been sought hereunder by an Indemnified Person without the prior written consent of such Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), unless (i) such settlement includes a full and unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liabilities and obligations with respect to such Indemnified Claims, (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person, and (iii) such settlement does not contain any equitable order, judgment or term, or otherwise contain any sanction or restriction, that in any manner affects, restricts or interferes with (or could reasonably be expected to do so) the business of such Indemnified Person or any of its affiliates.

Section 12             Exculpation. The Claims Oversight Monitor, or any Professionals, agents, or representatives of the Claims Oversight Monitor, each in its capacity as such (collectively, the “Exculpated Parties”), shall not be liable for any losses, claims, damages, liabilities, obligations, settlements, proceedings, suits, judgments, causes of action, litigation, actions, investigations (whether civil or administrative and whether sounding in tort, contract or otherwise), penalties, costs, and expenses, including reasonable fees and disbursements incurred, caused by, relating to, based upon, or arising out of (directly or indirectly) the Exculpated Party’s execution, delivery, and acceptance of or the performance or nonperformance of its powers, duties, and obligations under this Agreement, the Plan, the Confirmation Order, any other order of the Bankruptcy Court or applicable law or as may arise by reason of any action, omission or error of an Exculpated Party, and Persons dealing or having any relationship with the Reorganized Debtors shall have recourse only to the Reorganized Debtors’ assets and shall look only to the Reorganized Debtors’ assets to satisfy any liability or other obligations incurred in carrying out the terms of the Plan and this Agreement, and the Claims Oversight Monitor shall not have any personal obligation to satisfy any such liability; provided, however, that the foregoing limitations shall not apply to any acts or omissions ultimately and finally determined by a final and non-appealable order of a court of competent jurisdiction to be the direct result of such Exculpated Party’s gross negligence, fraud or willful misconduct. None of the Exculpated Parties is deemed to be responsible for any other Exculpated Party’s actions or inactions. The foregoing indemnification and exculpation with respect to any Exculpated Party shall survive the termination of such Exculpated Party from the capacity for which it was deemed indemnified and exculpated and the termination or modification of this Agreement. The organizational documents of the Reorganized Debtors shall provide for the indemnification and exculpation of the Claims Oversight Monitor to the fullest extent permitted by applicable law.

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Section 13            Insurance. The Claims Oversight Monitor (i) shall be covered as an officer under the Reorganized Debtors’ existing director and officer liability insurance policy as an “additional named insured” and as a “certificate holder” under each liability insurance policy of the Reorganized Debtors, or (ii) if not covered under such policy, authorized to obtain all reasonably necessary insurance coverage for itself with the consent of the Reorganized Debtors (not to be unreasonably withheld or delayed), including, but not limited to, coverage with respect to the liabilities, duties and obligations of the Claims Oversight Monitor under this Agreement and the Plan (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time after the termination of this Agreement; provided, that any such insurance coverage shall be paid for by the Reorganized Debtors.

Section 14            Termination. This Agreement shall terminate upon (i) the written agreement of the Reorganized Debtors and the Claims Oversight Monitor, or (ii) the Claims Oversight Monitor’s receipt of written notice from the Reorganized Debtors of the final resolution of all Disputed General Unsecured Claims and Convenience Claims. All provisions of this Agreement that expressly survive by their terms shall remain in effect in accordance with their terms.

Section 15            Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 16            Amendment and Waiver. No change, modification, extension, renewal, ratification, waiver or rescission of this Agreement or of any of the provisions hereof shall be binding unless it is in writing and signed by both parties hereto. Further, no waiver or forbearance by either party hereto with respect to any right granted to such party herein shall operate or be construed to be a waiver or forbearance of such party’s right to exercise such right in the future.

Section 17            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

Section 18            Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. Subject to the occurrence of the Effective Date, this Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

Section 19            Severability; Validity. If any provision of this Agreement or the application thereof to any Entity or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Entities or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

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Section 20            Notices. Notices regarding or required by this Agreement must be in writing and delivered to the parties at the mailing addresses set forth below or to such other address as a party may designate in writing. Any notice required under this Agreement will be deemed effective upon delivery to the party to whom it is addressed.

If to the Claims Oversight Monitor:

[_______]

If to the Reorganized Debtors:

EP ENERGY CORPORATION

1001 Louisiana Street

Houston, Texas 77002

Attn: Jace D. Locke

Section 21            Change of Address. Any entity may change the address at which it is to receive notices under this Agreement by furnishing written notice to the parties listed in Section 20 of this Agreement. Such change of address shall be effective five (5) Business Days after service of such notice.

Section 22            Relationship to Plan. The principal purpose of this Agreement is to aid in the implementation of the Plan and, therefore, this Agreement incorporates and is subject to the provisions of the Plan and Confirmation Order. In the event that the provisions of this Agreement are found to be inconsistent with the provisions of the Plan or Confirmation Order, the provisions of the Plan and Confirmation Order control; provided, however, that, pursuant to Section 16 of this Agreement, provisions of this Agreement adopted by amendment following substantial consummation (as such term is used in Section 1127(b) of the Bankruptcy Court) shall control over provisions of the Plan.

Section 23            Meaning of Terms. Unless the context of this Agreement otherwise requires, (i) words importing the masculine gender include the feminine and the neuter, if appropriate, and words importing the singular number include the plural number and vice versa, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, (iv) the words “include,” “includes,” and “including,” when used herein shall be deemed in each case to be followed by the words “without limitation,” and (v) the word “or” shall not be exclusive and shall be read to mean “and/or.”

Section 24            Retention of Jurisdiction. As provided in Article XI of the Plan, the Bankruptcy Court shall retain jurisdiction over the Reorganized Debtors to the fullest extent permitted by law, including, but not limited to, for the purpose of interpreting and implementing the provisions of this Agreement.

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Section 25            Assignment. Neither this Agreement nor any of the rights, duties or obligations of either of the parties hereto may be assigned without Bankruptcy Court approval.

Section 26            Successor and Assigns; No Third Party Beneficiaries. This Agreement shall be binding on and shall inure to the benefit of each of the parties and their respective successors and assigns, except as otherwise provided herein. Neither party may assign, transfer, hypothecate or otherwise convey its respective rights, benefits, obligations or duties hereunder without the prior express written consent of the other party. Any such purported assignment, transfer, hypothecation or other conveyance by any party without the prior express written consent of the other party shall be null and void and of no force or effect.

Section 27            Effective Date. This Agreement shall become effective on the Effective Date.

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IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers or representatives, all as of the date first above written.

[DEBTORS]

By:
Name:
Title:

[CLAIMS OVERSIGHT MONITOR]

By:
Name:
Title:

[Signature Page to Oversight Monitor Agreement]